                                                                     EXHIBIT 4.6

                          CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF DECEMBER 23, 2002

                                      AMONG

                            SANMINA-SCI CORPORATION,

                CERTAIN SUBSIDIARIES OF SANMINA-SCI CORPORATION,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
 AS LEAD ARRANGER, SOLE BOOK RUNNER, SYNDICATION AGENT AND ADMINISTRATIVE AGENT,

                                       AND

                         LASALLE BUSINESS CREDIT, INC.,
                   AS COLLATERAL AGENT AND DOCUMENTATION AGENT

            --------------------------------------------------------

                  $275.0 MILLION SENIOR SECURED CREDIT FACILITY

            --------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                       Page
SECTION 1.  DEFINITIONS AND INTERPRETATION...........................................................    1
         1.1.   Definitions..........................................................................    2
         1.2.   Accounting Terms.....................................................................   30
         1.3.   Interpretation, etc..................................................................   31
SECTION 2.  LOANS....................................................................................   31
         2.1.   Tranche B Term Loans.................................................................   31
         2.2.   Pro Rata Shares; Availability of Funds...............................................   32
         2.3.   Use of Proceeds......................................................................   32
         2.4.   Evidence of Debt; Register; Lenders' Books and Records; Tranche B Term Loan Notes....   33
         2.5.   Interest on Loans....................................................................   33
         2.6.   Conversion/Continuation..............................................................   35
         2.7.   Default Interest.....................................................................   35
         2.8.   Fees.................................................................................   36
         2.9.   Scheduled Payments...................................................................   36
         2.10.  Voluntary Prepayments................................................................   37
         2.11.  Mandatory Prepayments................................................................   39
         2.12.  Application of Prepayments...........................................................   40
         2.13.  General Provisions Regarding Payments................................................   40
         2.14.  Ratable Sharing......................................................................   42
         2.15.  Making or Maintaining Eurodollar Rate Loans..........................................   42
         2.16.  Increased Costs; Capital Adequacy....................................................   44
         2.17.  Taxes; Withholding, etc..............................................................   45
         2.18.  Obligation to Mitigate...............................................................   47
         2.19.  Removal or Replacement of a Lender...................................................   47
         2.20.  Incremental Facilities...............................................................   48
SECTION 3.  CONDITIONS PRECEDENT.....................................................................   49
         3.1.   Closing Date.........................................................................   49
         3.2.   Conditions to Each Loan..............................................................   54
SECTION 4.  REPRESENTATIONS AND WARRANTIES...........................................................   54
         4.1.   Organization; Requisite Power and Authority; Qualification...........................   54
         4.2.   Capital Stock and Ownership..........................................................   55
         4.3.   Due Authorization....................................................................   55
         4.4.   No Conflict..........................................................................   55
         4.5.   Governmental Consents................................................................   55
         4.6.   Binding Obligation...................................................................   55
         4.7.   Historical Financial Statements......................................................   56
         4.8.   Projections..........................................................................   56
         4.9.   No Material Adverse Change...........................................................   56
         4.10.  No Restricted Junior Payments........................................................   56
         4.11.  Adverse Proceedings, etc.............................................................   56

         4.12.  Payment of Taxes.....................................................................   56
         4.13.  Properties...........................................................................   57
         4.14.  Environmental Matters................................................................   57
         4.15.  No Defaults..........................................................................   58
         4.16.  Material Contracts...................................................................   58
         4.17.  Governmental Regulation..............................................................   58
         4.18.  Margin Stock.........................................................................   58
         4.19.  Employee Matters.....................................................................   59
         4.20.  Employee Benefit Plans...............................................................   59
         4.21.  Certain Fees.........................................................................   60
         4.22.  Solvency.............................................................................   60
         4.23.  Senior Secured Note Documents........................................................   60
         4.24.  Compliance with Statutes, etc........................................................   60
         4.25.  Disclosure...........................................................................   61
         4.26.  Senior Indebtedness..................................................................   61
SECTION 5.  AFFIRMATIVE COVENANTS....................................................................   61
         5.1.   Financial Statements and Other Reports...............................................   61
         5.2.   Existence............................................................................   65
         5.3.   Payment of Taxes and Claims..........................................................   65
         5.4.   Maintenance of Properties............................................................   65
         5.5.   Insurance............................................................................   65
         5.6.   Inspections; Maintaining Books and Records...........................................   66
         5.7.   Lenders Meetings.....................................................................   66
         5.8.   Compliance with Laws.................................................................   66
         5.9.   Environmental........................................................................   67
         5.10.  Subsidiaries.........................................................................   68
         5.11.  Real Estate Assets...................................................................   69
         5.12.  Interest Rate Protection.............................................................   69
         5.13.  Further Assurances...................................................................   70
         5.14.  Senior Indebtedness..................................................................   70
         5.15.  Funding of Restricted Accounts.......................................................   70
SECTION 6.  NEGATIVE COVENANTS.......................................................................   70
         6.1.   Indebtedness.........................................................................   71
         6.2.   Liens................................................................................   73
         6.3.   Equitable Lien.......................................................................   76
         6.4.   No Further Negative Pledges..........................................................   76
         6.5.   Restricted Junior Payments...........................................................   76
         6.6.   Restrictions on Subsidiary Distributions.............................................   77
         6.7.   Investments..........................................................................   78
         6.8.   Financial Covenants..................................................................   79
         6.9.   Fundamental Changes; Disposition of Assets; Acquisitions.............................   81
         6.10.  Disposal of Subsidiary Interests.....................................................   83
         6.11.  Sales and Lease-Backs................................................................   83
         6.12.  Transactions with Shareholders and Affiliates........................................   83

         6.13.  Conduct of Business..................................................................   84
         6.14.  Amendments or Waivers of with respect to Subordinated Indebtedness...................   84
         6.15.  Fiscal Year..........................................................................   84
SECTION 7.  GUARANTY.................................................................................   84
         7.1.   Guaranty of the Obligations..........................................................   84
         7.2.   Contribution by Guarantors...........................................................   84
         7.3.   Payment by Guarantors................................................................   85
         7.4.   Liability of Guarantors Absolute.....................................................   85
         7.5.   Waivers by Guarantors................................................................   87
         7.6.   Guarantors' Rights of Subrogation, Contribution, etc.................................   88
         7.7.   Subordination of Other Obligations...................................................   89
         7.8.   Continuing Guaranty..................................................................   89
         7.9.   Authority of Guarantors or Company...................................................   89
         7.10.  Financial Condition of Company.......................................................   89
         7.11.  Bankruptcy, etc......................................................................   90
         7.12.  Discharge of Guaranty Upon Sale of Guarantor.........................................   90
SECTION 8.  EVENTS OF DEFAULT........................................................................   91
         8.1.   Events of Default....................................................................   91
SECTION 9.  AGENTS...................................................................................   93
         9.1.   Appointment of Agents................................................................   93
         9.2.   Powers and Duties....................................................................   94
         9.3.   General Immunity.....................................................................   94
         9.4.   Agents Entitled to Act as Lender.....................................................   95
         9.5.   Lenders' Representations, Warranties and Acknowledgment..............................   95
         9.6.   Right to Indemnity...................................................................   95
         9.7.   Successor Administrative Agent.......................................................   96
         9.8.   Collateral Documents and Guaranty....................................................   96
SECTION 10. MISCELLANEOUS............................................................................   97
         10.1.  Notices..............................................................................   97
         10.2.  Expenses.............................................................................   97
         10.3.  Indemnity............................................................................   98
         10.4.  Set-Off..............................................................................   99
         10.5.  Amendments and Waivers...............................................................   99
         10.6.  Successors and Assigns; Participations...............................................  101
         10.7.  Independence of Covenants............................................................  103
         10.8.  Survival of Representations, Warranties and Agreements...............................  104
         10.9.  No Waiver; Remedies Cumulative.......................................................  104
         10.10. Marshalling; Payments Set Aside......................................................  104
         10.11. Severability.........................................................................  104
         10.12. Obligations Several; Independent Nature of Lenders' Rights...........................  104
         10.13. Headings.............................................................................  105
         10.14. APPLICABLE LAW.......................................................................  105
         10.15. CONSENT TO JURISDICTION..............................................................  105

         10.16. WAIVER OF JURY TRIAL.................................................................  105
         10.17. Confidentiality......................................................................  106
         10.18. Usury Savings Clause.................................................................  106
         10.19. Counterparts.........................................................................  107
         10.20. Effectiveness........................................................................  107

APPENDICES:       A        Tranche B Term Loan Commitments
                  B        Notice Addresses

SCHEDULES:        1.01     Inactive Real Estate Assets
                  3.1(h)   Initial Mortgaged Properties
                  5.11     Post Closing Real Estate Asset Deliverables
                  6.8(d)   Historical Numbers

EXHIBITS:         A-1      Funding Notice
                  A-2      Conversion/Continuation Notice
                  B        Tranche B Term Loan Note
                  C        Compliance Certificate
                  D-1      Opinions of U.S. Counsel
                  D-2      Opinions of Foreign Counsel
                  E        Assignment Agreement
                  F        Certificate Re Non-bank Status
                  G-1      Closing Date Certificate
                  G-2      Solvency Certificate
                  H        Counterpart Agreement
                  I        Pledge and Security Agreement
                  J        Mortgage
                  K        Landlord Waiver and Consent Agreement
                  L        Borrowing Base Certificate
                  M        Intercompany Note
                  N        Interco Subordination Agreement
                  O        Intercreditor Agreement
                  P        Joinder Agreement
                  Q        Joinder to Intercreditor Agreement

                          CREDIT AND GUARANTY AGREEMENT

         This CREDIT AND GUARANTY AGREEMENT, dated as of December 23, 2002, is entered into by and among SANMINA-SCI CORPORATION, a Delaware corporation ("COMPANY"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Lead Arranger, Sole Book Runner, and as Syndication Agent (in such capacities, "SYNDICATION AGENT"), and as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), LASALLE BUSINESS CREDIT, INC. ("LASALLE"), as Collateral Agent (together with its permitted successors in such capacity, "COLLATERAL AGENT") and as Documentation Agent (in such capacity, "DOCUMENTATION AGENT").

                                    RECITALS:

         WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

         WHEREAS, Lenders have agreed to extend certain credit facilities to Company, consisting of $275.0 million aggregate principal amount of Tranche B Term Loans, the proceeds of which will be used to refinance existing Indebtedness of Company and its Subsidiaries and for working capital and general corporate purposes;

         WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries; provided that pledges of Capital Stock of Foreign Subsidiaries will be limited to 65% of the voting Capital Stock of Foreign Subsidiaries held directly by Company or any of its Domestic Subsidiaries of Company and shall not be required to the extent Collateral Agent otherwise determines in its reasonable discretion (after consultation with Company) that any such pledge is not commercially feasible; and

         WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries; provided that (i) pledges of Capital Stock of Foreign Subsidiaries will be limited to 65% of the voting Capital Stock of Foreign Subsidiaries held directly by any Guarantor and shall not be required to the extent the Collateral Agent otherwise determines in its reasonable discretion (after consultation with the Company) that any such pledge is not commercially feasible, and (ii) no Foreign Subsidiary of Company shall be required to pledge its assets.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

         1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

                           "ACCOUNTS" means all of Company's and each
Guarantor's now owned or hereafter acquired or arising accounts, as defined in the UCC.

                           "ACQUISITION EQUITY" means Capital Stock, and
proceeds from the issuance of Capital Stock, used to fund Permitted Acquisitions, in an amount not to exceed $75.0 million in the aggregate from the Closing Date to any date of determination.

                           "ADDITIONAL ASSETS" means (i) any Property (other
than Cash, Cash Equivalents and securities) to be owned by Company or any of its Subsidiaries and used in a Permitted Business, (ii) Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by Company or another Subsidiary from any Person other than Company or an Affiliate of Company; provided however, that, in the case of this clause (ii), such Subsidiary is primarily engaged in a Permitted Business, and (iii) any Investment permitted under Section 6.7.

                           "ADJUSTED EURODOLLAR RATE" means, for any Interest
Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by GSCP for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

                           "ADMINISTRATIVE AGENT" as defined in the preamble
hereto.

                           "ADVERSE PROCEEDING" means any action, suit,
proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of

Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

                           "AFFECTED LENDER" as defined in Section 2.15(b).

                           "AFFECTED LOANS" as defined in Section 2.15(b).

                           "AFFILIATE" means, as applied to any Person, any
other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                           "AGENT" means each of Syndication Agent,
Administrative Agent, Collateral Agent and Documentation Agent.

                           "AGGREGATE AMOUNTS DUE" as defined in Section 2.14.

                           "AGGREGATE PAYMENTS" as defined in Section 7.2.

                           "AGREEMENT" means this Credit and Guaranty Agreement,
dated as of December 23, 2002, as it may be amended, supplemented or otherwise modified from time to time.

                           "APPLICABLE RESERVE REQUIREMENT" means, at any time,
for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

                           "ASSET SALE" means a sale, lease or sub-lease (as
lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor), in one transaction or a series of transactions, of all or any part of

Company's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible (other than cash and Cash Equivalents), whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued); (ii) sales of other assets for aggregate consideration of less than $5.0 million with respect to any transaction or series of related transactions and less than $10.0 million in the aggregate during any Fiscal Year; (iii) the granting of Permitted Liens; (iv) the licensing of intellectual property or know-how on commercially reasonable terms and in the ordinary course of business; (v) the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind; (vi) disposals of obsolete, worn out or surplus equipment; (vii) any disposition by a Guarantor to Company or by Company or a Guarantor to a Guarantor; (viii) any disposition made in accordance with Section 6.5, Section 6.7, Section 6.9(a) or Section 6.9(d); (ix) any issuance of Capital Stock by a Subsidiary of Company to Company or to another Subsidiary of Company not prohibited hereunder; (x) the sub-lease of facilities of Company or any of its Subsidiaries and the lease by Company or any of its Subsidiaries of facilities under any operating lease, in either case, in the ordinary course of business; and (xi) one or more sales by Company or any of its Subsidiaries of the Real Estate Assets identified on Schedule 1.01 attached hereto, provided that such sales take place during the period beginning on the Closing Date and ending one (1) year after the Closing Date and the aggregate consideration for all of the sales during such one-year period does not exceed $50.0 million.

                           "ASSIGNMENT AGREEMENT" means an Assignment and
Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

                           "AUTHORIZED OFFICER" means, as applied to any Person,
any individual holding the position of chairman of the board (if an officer), chief executive officer, president and chief operating officer, vice president-treasurer (or the equivalent thereof), vice president-controller (or the equivalent thereof), and such Person's chief financial officer or treasurer.

                           "BANKRUPTCY CODE" means Title 11 of the United States
Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

                           "BASE RATE" means, for any day, a rate per annum
equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                           "BASE RATE LOAN" means a Loan bearing interest at a
rate determined by reference to the Base Rate.

                           "BENEFICIARY" means each Agent, Lender and Lender
Counterparty.

                           "BORROWING BASE" means, at any time, an amount equal
to the sum of (i) 80% of Eligible Accounts plus (ii) 50% of Eligible Inventory.

                           "BORROWING BASE CERTIFICATE" means a certificate by
an Authorized Officer, substantially in the form of Exhibit L (or another form acceptable to Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Company and certified to Administrative Agent; provided, that Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

                           "BUSINESS DAY" means (i) any day excluding Saturday,
Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "BUSINESS DAY" means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                           "CAPITAL LEASE" means, as applied to any Person, any
lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                           "CAPITAL STOCK" means any and all shares, interests,
participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any debt security convertible into or exchangeable into such interest.

                           "CASH" means money, currency or a credit balance in
any Deposit Account.

                           "CASH EQUIVALENTS" means, as at any date of
determination, (a) securities issued or directly and fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), or (ii) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof (provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States and the full faith and credit of such country is pledged in support thereof), in each case, with such securities having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America, Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing and that is assigned at least a "B" rating by Thomson BankWatch and having combined capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof); (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper having a rating at the time of acquisition thereof of at least A-1 from S&P and at least P-1 from Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and (f) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (a) through (e) above.

                           "CERTIFICATE RE NON-BANK STATUS" means a certificate
substantially in the form of Exhibit F.

                           "CHANGE OF CONTROL" means, at any time, (i) any
Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; (ii) during any period of twelve (12) consecutive months, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either
(a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or directors elected in accordance with this clause (b); or (iii) any "change of control" or similar event under and as defined in any documentation relating to any Material Indebtedness.

                           "CLASS" means (i) with respect to Lenders, each of
the following classes of Lenders: (a) Lenders having Tranche B Term Loan Exposure and (b) Lenders having New Term Loan Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche B Term Loans and (b) New Term Loans.

                           "CLOSING DATE" means the date on which the Tranche B
Term Loans are made.

                           "CLOSING DATE CERTIFICATE" means a Closing Date
Certificate substantially in the form of Exhibit G-1.

                           "COLLATERAL" means, collectively, all of the real,
personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                           "COLLATERAL AGENT" as defined in the preamble hereto.

                           "COLLATERAL DOCUMENTS" means the Pledge and Security
Agreement, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

                           "COLLATERAL QUESTIONNAIRE" means a certificate in
form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

                           "COMMITMENT" means any Tranche B Term Loan Commitment
or New Term Loan Commitment.

                           "COMPANY" as defined in the preamble hereto.

                           "COMPLIANCE CERTIFICATE" means a Compliance
Certificate substantially in the form of Exhibit C.

                           "CONCENTRATION RESERVE" means the aggregate amount of
Domestic Accounts plus Qualified Foreign Accounts, determined with respect to each individual account debtor, arising out of sales to account debtors with senior unsecured debt ratings below Baa3 (from Moody's) or BBB- (from S&P) that exceeds (i) 2.0% multiplied by (ii) Domestic Accounts plus Qualified Foreign Accounts.

                           "CONSOLIDATED ADJUSTED EBITDA" means, for any period,
an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Net Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) other non-Cash items (other than non-Cash charges in connection with restructurings) reducing Consolidated Net Income (excluding (1) any such non-Cash item to the extent it represents an accrual or reserve for potential Cash item in any future period or amortizing of a prepaid cash item that was paid in a prior period and (2) any non-Cash item representing a change in current assets), and (g) other non-Cash charges relating to restructurings (it being agreed that such non-Cash charges shall be added back for the period during which it was recognized as a non-Cash charge but subtracted in any future period when such charge is paid in cash as provided in clause (ii)(b) below); minus (ii) (a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period and including gains on extinguishments of Indebtedness) and (b) any restructuring charge paid in Cash and previously added back under clause (i)(g) above; plus (iii) Permitted Restructuring Cash Charges.

                           "CONSOLIDATED CAPITAL EXPENDITURES" means, for any
period, the aggregate of all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

                           "CONSOLIDATED INTEREST EXPENSE" means, for any
period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees, charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

                           "CONSOLIDATED NET INCOME" means, for any period, (i)
the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses, to the extent included in determining net income for such period.

                           "CONSOLIDATED NET INDEBTEDNESS" means, as at any date
of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, less total Cash and Cash Equivalents balances of Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

                           "CONSOLIDATED NET INTEREST EXPENSE" means, for any
period, Consolidated Interest Expense for such period, minus interest income included in Consolidated Net Income for such period.

                           "CONSOLIDATED SENIOR INDEBTEDNESS" means, as at any
date of determination, the aggregate stated balance sheet amount of all Senior Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                           "CONSOLIDATED TANGIBLE FOREIGN ASSETS" means, as of
any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Foreign Subsidiaries of Company as the total assets of the Foreign Subsidiaries of Company, minus the total intangible assets of the Foreign Subsidiaries of Company.

                           "CONTRACTUAL OBLIGATION" means, as applied to any
Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                           "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

                           "CONVERSION/CONTINUATION DATE" means the effective
date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

                           "CONVERSION/CONTINUATION NOTICE" means a
Conversion/Continuation Notice substantially in the form of Exhibit A-2.

                           "CONVERTIBLE INDEBTEDNESS" means Indebtedness
convertible into Capital Stock of Company or any of its Subsidiaries at the option of the holder thereof.

                           "CONVERTIBLE SECURITIES" means (a) Company's 4.25%
Convertible Subordinated Notes due 2004, (b) Company's Zero Coupon Convertible Subordinated Debentures due 2020, and (c) the 3.0% Convertible Subordinated Notes due 2007 issued by SCI Systems, Inc.

                           "CONVERTIBLES TRIGGER EVENT" means the repayment or
refinancing (to a date beyond 181 days after the final maturity date of the Loans) of at least 65.0% of the aggregate amounts due (by accretion, as a result of actions of the holder, or otherwise) in calendar years 2004 and 2005 on the Convertible Securities outstanding on the Closing Date.

                           "CORPORATE HEAD OFFICE CAMPUS" means Company's head
office campus located at 2700 North First Street, 2701 Zanker Road, 60 East Plumeria Boulevard and 30 East Plumeria Boulevard, San Jose, California 95134.

                           "COUNTERPART AGREEMENT" means a Counterpart Agreement
substantially in the form of Exhibit H delivered by a Credit Party pursuant to
Section 5.10.

                           "CREDIT DATE" means the date of a making of a Loan.

                           "CREDIT DOCUMENT" means any of this Agreement, the
Tranche B Term Loan Notes, if any, the Collateral Documents, the Intercreditor Agreement, the Environmental Indemnity Agreement, the Interco Subordination Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

                           "CREDIT PARTY" means Company and each Subsidiary of
Company from time to time party to a Credit Document.

                           "CURRENCY AGREEMENT" means any foreign exchange
contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of managing or hedging the foreign currency risk associated with Company's and its Subsidiaries' operations and not for speculative purposes.

                           "DEFAULT" means a condition or event that, after
notice or lapse of time or both, would constitute an Event of Default.

                           "DEPOSIT ACCOUNT" means a demand, time, savings,
passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                           "DESIGNATED EXISTING INDEBTEDNESS" means (i)
Indebtedness and other obligations outstanding under that certain Credit Agreement (Multi-Year) dated as of December 6, 2001 among Company, certain of its Subsidiaries, the lenders party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer, as amended prior to the Closing Date, and
(ii) Indebtedness and other obligations outstanding under that certain Third Amended and Restated Receivables Purchase Agreement dated as of July 31, 2002 among SCI Funding, Inc., as seller, SCI Technology, Inc., as initial servicer, Company, as guarantor, the conduit purchasers and bank purchasers party thereto, and Bank of America, N.A., as Administrative Agent, as amended prior to the Closing Date.

                           "DISCLOSURE LETTER" means the Disclosure Letter of
Company to Agents and Lenders dated the Closing Date.

                           "DOCUMENTATION AGENT" as defined in the preamble
hereto.

                           "DOLLARS" and the sign "$" mean the lawful money of
the United States of America.

                           "DOMESTIC ACCOUNTS" means Accounts owing to Company
or its Domestic Subsidiaries and arising out of the sale of inventory or services in the United States, less Accounts arising out of sales to account debtors not organized under the laws of the United States or any State thereof (which Company identifies by reference to its "bill to" address of record for such account debtor).

                           "DOMESTIC SUBSIDIARY" means any Subsidiary organized
under the laws of the United States of America, any State thereof or the District of Columbia (other than (i) SCI Funding, Inc., (ii) any special purpose entity established solely in connection with a synthetic lease of the Corporate Head Office Campus permitted hereunder and (iii) any special purpose entity established solely in connection with an asset securitization program permitted hereunder).

                           "ELIGIBLE ACCOUNTS" means Domestic Accounts, plus (i)
Qualified Foreign Accounts, in an amount not to exceed 20% of Domestic Accounts, less (in each case without duplication) (ii) Accounts with respect to which any amount due thereunder is more than sixty (60) days past due, less (iii) the Set-Off Reserve, less (iv) the Concentration Reserve, less (v) Accounts arising out of sales to any account debtor if 20% or more of the aggregate amount of Accounts due from such account debtor and/or its Affiliates have at the time remained unpaid for 90 days or more after the due date, less (vi) Accounts arising out of sales to any account debtor if such account debtor or any of its Affiliates is insolvent, subject to an insolvency, bankruptcy or liquidation proceeding, or has made an assignment for the benefit of creditors, less (vii) Accounts owed by an account debtor which is an Affiliate or officer, director or employee of Company or any of its Subsidiaries, less (viii) Accounts arising out of the sale or lease of any inventory that is not owned solely by Company or any Guarantor, less (ix) Accounts not subject to Collateral Agent's perfected Liens, and Accounts subject to any other Lien whatsoever (other than the Liens described in clauses (a), (b), (c), (n), (p) and (bb) of Section 6.2 so long as such Liens (A) other than in the case of Liens described in Section 6.2(bb), are junior in priority to Collateral Agent's Liens and (B) do not impair the ability of Collateral Agent to realize on or obtain the full benefit of the Collateral), less (x) Accounts with respect to which the representations and warranties set forth in the Collateral Documents applicable to such Accounts are not true and correct in all material respects.

                           "ELIGIBLE ASSIGNEE" means (i) any Lender, any
Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, neither Company nor any Affiliate of Company shall be an Eligible Assignee (except for purposes of Section 2.10(b)).

                           "ELIGIBLE INVENTORY" means Inventory located in the
United States and owned by and in the possession of or sole control of Company or any Guarantor, less (i) Inventory consisting of finished goods, less (ii) Inventory consisting of work in process, less (iii) perishable Inventory, less
(iv) the domestic inventory reserves, write-offs and intercompany profit adjustments established by Company, less (v) Inventory not subject to Collateral Agent's perfected Liens, and Inventory subject to any other Lien whatsoever (other than the Liens described in clauses (a), (b), (c), (n), (p) and (bb) of
Section 6.2 so long as such Liens (A) other than in the case of Liens described in Section 6.2(bb), are junior in priority to Collateral Agent's Liens and (B) do not impair the ability of Collateral Agent to realize on or obtain the full benefit of the Collateral), less (vi) Inventory with respect to which the representations and warranties set forth in the Collateral Documents applicable to such Inventory are not true and correct in all material respects, less (vii) Rent Reserves less (viii) damaged Inventory, less (ix) consigned Inventory, less
(x) Inventory consisting of samples, loaners or rentals.

                           "EMPLOYEE BENEFIT PLAN" means any "employee benefit
plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                           "ENVIRONMENTAL CLAIM" means any investigation,
notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                           "ENVIRONMENTAL INDEMNITY AGREEMENT" means the
environmental indemnity agreement, in form and substance reasonably satisfactory to Administrative Agent, Collateral Agent and Company, executed by Company in favor of Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

                           "ENVIRONMENTAL LAWS" means any and all current or
future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and any successor thereto.

                           "ERISA AFFILIATE" means, as applied to any Person,
(i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary is liable under the Internal Revenue Code or ERISA.

                           "ERISA EVENT" means (i) a "reportable event" within
the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan by its due date; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any

Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                           "EURODOLLAR RATE LOAN" means a Loan bearing interest
at a rate determined by reference to the Adjusted Eurodollar Rate.

                           "EUROPEAN ECONOMIC AREA" means the member nations of
the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

                           "EVENT OF DEFAULT" means each of the conditions or
events set forth in Section 8.1.

                           "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended from time to time, and any successor statute.

                           "FACILITY" means any real property (including all
buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                           "FAIR SHARE CONTRIBUTION AMOUNT" as defined in
Section 7.2.

                           "FAIR SHARE" as defined in Section 7.2.

                           "FAIR SHARE SHORTFALL" as defined in Section 7.2.

                           "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the
rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

                           "FINANCIAL OFFICER CERTIFICATION" means, with respect
to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its

Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes in the case of interim period financial statements.

                           "FINANCIAL PLAN" as defined in Section 5.1(i).

                           "FIRST PRIORITY" means, with respect to any Lien
purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien securing Indebtedness.

                           "FIRST TIER FOREIGN SUBSIDIARY" means, at any date of
determination, a Foreign Subsidiary in which Company or any Domestic Subsidiary (or any combination thereof) owns directly more than 50%, in the aggregate, of the Capital Stock of such Subsidiary.

                           "FISCAL QUARTER" means a fiscal quarter of any Fiscal
Year.

                           "FISCAL YEAR" means the fiscal year of Company and
its Subsidiaries ending on the Saturday nearest September 30 of each year.

                           "FLOOD HAZARD PROPERTY" means any Real Estate Asset
subject to a mortgage or deed of trust in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                           "FOREIGN SUBSIDIARY" means any Subsidiary that is not
a Domestic Subsidiary.

                           "FUNDING GUARANTORS" as defined in Section 7.2.

                           "FUNDING NOTICE" means a notice substantially in the
form of Exhibit A-1.

                           "GAAP" means, subject to the limitations on the
application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

                           "GOVERNMENTAL AUTHORITY" means any federal, state,
municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                           "GOVERNMENTAL AUTHORIZATION" means any permit,
license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                           "GRANTOR" as defined in the Pledge and Security
Agreement.

                           "GSCP" as defined in the preamble hereto.

                           "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

                           "GUARANTOR" means each Domestic Subsidiary of
Company.

                           "GUARANTY" means the guaranty of each Guarantor set
forth in Section 7.

                           "HAZARDOUS MATERIALS" means any chemical, material or
substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                           "HAZARDOUS MATERIALS ACTIVITY" means any past,
current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                           "HEDGE AGREEMENT" means an Interest Rate Agreement or
a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or as otherwise permitted under this Agreement.

                           "HIGHEST LAWFUL RATE" means the maximum lawful
interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                           "HISTORICAL FINANCIAL STATEMENTS" means, as of the
Closing Date, the audited financial statements of Company and its Subsidiaries for the immediately preceding two Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.

                           "INCREASED AMOUNT DATE" as defined in Section 2.20.

                           "INDEBTEDNESS", as applied to any Person, means,
without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any Indebtedness described in clauses (i) through (vi) or clause (x) of this definition; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that any Indebtedness described in clauses (i) through (vi) or clause (x) of this definition of the obligor thereof will be paid or discharged; and (ix) any liability of such Person for any Indebtedness described in clauses (i) through (vi) or clause (x) of this definition through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) net obligations of such Person in respect of any derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8; provided further that in no event shall the term "Indebtedness" include (x) any indebtedness or other obligations under any overdraft or cash management facility; provided that such indebtedness or other obligations are incurred in the ordinary course of business, and are repaid in full no later than the Business Day immediately following the date on which they were incurred, or (y), except as set forth in clause (iv) above, any trade payable incurred in the ordinary course.

                           "INDEMNIFIED LIABILITIES" means, collectively, any
and all liabilities, obligations, losses, damages (including natural resource damages), Other Taxes, penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and consultants for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements of Company contained in the commitment letter delivered by GSCP to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past, present or future activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

                           "INDEMNITEE" as defined in Section 10.3.

                           "INITIAL MORTGAGED PROPERTY" as defined in Section
3.1(h)(i).

                           "INSIGNIFICANT SUBSIDIARY" means a Foreign Subsidiary
having assets with a book value equal to $5.0 million or less.

                           "INSTALLMENT" as defined in Section 2.9(a).

                           "INSTALLMENT DATE" as defined in Section 2.9(a).

                           "INTERCOMPANY INDEBTEDNESS" means Indebtedness
(whether or not evidenced by a writing) of Company or any of its Subsidiaries payable to, as applicable, Company or any of its Subsidiaries.

                           "INTERCOMPANY NOTE" means each promissory note (if
any) executed by (a) any Credit Party evidencing Intercompany Indebtedness of such Credit Party payable to Company or any of its Subsidiaries, or (b) any Subsidiary of Company evidencing Intercompany Indebtedness of such Subsidiary payable to any Credit Party, in each case, substantially in the form of Exhibit M.

                           "INTERCO SUBORDINATION AGREEMENT" means the Interco
Subordination Agreement dated as of the date hereof among the Credit Parties, each Subsidiary that may from time to time become a payee on any Intercompany Indebtedness owed by a Credit Party, Collateral Agent, and the Second Lien Collateral Trustee, substantially in the form of Exhibit N, as it may be amended, supplemented or otherwise modified from time to time.

                           "INTERCREDITOR AGREEMENT" means the Intercreditor
Agreement dated as of the date hereof between Collateral Agent and the Second Lien Collateral Trustee, substantially in the form of Exhibit O, as it may be amended, supplemented or otherwise modified from time to time.

                           "INTEREST PAYMENT DATE" means with respect to (i) any
Base Rate Loan, the last calendar day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                           "INTEREST PERIOD" means, in connection with a
Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Loans shall extend beyond such Class's Maturity Date; and (d) no Interest Period with respect to any Class of Loans or any portion thereof shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Loans, unless the sum of (i) the aggregate principal amount of such Class of Loans that are Base Rate Loans plus
(ii) the aggregate principal amount of such Class of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Class of Loans on such date.

                           "INTEREST RATE AGREEMENT" means any interest rate
swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of managing the interest rate exposure or interest rate risk associated with Company's and its Subsidiaries' operations and not for speculative purposes.

                           "INTEREST RATE DETERMINATION DATE" means, with
respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

                           "INTERNAL REVENUE CODE" means the Internal Revenue
Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                           "INVENTORY" means any inventory, goods or other
personal property which is held by or on behalf of any Person for sale or lease or which constitute raw materials or materials used or consumed or to be used or consumed in such Person's business.

                           "INVESTMENT" means (i) any direct or indirect
purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                           "JOINDER AGREEMENT" means an agreement substantially
in the form of Exhibit P.

                           "JOINT VENTURE" means a joint venture, partnership or
other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                           "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS
AGREEMENT" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent.

                           "LEAD ARRANGER" as defined in the preamble hereto.

                           "LENDER" means each financial institution listed on
the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.

                           "LENDER COUNTERPARTY" means each Lender or any
Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a Joinder Agreement with Collateral Agent.

                           "LIEN" means (i) any lien, mortgage, pledge,
assignment for security, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

                           "LOAN" means a Tranche B Term Loan and a New Term
Loan.

                           "MARGIN STOCK" has the meaning set forth in
Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                           "MATERIAL ADVERSE EFFECT" means a material adverse
effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole;
(ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document.

                           "MATERIAL CONTRACT" means any contract or other
arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                           "MATERIAL INDEBTEDNESS" shall mean (a) Indebtedness
in respect of the Senior Secured Notes and (b) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedge Agreements, of any Credit Party evidencing an aggregate outstanding principal amount exceeding

$10.0 million. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of such Credit Party in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such Hedge Agreement were terminated at such time.

                           "MATERIAL REAL ESTATE ASSET" means (i) any active
fee-owned Real Estate Asset located in the United States having a fair market value in excess of $5.0 million as of the date of the acquisition thereof or on the date of this Agreement, as applicable, and (ii) any fee-owned Real Estate Asset located in the United States having a fair market value in excess of $5.0 million as of the date hereof and identified on Schedule 1.01 attached hereto in the event such Real Estate Asset has not been sold to a third party by the first anniversary of the Closing Date, and (iii) any Real Estate Asset located in the United States that the Requisite Lenders have reasonably determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any Subsidiary thereof.

                           "MATURITY DATE" means the Tranche B Term Loan
Maturity Date or the New Term Loan Maturity Date.

                           "MOODY'S" means Moody's Investor Services, Inc.

                           "MORTGAGE" means a mortgage, deed of trust or deed to
secure debt, as applicable, substantially in the form of Exhibit J or such other form that may be agreed to by Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

                           "MORTGAGED PROPERTIES" means each Real Estate Asset
encumbered by a Mortgage.

                           "MULTIEMPLOYER PLAN" means any Employee Benefit Plan
which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                           "NAIC" means The National Association of Insurance
Commissioners, and any successor thereto.

                           "NARRATIVE REPORT" means, with respect to the
financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

                           "NET ASSET SALE PROCEEDS" means, with respect to any
Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes resulting from any gain recognized in connection with such Asset Sale which taxes are payable by the seller in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from available operating losses and net operating loss carryovers, tax credits, tax credit carry forwards, and similar tax attributes, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and the Senior Secured Notes) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for an adjustment in respect of sale price or any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale.

                           "NET INTEREST COVERAGE RATIO" means the ratio as of
the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter Period then ended, to (ii) Consolidated Net Interest Expense for such four-Fiscal Quarter Period.

                           "NEW TERM LOAN" as defined in Section 2.20.

                           "NEW TERM LOAN COMMITMENTS" as defined in Section
2.20.

                           "NEW TERM LOAN EXPOSURE" means, with respect to any
Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

                           "NEW TERM LOAN LENDER" as defined in Section 2.20.

                           "NEW TERM LOAN MATURITY DATE" means the date that New
Term Loans shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

                           "NON-US LENDER" as defined in Section 2.17(c).

                           "NOTICE" means a Funding Notice or a
Conversion/Continuation Notice.

                           "OBLIGATIONS" means all obligations of every nature
of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

                           "OBLIGEE GUARANTOR" as defined in Section 7.7.

                           "OFFER" as defined in Section 2.10(b).

                           "OFFER LOANS" as defined in Section 2.10(b).

                           "OFFICER'S CERTIFICATE" means, as applied to any
corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its Chief Executive Officer, its President or one of its Vice Presidents or by its Chief Financial Officer, Vice President-Finance or its Treasurer, in each case in their official (and not individual) capacity.

                           "ORGANIZATIONAL DOCUMENTS" means (i) with respect to
any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                           "OTHER TAXES" means Taxes other than (i) any Taxes
described in clause (i) of Section 2.16(a), (ii) any Taxes in respect of which additional amounts are required to be paid under Section 2.17(a) hereof (or would be required to be paid but for the failure of the applicable Lender to comply with the requirements set forth under Section 2.17) or (iii) Taxes on overall net income.

                           "PBGC" means the Pension Benefit Guaranty Corporation
or any successor thereto.

                           "PENSION PLAN" means any Employee Benefit Plan, other
than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                           "PERMITTED ACQUISITION" means any acquisition (other
than a Permitted Program Acquisition) by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                                    (i)     immediately prior to, and after
         giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                                    (ii)    all transactions in connection
         therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                                    (iii)   in the case of the acquisition of
         Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor, and Company shall take, or cause to be taken, promptly after the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

                                    (iv)    Company shall have delivered to
         Administrative Agent at least ten (10) Business Days prior to such proposed acquisition, all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition;

                                    (v)     until the Convertibles Trigger Event
         has occurred: (A) the consideration for any Permitted Acquisition or related group of Permitted Acquisitions shall not exceed $20.0 million individually (including any related group) (excluding consideration constituting Acquisition Equity) and (B) for the term of this Agreement, the aggregate consideration for all Permitted Acquisitions shall not exceed $150.0 million in the aggregate from the Closing Date to the date of determination (excluding consideration constituting Acquisition Equity);

                                    (vi)    any Person or assets or division as
         acquired in accordance herewith shall constitute a Permitted Business; and

                                    (vii)   such acquisition shall not have been
         preceded by a tender offer that has not been approved by the board of directors of such Person.

                           "PERMITTED BUSINESS" means any business that is
related, ancillary or complementary to the businesses of Company and its Subsidiaries on the Closing Date or any reasonable extension thereof.

                           "PERMITTED CONVERTIBLE SECURITIES REFINANCING
CONDITIONS" means, with respect to any refinancing, purchase, redemption, exchange or other principal or premium payment in respect of, as applicable, the Convertible Securities, each of the following: (a) in the case of any incurrence of Indebtedness in connection with any of the foregoing, the terms of any new Indebtedness issued to refinance, purchase, redeem or exchange the Convertible Securities must (i) provide for a stated maturity of any principal payment (including any amortization payments) no earlier than 181 days after the final maturity date of the Loans, (ii) contain covenants and events of default that, taken as a whole, are no less favorable to the obligors thereon or to the Lenders than the Senior Secured Notes as in effect on the date hereof (determined in good faith by the board of directors of Company), (iii) not exceed in a principal amount the Indebtedness being refinanced and (iv) be unsecured; (b) on a pro forma basis, adjusting for such refinancing, purchase, redemption, exchange or other principal or premium payment, as applicable, the Unencumbered Cash and Available Credit must be at least $500.0 million; and (c) no Default or Event of Default has occurred and is continuing or would result from such refinancing, purchase, redemption, exchange or other principal or premium payment, as applicable.

                           "PERMITTED LIENS" means each of the Liens permitted
pursuant to Section 6.2.

                           "PERMITTED PROGRAM ACQUISITION" means the
acquisition, whether by purchase, merger or otherwise, of all or designated assets of, or all of the equity of, a business line or unit or division of an original equipment manufacturer which, in each case, constitutes a manufacturing or other related program in Company's or its Subsidiaries' line of business or which enhances or supports Company's or its Subsidiaries' ability to offer such programs to customers or potential customers or retain existing programs so long as, in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor, and Company shall take, or cause to be taken, promptly after the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable.

                           "PERMITTED PROGRAM ACQUISITION SPENDING" means the
total purchase price (including consideration paid and liabilities assumed) for a Permitted Program Acquisition, less the purchase price for such Permitted Program Acquisition allocated to current assets of Company and its Subsidiaries.

                           "PERMITTED REFINANCING" means refinancings and
extensions (including successive refinancings and extensions) of any Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness shall not (i) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced,
(ii) exceed in a principal amount (or if incurred with original issue discount, an aggregate issue price) the Indebtedness being renewed, extended or refinanced, plus an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related thereto, or (iii) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom.

                           "PERMITTED RESTRUCTURING CASH CHARGES" means: (a) up
to $135.3 million in nonrecurring Cash charges relating to announced restructurings reducing Consolidated Net Income and actually paid in Cash on or before September 30, 2004; and (b) at any time during the term of this Agreement, up to $100.0 million of nonrecurring Cash charges relating to restructurings.

                           "PERSON" means and includes natural persons,
corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

                           "PHASE I REPORT" means, with respect to any Facility,
a report that (i) conforms to the ASTM Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, and (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and
(b) a current compliance audit setting forth an assessment of Company's, its Subsidiaries' and such Facility's current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

                           "PLEDGE AND SECURITY AGREEMENT" means the Pledge and
Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

                           "PRIME RATE" means the rate of interest per annum
that GSCP announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. GSCP or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                           "PRINCIPAL OFFICE" means, for Administrative Agent,
such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

                           "PROJECTIONS" as defined in Section 4.8.

                           "PROPERTY" means, with respect to any Person, any
interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any Person.

                           "PRO RATA SHARE" means (i) with respect to all
payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender by (b) the aggregate New Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, "PRO RATA SHARE" means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche B Term Loan Exposure and the New Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche B Term Loan Exposure and the aggregate New Term Loan Exposure of all Lenders.

                           "QUALIFIED FOREIGN ACCOUNTS" means 85% of the sum of
(a) Accounts arising out of sales to account debtors not organized under the laws of the United States or any State thereof (which Company identifies by reference to its "bill to" address of record for such account debtor) with senior unsecured debt ratings no less than Baa3 from Moody's and BBB- from S&P, and (b) Accounts arising out of sales to Alcatel, S.A., Nokia Corp., Roche and Telefonaktiebolaget LM Ericsson (or any of their Affiliates or Subsidiaries), so long as such account debtor maintains a senior unsecured debt rating no less than B1 and B+ from Moody's and S&P, respectively, in each case (except as otherwise provided in the following proviso) as such senior unsecured debt ratings are in effect at the time of delivery of the applicable Borrowing Base Certificate; provided that, with respect to such account debtors owing Accounts aggregating less than $1.0 million as of any applicable date of determination, Company shall not be required to affirmatively monitor such senior unsecured debt ratings more often than once per Fiscal Quarter.

                           "REAL ESTATE ASSET" means, at any time of
determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

                           "REGISTER" as defined in Section 2.4(b).

                           "REGULATION D" means Regulation D of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

                           "RELATED FUND" means, with respect to any Lender that
is a fund, any other fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                           "RELEASE" means any release, spill, emission,
leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                           "RENT RESERVES" means such reserves as may be
established from time to time by Administrative Agent in its reasonable credit judgment with respect to leased locations of the Credit Parties in the United States where Inventory is located, to the extent Administrative Agent has not received a Landlord Personal Property Collateral Access Agreement from the lessor of any such location, provided that such reserves for any location shall not exceed three (3) months' rent at such location.

                           "REPLACEMENT LENDER" as defined in Section 2.19.

                           "REQUISITE CLASS LENDERS" means, at any time of
determination, (i) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders; and (ii) for each Class of Lenders having New Term Loan Exposure, Lenders holding more than 50% of the aggregate New Term Loan Exposure of that Class.

                           "REQUISITE LENDERS" means one or more Lenders having
or holding Tranche B Term Loan Exposure and/or New Term Loan Exposure and representing more than 50% of the sum of (i) the aggregate Tranche B Term Loan Exposure of all Lenders, and (ii) the aggregate New Term Loan Exposure of all Lenders.

                           "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or
other distribution on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                           "S&P" means Standard & Poor's Ratings Group, a
division of The McGraw Hill Corporation.

                           "SECOND LIEN COLLATERAL TRUSTEE" has the meaning
assigned to that term in the Intercreditor Agreement.

                           "SECURED PARTIES" has the meaning assigned to that
term in the Pledge and Security Agreement.

                           "SECURITIES" means any stock, shares, partnership
interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                           "SECURITIES ACT" means the Securities Act of 1933, as
amended from time to time, and any successor statute.

                           "SENIOR INDEBTEDNESS" means, on any date, the
outstanding principal amount of all Indebtedness of Company and its Subsidiaries (exclusive of (i) intercompany Indebtedness between Company and any of its Subsidiaries or between any Subsidiaries of Company, (ii) the Convertible Securities, (iii) the Senior Secured Notes and any Indebtedness secured on a pari passu basis with the Senior Secured Notes, (iv) any other Indebtedness that is fully subordinated to the obligations of the Credit Parties under the Credit Documents and (v) any other Indebtedness that is not secured by any assets of any Credit Party).

                           "SENIOR LEVERAGE RATIO" means the ratio as of the
last day of any Fiscal Quarter of (i) Consolidated Senior Indebtedness as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

                           "SENIOR SECURED NOTE AGREEMENT" means that certain
Indenture, dated as of December 23, 2002, by and among Company, as issuer, the Guarantors, as initial guarantors, and State Street Bank and Trust Company of California, N.A., as trustee.

                           "SENIOR SECURED NOTE DOCUMENTS" means the Senior
Secured Notes, the Senior Secured Note Agreement, that certain Registration Rights Agreement, dated as of the date hereof, by and among Company and the Guarantors on the one hand, and Goldman, Sachs & Co., Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Dominion Securities Corporation Salomon Smith Barney Inc. and Scotia Capital (USA), Inc., as initial purchasers, on the other hand, any documents evidencing the Senior Secured Note Guarantees, and all other documents executed and delivered with respect to any of the foregoing.

                           "SENIOR SECURED NOTE GUARANTEES" means the guarantees
of the Guarantors pursuant to the Senior Secured Note Agreement.

                           "SENIOR SECURED NOTES" means Company's $750.0 million
10.375% Senior Secured Notes due 2010, issued pursuant to the Senior Secured Note Agreement, and any registered notes issued by Company in exchange for, and as contemplated by, any of the Senior Secured Notes with substantially identical terms as the Senior Secured Notes.

                           "SET-OFF RESERVE" means, for any period, (i) the
lesser of, as determined with respect to no less than 20 account debtors accounting for the highest amount of accounts receivable during such period (the "MAJOR ACCOUNTS"), (a) Accounts arising out of sales to the Major Accounts that contractually permit set-off or any other defense or counterclaim or other right to avoid or reduce the liability represented by the Accounts and Accounts arising out of sales to the Major Accounts pursuant to contracts that are silent on such matters, and (b) payables due to the Major Accounts that contractually permit set-off or any other defense or counterclaim or other right to avoid or reduce the liability represented by the Accounts and payables due to the Major Accounts pursuant to contracts that are silent on such matters, multiplied by
(ii) a fraction, the numerator of which is the aggregate Accounts arising out of sales to all account debtors with payables due to them from Company and its Subsidiaries, and the denominator of which is the aggregate Accounts arising out of sales to the Major Accounts; provided, however, that (other than with respect to IBM and its Affiliates) Company (at its option) may calculate the "Set-Off Reserve" in a manner consistent with the more precise manner by which the "Set-Off Reserve" was calculated and disclosed to Administrative Agent as of September 28, 2002; provided, further, that with respect to accounts receivable arising out of sales to IBM and its Affiliates, (a) in the event that any payables due to IBM and its Affiliates in excess of $5.0 million remain unpaid for 55 days after their applicable invoice date, (I) Company shall provide Administrative Agent with notice thereof by the 56th day after the applicable invoice date (such notice to contain reasonably detailed summaries of the relevant payables, reasons for failure to make payment in respect thereof and such other information as Administrative Agent may reasonably require), and (II) no later than five (5) days after such notice is due, Company shall either (A) deliver to Administrative Agent an updated Borrowing Base Certificate reflecting
(1) a reduction of the Borrowing Base by the amount of payables described above that are disputed in good faith and (2) if in excess of $5.0 million of such payables are not then in dispute, the amounts relating to IBM and its Affiliates required to be subtracted from the Borrowing Base under the "Set-Off Reserve" shall equal the amount of payables due to IBM and its Affiliates (not less than $0) (and clause (b) below shall be disregarded) until such time as Administrative Agent receives an Officer's Certificate certifying that the payables referred to in the applicable notice described above (together with any other payables due to IBM and its Affiliates that have remained unpaid for 60 or more days after their applicable invoice date) have been fully paid (and if any such updated Borrowing Base Certificate demonstrates that principal amounts of the Loans outstanding under this Agreement exceed the updated Borrowing Base then in effect, Company will comply with the requirements described in Section 5.15) or (B) deliver to Administrative Agent an Officer's Certificate certifying that the payables referred to in the applicable notice described above (together with any other payables due to IBM and its Affiliates that have remained unpaid for over 60 days after their applicable invoice date) have been fully paid, and
(b) except to the extent described in clause (2) above, the amounts relating to IBM and its Affiliates required to be subtracted from the Borrowing Base under the "Set-Off Reserve" shall equal an amount (not less than $0) calculated as follows: (i) payables due to IBM and its Affiliates that contractually permit set-off or any other defense or counterclaim or other right to avoid or reduce the liability represented by the accounts receivable and payables due to IBM and its Affiliates pursuant to contracts that are silent on such matters, less (ii) the lesser of (A) $75.0 million and (B) the amount referred to in clause (i) above, plus (iii) payables due to IBM and its Affiliates that remain unpaid for 55 or more days after their applicable invoice date.

                           "SOLVENCY CERTIFICATE" means a Solvency Certificate
of the chief financial officer of Company substantially in the form of Exhibit G-2.

                           "SOLVENT" means, with respect to any Credit Party,
that as of the date of determination both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

                           "SUBORDINATED INDEBTEDNESS" means (i) the
Indebtedness evidence by the Convertible Securities, (ii) Intercompany Indebtedness of Company or any of its Subsidiaries subordinated in right of payment to the Obligations pursuant to the Interco Subordination Agreement and
(iii) other subordinated Indebtedness of Company or any of its Subsidiaries.

                           "SUBSIDIARY" means, with respect to any Person, any
corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

                           "SYNDICATION AGENT" as defined in the preamble
hereto.

                           "TAX" means any present or future tax, levy, impost,
duty, assessment, charge, fee, deduction or withholding of any nature and whatever called (including interest and penalties thereon), by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

                           "TERMINATED LENDER" as defined in Section 2.19.

                           "TRANCHE B TERM LOAN" means a Tranche B Term Loan
made by a Lender to Company pursuant to Section 2.1(a).

                           "TRANCHE B TERM LOAN COMMITMENT" means the commitment
of a Lender to make or otherwise fund a Tranche B Term Loan and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche B Term Loan Commitment is set forth on Appendix A, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $275.0 million.

                           "TRANCHE B TERM LOAN EXPOSURE" means, with respect to
any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Commitment.

                           "TRANCHE B TERM LOAN MATURITY DATE" means the earlier
of (i) the fifth anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                           "TRANCHE B TERM LOAN NOTE" means a promissory note in
the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

                           "TRANSACTION COSTS" means the fees, costs and
expenses payable by Company or any of Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Senior Secured Note Documents.

                           "TYPE OF LOAN" means a Base Rate Loan or a Eurodollar
Rate Loan.

                           "UCC" means the Uniform Commercial Code (or any
similar or equivalent legislation) as in effect in any applicable jurisdiction.

                           "UNENCUMBERED CASH AND AVAILABLE CREDIT" means Cash
and Cash Equivalents of Company and its Subsidiaries that is not subject to a Lien (other than Liens in favor of Collateral Agent for the benefit of the Secured Parties granted pursuant to any Credit Document and Liens granted pursuant to any Senior Secured Note Document permitted hereunder) other than Cash and Cash Equivalents transferred or required to be transferred to a restricted account pursuant to Section 5.15, plus availability of Company and its Subsidiaries under revolving lines of credit.

         1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare Company's financial statements for its Fiscal Year ended September 28, 2002. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Company or the Requisite Lenders shall so request, Administrative Agent, the Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Company shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise expressly provided herein, (a) references to agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document and (b) all references to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, rule or regulation.

SECTION 2. LOANS

         2.1.     TRANCHE B TERM LOANS.

                           (a)   Tranche B Term Loan Commitments. Subject to the
terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Tranche B Term Loan to Company in an amount equal to such Lender's Tranche B Term Loan Commitment. Company may make only one borrowing under the Tranche B Term Loan Commitments, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.9, 2.10(a) and 2.11, all amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date. Each Lender's Tranche B Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Tranche B Term Loan Commitment on such date.

                           (b)   Borrowing Mechanics.

                                    (i)     Company shall deliver to
         Administrative Agent a fully executed Funding Notice no later than the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

                                    (ii)    Each Lender shall make its Tranche B
         Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tranche B Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Tranche B Term Loans received by Administrative Agent from Lenders to be credited to such account(s) as shall be designated in writing to Administrative Agent by Company.

         2.2.     PRO RATA SHARES; AVAILABILITY OF FUNDS.

                           (a)   Pro Rata Shares. All Loans shall be made by
Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder.

                           (b)   Availability of Funds. Unless Administrative
Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         2.3. USE OF PROCEEDS. The proceeds of the Tranche B Term Loans made on the Closing Date shall be applied by Company to refinance existing Indebtedness of Company and its Subsidiaries and for working capital and general corporate purposes. No portion of the proceeds of any Loan shall be used in any manner that causes or might cause such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

         2.4. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; TRANCHE B TERM LOAN NOTES.

                           (a)   Lenders' Evidence of Debt. Each Lender shall
maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                           (b)   Register. Administrative Agent, acting on
behalf of Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any Loan. Company hereby designates GSCP to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

                           (c)   Tranche B Term Loan Notes. If so requested by
any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Tranche B Term Loan Note or Tranche B Term Loan Notes to evidence such Lender's Tranche B Term Loan.

         2.5.     INTEREST ON LOANS.

                           (a)   Except as otherwise set forth herein, each
Tranche B Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                                             (1)  if a Base Rate Loan, at the
                           Base Rate plus 3.00% per annum; or

                                             (2)  if a Eurodollar Rate Loan, at
                           the Adjusted Eurodollar Rate plus 4.00% per annum.

                           (b)   The basis for determining the rate of interest
with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, (i) the Tranche B Term Loans initially shall be made as Base Rate Loans until the date which is 14 days following the Closing Date and (ii) until the date that Syndication Agent notifies Company that the primary syndication of the Tranche B Term Loans has been completed, as determined by Syndication Agent, the Tranche B Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

                           (c)   In connection with Eurodollar Rate Loans there
shall be no more than five (5) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                           (d)   Interest payable pursuant to Section 2.5(a)
shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                           (e)   Except as otherwise set forth herein, interest
on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and
(iii) at maturity,
including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

         2.6.     CONVERSION/CONTINUATION.

                           (a)   Subject to Section 2.15 and so long as no
Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                                    (i)     to convert at any time all or any
         part of any Loan equal to $5.0 million and integral multiples of $1.0 million in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.15 in connection with any such conversion; or

                                    (ii)    upon the expiration of any Interest
         Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5.0 million and integral multiples of $1.0 million in excess of that amount as a Eurodollar Rate Loan.

                           (b)   Company shall deliver a Conversion/Continuation
Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. Each Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

         2.7. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall during such period bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.0% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.0% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         2.8. FEES. Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

         2.9.     SCHEDULED PAYMENTS.

                           (a)   Scheduled Installments. The principal amounts
of the Tranche B Term Loans shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an "INSTALLMENT DATE"), commencing March 31, 2003:

--------------------------------------
  INSTALLMENT DATE      INSTALLMENT
--------------------------------------
March 31, 2003          $     687,500
--------------------------------------
June 30, 2003           $     687,500
--------------------------------------
September 30, 2003      $     687,500
--------------------------------------
December 31, 2003       $     687,500
--------------------------------------
March 31, 2004          $     687,500
--------------------------------------
June 30, 2004           $     687,500
--------------------------------------
September 30, 2004      $     687,500
--------------------------------------
December 31, 2004       $     687,500
--------------------------------------
March 31, 2005          $     687,500
--------------------------------------
June 30, 2005           $     687,500
--------------------------------------
September 30, 2005      $     687,500
--------------------------------------
December 31, 2005       $     687,500
--------------------------------------
March 31, 2006          $  13,750,000
--------------------------------------
June 30, 2006           $  13,750,000
--------------------------------------
September 30, 2006      $  13,750,000
--------------------------------------
December 31, 2006       $  13,750,000
--------------------------------------
March 31, 2007          $  52,937,500
--------------------------------------
June 30, 2007           $  52,937,500
--------------------------------------
September 30, 2007      $  52,937,500
--------------------------------------
Tranche B Term Loan
Maturity Date           $  52,937,500
--------------------------------------

; provided, in the event any New Term Loans are made, such New Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date in an amount equal to (i) the aggregate principal amount of New Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the amount of all other Loans being repaid on such Installment Date and (z) the total aggregate principal amount of all other Loans outstanding on such Installment Date.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with Sections 2.10, 2.11 and 2.12, as applicable; and (y) the Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date applicable to such Loans.

         2.10.    VOLUNTARY PREPAYMENTS.

                           (a)   Voluntary Prepayments.

                                    (i)     Any time and from time to time,
         subject to Section 2.10(c) below and Section 2.15(c):

                                             (1)  with respect to Base Rate
                           Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5.0 million and integral multiples of $1.0 million in excess of that amount; and

                                             (2)  with respect to Eurodollar
                           Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5.0 million and integral multiples of $1.0 million in excess of that amount.

                                    (ii)    All such prepayments shall be made:

                                             (1)  upon not less than one
                           Business Day's prior written or telephonic notice in the case of Base Rate Loans; and

                                             (2)  upon not less than three
                           Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

                           (b)   Certain Permitted Loan Repurchases.

                                    Notwithstanding anything to the contrary
contained in this Section 2.10 or any other provision of this Agreement, so long as (i) there is no Default, (ii) there is no Event of Default and (iii) no Default or Event of Default would result therefrom, Company may repurchase outstanding Loans on the following basis:

                                    (i)     Company may repurchase all or any
         portion of the Term Loans of one or more Lenders pursuant to an Assignment Agreement, between Company and such Lender or

         Lenders in an aggregate principal amount not to exceed (y) 20.0% of the initial aggregate principal amount of Loans with respect to all such repurchases pursuant to this clause (i) and (z) 4.0% of the initial aggregate principal amount of Loans in any Fiscal Year; provided that, with respect to such repurchases, Company shall simultaneously provide a copy of such Assignment Agreement and any other agreements between Company and such Lender with respect to such repurchase to Administrative Agent;

                                    (ii)    In addition, Company may make one or
         more offers (each, an "OFFER") to repurchase all or any portion of the Loans (such Loans, the "OFFER LOANS") of the Lenders, provided, (A) Company delivers a notice of such Offer to Administrative Agent and all Lenders no later than noon (New York City time) at least five (5) Business Days in advance of a proposed consummation date of such Offer indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of the Offer, (3) the repurchase price per dollar of principal amount of such Offer Loans at which Company is willing to repurchase the Offer Loans and (4) the instructions, consistent with this Section 2.10(b) with respect to the Offer (which shall be reasonably acceptable to Company and Administrative Agent), that a Lender must follow in order to have its Offer Loans repurchased;
         (B) the maximum dollar amount of the Offer shall be no less than an aggregate of $5.0 million; (C) Company shall hold the Offer open for a minimum period of two (2) Business Days; (D) a Lender who elects to participate in the Offer may choose to tender all or part of such Lender's Offer Loans; and (E) the Offer shall be made to Lenders holding the Offer Loans on a pro rata basis in accordance with their Pro Rata Shares; provided, further that, if any Lender elects not to participate in the Offer, either in whole or in part, the amount of such Lender's Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans;

                                    (iii)   With respect to all repurchases made
         by Company pursuant to this Section 2.10(b), (A) Company shall pay all accrued and unpaid interest, if any, on the repurchased Loans to the date of repurchase of such Loans, (B) Company shall have provided to all Lenders all information that, together with any previously provided information, would satisfy the requirements of Rule 10b-5 of the Exchange Act with respect to an offer by Company to repurchase securities registered under the Securities Act of 1933 (whether or not such securities are outstanding) as if such offer was being made as of the date of such repurchase of Loans from a Lender and (C) such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.10, 2.12 or 2.13 hereunder except that the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining Installments of principal on such Loan; and

                                    (iv)    Following repurchase by Company
         pursuant to this Section 2.10(b), the Loans so repurchased shall be immediately cancelled and shall be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Company), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. Any payment made by Company in connection with a repurchase permitted by this Section 2.10(b) shall not be subject to the provisions of either
         Section 2.13(a) or Section 2.14. Failure by Company to make any payment to a Lender required by an agreement permitted by this Section 2.10(b) shall not constitute an Event of Default under Section 8.1(a).

Notwithstanding any of the provisions set forth in this Agreement to the contrary, Company, the Lenders and Agents hereby agree that nothing in this Agreement shall be understood to mean or suggest that the Loans constitute "securities" for purposes of either the Securities Act or the Exchange Act.

                           (c)   Tranche B Term Loan Call Protection. In the
event that for any reason the Tranche B Term Loans are prepaid in whole or in part prior to the date falling three (3) years after the Closing Date (other than scheduled Installments pursuant to Section 2.9 and repurchases pursuant to
Section 2.10(b), but including prepayments pursuant to Section 2.11), Company shall pay to Lenders having Tranche B Term Loan Exposure a prepayment premium on any amount prepaid as follows:

-------------------------------------------------------------
                                    PREPAYMENT PREMIUM AS A
RELEVANT PERIOD (NUMBER OF YEARS    PERCENTAGE OF THE AMOUNT
ELAPSED SINCE THE CLOSING DATE)             PREPAID
-------------------------------------------------------------
Prior to one                                103.00%
-------------------------------------------------------------
On or after one and prior to two            102.00%
-------------------------------------------------------------
On or after two and prior to three          101.00%
-------------------------------------------------------------
On or after three                           100.00%
-------------------------------------------------------------

         2.11.    MANDATORY PREPAYMENTS.

                           (a)   Asset Sales. No later than the first Business
Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds (together with any prepayment premium required under Section 2.10(c)); provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty-five (365) days of receipt thereof in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary with Net Asset Sale Proceeds received by Company or another Subsidiary); provided that, if the assets that were the subject of such Asset Sale constituted Collateral, then the Additional Assets reinvested with the Net Asset Sale Proceeds from the sale of such Collateral shall be assets that constitute Collateral and shall be pledged at in accordance with Sections 5.10 and 5.11, as applicable, to Collateral Agent as Collateral or otherwise become Collateral in accordance with the terms of the Credit Documents.

                           (b)   Payments in respect of Convertible Securities.
If Company fails to deliver to Administrative Agent an Officer's Certificate, on a date no earlier than the date which is ninety (90) days prior to, and no later than the date which is eighty-five (85) days prior to, the date of any mandatory purchase, redemption, exchange or other principal, accreted value or premium payment in respect of any Convertible Securities, evidencing that, on a pro forma basis, adjusting for such anticipated mandatory refinancing, purchase, redemption, exchange or other principal, accreted value or premium payment, as applicable, the Unencumbered Cash and Available Credit will be at least $500.0 million, Company shall immediately prepay all Obligations (together with any prepayment premium required under Section 2.10(c)). In addition to the foregoing, if Company fails to deliver to Administrative Agent an Officer's Certificate, on a date no earlier than the date which is thirty (30) days prior to, and no later than the date which is twenty-five (25) days prior to, the date of any such mandatory purchase, redemption, exchange or other principal, accreted value or premium payment in respect of any Convertible Securities, confirming that, on a pro forma basis, adjusting for such anticipated mandatory refinancing, purchase, redemption, exchange or other principal, accreted value or premium payment, as applicable, the Unencumbered Cash and Available Credit will be at least $500.0 million, Company shall immediately prepay all Obligations (together with any prepayment premium required under Section 2.10(c)).

                           (c)   Prepayment Certificate. Concurrently with any
prepayment of the Loans pursuant to Section 2.11(a), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the Net Asset Sale Proceeds. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

         2.12.    APPLICATION OF PREPAYMENTS.

                           (a)   Application of Voluntary Prepayments. Any
prepayment of any Loan pursuant to Section 2.10(a) shall be applied on a pro rata basis to reduce the scheduled remaining Installments of principal on such Loan.

                           (b)   Application of Mandatory Prepayments. Any
amount required to be paid pursuant to Sections 2.11(a) shall be applied on a pro rata basis to reduce the remaining scheduled Installments of principal of the Loans.

                           (c)   Application of Prepayments of Loans to Base
Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayments of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.15(c).

         2.13.    GENERAL PROVISIONS REGARDING PAYMENTS.

                           (a)   All payments by Company of principal, interest,
fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                           (b)   All payments in respect of the principal amount
of any Loan shall include payment of accrued and unpaid interest and premium, if any is due, on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of any premium and interest before application to principal.

                           (c)   Administrative Agent shall promptly distribute
to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal, premium and interest due hereunder, together with all other amounts due thereto, to the extent received by Administrative Agent.

                           (d)   Notwithstanding the foregoing provisions
hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                           (e)   Subject to the provisos set forth in the
definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                           (f)   Company hereby authorizes Administrative Agent
to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, premium, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                           (g)   Administrative Agent shall deem any payment by
or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any premium and principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

                           (h)   If an Event of Default shall have occurred and
not otherwise been cured or waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

         2.14. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         2.15.    MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

                           (a)   Inability to Determine Applicable Interest
Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

                           (b)   Illegality or Impracticability of Eurodollar
Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any applicable law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.15(c), to rescind such Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

                           (c)   Compensation for Breakage or Non-Commencement
of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

                           (d)   Booking of Eurodollar Rate Loans. Any Lender
may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

                           (e)   Assumptions Concerning Funding of Eurodollar
Rate Loans. Calculation of all amounts payable to a Lender under this Section
2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a

Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15 and under Section 2.16.

         2.16.    INCREASED COSTS; CAPITAL ADEQUACY.

                           (a)   Compensation For Increased Costs and Taxes.
Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive announced, issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                           (b)   Capital Adequacy Adjustment. In the event that
any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.17.    TAXES; WITHHOLDING, ETC.

                           (a)   Payments to Be Free and Clear. All sums payable
by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                           (b)   Withholding of Taxes. If any Credit Party or
any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                           (c)   Evidence of Exemption From U.S. Withholding
Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.17(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the first or second sentences of this Section 2.17(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this
Section 2.17(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.17(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.16(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

         2.18. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.15, 2.16 or 2.17 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         2.19. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.15, 2.16 or 2.17, or pursuant to Section 2.15(b) is unable to make Eurodollar Rate Loans, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five
(5) Business Days after Company's request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender (and, other than as specified in clause (2) below, no premium shall be payable in connection therewith); (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15(c), 2.16 or 2.17 or otherwise (in the case of any Non-Consenting Lender, as if it were a prepayment under Section 2.10(c)) and Company shall reimburse the Terminated Lender for any fees paid by such Terminated Lender pursuant to Section 10.6 and in connection with the assignment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

         2.20. INCREMENTAL FACILITIES. Company may by written notice to Syndication Agent elect to request the establishment of new term loan commitments (the "NEW TERM LOAN COMMITMENTS") on one occasion, in the amount of $25.0 million (or such lesser amount which shall be approved by Administrative Agent and Syndication Agent). Such notice shall specify (A) the date (the "INCREASED AMOUNT DATE") on which Company proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Syndication Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a "NEW TERM LOAN LENDER") to whom Company proposes any portion of such New Term Loan Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective as of the Increased Amount Date; provided that (1) no Default or Event of Default shall exist on the Increased Amount Date before or after giving effect to such New Term Loan Commitments; (2) both before and after giving effect to the making of any New Term Loans, each of the conditions set forth in
Section 3.2 shall be satisfied; (3) Company and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.8 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Term Loan Commitments; (4) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Company, Syndication Agent and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.17(c); (5) Company shall make any payments required pursuant to Section 2.15(c) in connection with the New Term Loan Commitments; (6) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction; and (7) Administrative Agent shall have received a Borrowing Base Certificate, which shall be in form and substance reasonably satisfactory to Administrative Agent and which shall confirm that, on a pro forma basis, after giving effect to the New Term Loans requested on the applicable Credit Date, the Borrowing Base then in effect shall exceed an amount equal to (A) 1.25 multiplied by (B) the outstanding principal amount of the Loans.

         On the Increased Amount Date on which any New Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions,
(i) each New Term Loan Lender shall make a Loan to Company (a "NEW TERM LOAN") in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.

         Administrative Agent shall notify the Lenders promptly upon receipt of Company's notice of the Increased Amount Date and in respect thereof the New Term Loan Commitments and the New Term Loan Lenders, subject to the assignments contemplated by this Section.

         The terms and provisions of the New Term Loan Commitments shall be, except as otherwise set forth herein or in any Joinder Agreement, identical to the Tranche B Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the Tranche B Terms Loans, (ii) the New Term Loan Maturity Date shall be no shorter than the final maturity of the Tranche B Term Loans, (iii) the rate of interest applicable to the New Term Loans shall be determined by Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided however that the interest rate applicable to the New Term Loans shall not be greater than the interest rate payable with respect to Tranche B Term Loans unless the interest rate with respect to the Tranche B Term Loans is increased so as to equal the interest rate applicable to the New Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of Syndication Agent and Administrative Agent, to effect the provisions of this Section 2.20.

         This Section 2.20 shall supersede any provisions in Section 10.5 to the contrary.

SECTION 3.  CONDITIONS PRECEDENT

         3.1. CLOSING DATE. The obligation of any Lender to make a Tranche B Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

                           (a)   Credit Documents. Administrative Agent shall
have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

                           (b)   Organizational Documents; Incumbency.
Administrative Agent shall have received (i) sufficient copies of each Organizational Document and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Senior Secured Note Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

                           (c)   Organizational and Capital Structure. The
organizational structure and capital structure of Company and its Subsidiaries shall be as set forth in Schedule 4.1 of the Disclosure Letter.

                           (d)   Consummation of Transactions Contemplated by
Senior Secured Note Documents.

                                    (i)     (A) All conditions to the issuance
         and sale of the Senior Secured Notes shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Syndication Agent and Administrative Agent, and (B) Company shall have issued at least $750.0 million in aggregate face value of the Senior Secured Notes.

                                    (ii)    Syndication Agent and Administrative
         Agent shall each have received a fully executed or conformed copy of each Senior Secured Note Document and any documents executed in connection therewith, together with copies of each of the opinions of counsel to Company and its Subsidiaries delivered to the parties under the Senior Secured Note Documents, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Senior Secured Note Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administrative Agent and Syndication Agent and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or Administrative Agent to be material, in each case without the consent of Syndication Agent and Administrative Agent.

                           (e)   Designated Existing Indebtedness. On the
Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Designated Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing Designated Existing Indebtedness or other obligations of Company and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder.

                           (f)   Transaction Costs. On or prior to the Closing
Date, Company shall have delivered to Administrative Agent Company's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

                           (g)   Governmental Authorizations and Consents. Each
Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Senior Secured Note Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Senior Secured Note Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                           (h)   Real Estate Assets. In order to create in favor
of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First

Priority security interest in certain Real Estate Assets, except as agreed to and specified in Section 5.11, Company and each applicable Guarantor shall deliver to Collateral Agent:

                                    (i)     fully executed and notarized
         Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(h) (each, an "INITIAL MORTGAGED PROPERTY");

                                    (ii)    an opinion of counsel (which counsel
         shall be reasonably satisfactory to Collateral Agent) in each state in which an Initial Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                                    (iii)   (A) mortgagee title insurance
         policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Initial Mortgaged Property (each, a "TITLE POLICY"), in amounts not less than the fair market value of each Initial Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Initial Mortgaged Property in the appropriate real estate records; and

                                    (iv)    evidence of flood insurance with
         respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent.

                           (i)   Personal Property Collateral. In order to
create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

                                    (i)     evidence satisfactory to Collateral
         Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

                                    (ii)    a completed Collateral Questionnaire
         dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                                    (iii)   opinions of counsel (which counsel
         shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

                                    (iv)    evidence that each Credit Party
         shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

                           (j)   Environmental Reports. Syndication Agent and
Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, regarding environmental matters relating to the Facilities, which reports may (at the option of Syndication Agent or Administrative Agent) include a Phase I Report for each of the Facilities specified by Syndication Agent and Administrative Agent.

                           (k)   Financial Statements; Projections. Lenders
shall have received from Company (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, and reflecting the borrowing of the Tranche B Term Loans and the issuance and sale of the Senior Secured Notes and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent and Syndication Agent, and (iii) the Projections.

                           (l)   Evidence of Insurance. Syndication Agent and
Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Collateral Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

                           (m)   Opinions of Counsel to Credit Parties. Lenders
and their respective counsel shall have received originally executed copies of the favorable written opinions of counsel for Credit Parties, in the form of Exhibit D-1 and D-2 and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

                           (n)   Fees. Company shall have paid to Syndication
Agent, Administrative Agent, Collateral Agent and Documentation Agent, all fees payable on the Closing Date.

                           (o)   Solvency Certificate. On the Closing Date,
Syndication Agent and Administrative Agent shall have received a Solvency Certificate from Company in form, scope and substance satisfactory to Syndication Agent and Administrative Agent demonstrating that after giving effect to the consummation of the issuance and sale of the Senior Secured Notes, the borrowings of Tranche B Term Loans under this Agreement and repayment of Designated Existing Indebtedness on the Closing Date, Company and its Subsidiaries are and will be Solvent.

                           (p)   Closing Date Certificate. Company shall have
delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

                           (q)   Credit Rating. The credit facilities provided
for under this Agreement shall have been assigned a credit rating of not less than BB in the case of S&P or Ba2 in the case of Moody's.

                           (r)   Closing Date. Lenders shall have made the
Tranche B Term Loans to Company on or before January 31, 2003.

                           (s)   No Litigation. There shall not exist any
action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents or the Senior Secured Note Documents, or that could have a Material Adverse Effect.

                           (t)   Borrowing Base. Administrative Agent shall have
received a Borrowing Base Certificate prepared as of November 23, 2002, which shall be in form and substance reasonably satisfactory to Administrative Agent and which shall confirm that the Borrowing Base is sufficient to support the Tranche B Term Loans made on the Closing Date.

                           (u)   Completion of Proceedings. All partnership,
corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

                           (v)   Consolidated Adjusted EBITDA. Administrative
Agent shall have received evidence satisfactory to them that Consolidated Adjusted EBITDA for the 2002 Fiscal Year (without giving effect to clause (c) of the definition of "Consolidated Net Income") shall not be less than $388.6 million.

Each Lender, by delivering its signature page to this Agreement and funding a Tranche B Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

         3.2. CONDITIONS TO EACH LOAN. The obligation of each Lender to make any Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                           (a)   Administrative Agent shall have received a
fully executed and delivered Funding Notice;

                           (b)   as of such Credit Date, the representations and
warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                           (c)   as of such Credit Date, no event shall have
occurred and be continuing or would result from the consummation of the applicable Loan that would constitute an Event of Default or a Default; and

                           (d)   the Chief Financial Officer of Company shall
have delivered an Officer's Certificate representing and warranting and otherwise demonstrating to the satisfaction of Administrative Agent that, as of such Credit Date, Company reasonably expects, after giving effect to the proposed borrowing and based upon good faith determinations and projections consistent with the Financial Plan, to be in compliance with all operating and financial covenants set forth in this Agreement as of the last day of the current Fiscal Quarter.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Loan, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender, such request is warranted under the circumstances.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make each Loan to be made thereby, each Credit Party represents and warrants to each Lender that the following statements are true and correct:

         4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which is, as of the Closing Date, identified in Schedule 4.1 of the Disclosure Letter),
(b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

         4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth in Schedule 4.2 of the Disclosure Letter, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any of Company's Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by any of Company's Subsidiaries of any additional membership interests or other Capital Stock of any of Company's Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any of Company's Subsidiaries. Schedule 4.2 of the Disclosure Letter correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date and indicates which Subsidiaries are First Tier Foreign Subsidiaries.

         4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

         4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for those previously obtained and filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

         4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

         4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of Company and its Subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of Company and its Subsidiaries for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes in the case of interim period financial statements. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole.

         4.8. PROJECTIONS. On and as of the Closing Date, the Projections of Company and its Subsidiaries for the period Fiscal Year 2003 through and including Fiscal Year 2008 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

         4.9. NO MATERIAL ADVERSE CHANGE. Since September 28, 2002, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         4.10.    NO RESTRICTED JUNIOR PAYMENTS. Except as set forth in Schedule
4.10 of the Disclosure Letter, since September 28, 2002 neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

         4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a material impairment of the value of any of the Mortgaged Properties, or (b) is subject to or in default with respect to any applicable final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all Tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes required to be paid by Company and its Subsidiaries and all assessments, fees and other governmental charges imposed upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises have been paid when due and payable. There are no proposed Tax assessments against Company or any of its Subsidiaries which are not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings (unless Company or its applicable Subsidiary intends to pay such assessment and the liability in respect of such assessment has been fully reserved for in conformity with GAAP); provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.13.    PROPERTIES.

                           (a)   Title. Each of Company and its Subsidiaries has
(i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under
Section 6.9. Except as permitted by this Agreement and except for Permitted Liens, all such properties and assets are free and clear of Liens.

                           (b)   Real Estate. As of the Closing Date, Schedule
4.13 of the Disclosure Letter contains a true, accurate and complete list of all Real Estate Assets. Each lease, sublease and assignment of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) to which any Credit Party is party with respect to such Real Estate Assets, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment, is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

         4.14. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 4.14(a) of the Disclosure Letter, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding order, consent decree or settlement agreement with any Person relating to any Environmental Law or any Environmental Claim that could reasonably be expected to result in liability for Company or its Subsidiaries. Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect or
(ii), except as set forth in Schedule 4.14(b) of the Disclosure Letter, result in a material impairment of the value of any of the Mortgaged Properties. Except as set forth in Schedule 4.14(c) of the Disclosure Letter, neither Company nor any of its Subsidiaries has received any letter or request for information under
Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law that could reasonably be expected to result in liability for Company or any of its Subsidiaries. There are and, to each of Company's and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect or (ii), except as set forth in Schedule 4.14(d) of the Disclosure Letter, result in a material impairment of the value of any of the Mortgaged Properties. Company and its Subsidiaries are not subject to any Environmental Laws requiring the performance of site assessments for Hazardous Materials, or the removal or remediation of Hazardous Materials, or the giving of notice to any governmental agency or the recording or delivery to other persons or an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to, individually or in the aggregate, (i) have a Material Adverse Effect or (ii), except as set in Schedule 4.14(e) of the Disclosure Letter, result in a material impairment of the value of any of the Mortgaged Properties. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate (i) has had, or could reasonably be expected to have, a Material Adverse Effect or (ii), except as set forth in Schedule 4.14(f) of the Disclosure Letter, that could result in a material impairment of the value of any of the Mortgaged Properties.

         4.15. NO DEFAULTS. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

         4.16. MATERIAL CONTRACTS. Schedule 4.16 of the Disclosure Letter contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder, except where the consequences of such defaults could not reasonably be expected to have a Material Adverse Effect.

         4.17. GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

         4.18. MARGIN STOCK. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

         4.19. EMPLOYEE MATTERS. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or, to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or, to the best knowledge of Company, threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

         4.20. EMPLOYEE BENEFIT PLANS. Company, each of its Subsidiaries and each of their respective ERISA Affiliates (a) are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to Company's knowledge, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments) has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates. No liability to the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.20 to the Disclosure Letter, to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Company, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan except as could not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all such Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each such Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

         4.21. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

         4.22. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

         4.23.    SENIOR SECURED NOTE DOCUMENTS.

                           (a)   Delivery. Company has delivered to Syndication
Agent and Administrative Agent complete and correct copies of (i) each Senior Secured Note Document and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Senior Secured Note Document entered into after the date hereof.

                           (b)   Representations and Warranties. Except to the
extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Senior Secured Note Document is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

                           (c)   Governmental Approvals. All Governmental
Authorizations and all other authorizations, approvals and consents of any other Person required by the Senior Secured Note Documents or to consummate the issuance of the Senior Secured Notes have been obtained and are in full force and effect.

                           (d)   Conditions Precedent. On the Closing Date, (i)
all of the conditions to effecting or consummating the issuance of the Senior Secured Notes set forth in the Senior Secured Note Documents have been duly satisfied or, with the consent of Administrative Agent and Syndication Agent, waived, and (ii) the issuance of the Senior Secured Notes has been consummated in accordance with the Senior Secured Note Documents and all applicable laws.

         4.24. COMPLIANCE WITH STATUTES, ETC. Each of Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or result in a material impairment of the value of any of the Mortgaged Properties.

         4.25. DISCLOSURE. No statement, information, report, certification, representation or warranty made by Company or any of its Subsidiaries or any Authorized Officer of Company or any of its Subsidiaries contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken together with Company's filings with the Securities and Exchange Commission, contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results (it being understood that forecasts and projections by their nature involve approximations and uncertainties). There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.26. SENIOR INDEBTEDNESS. Company has taken all actions necessary for the Obligations to constitute "Senior Indebtedness" and "Designated Senior Indebtedness" for the purposes of and as defined in each indenture governing Subordinated Indebtedness.

SECTION 5.  AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that until the termination of all Commitments and payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

         5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver to Administrative Agent and (except as otherwise specifically provided below) Lenders (and additionally, in the case of Sections 5.1(j), 5.1(l) and 5.1(m) to Collateral Agent):

                           (a)   Quarterly Financial Statements. As soon as
available, and in any event within forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report (which requirements shall be satisfied by the Management's Discussion and Analysis in Company's Quarterly Report on Form 10-Q for the Fiscal Quarter then ended) with respect thereto;

                           (b)   Annual Financial Statements. As soon as
available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report (which requirements shall be satisfied by the Management's Discussion and Analysis in Company's Annual Report on Form 10-K for the Fiscal Year then ended) with respect thereto; and
(ii) with respect such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in the United States) together with a written statement by such independent certified public accountants stating that, in connection with their audit, nothing has come to their attention which would cause them to believe that Company was not in compliance with the terms of Section 6.8 of this Agreement, and, if such a condition or event has come to their attention, specifying the nature thereof;

                           (c)   Compliance Certificate. Within five (5) days
after each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), deliver to Administrative Agent a duly executed and completed Compliance Certificate;

                           (d)   Statements of Reconciliation after Change in
Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation (with respect to those items relevant to calculating the covenants in Section 6.8) for all such prior financial statements in form and substance satisfactory to Administrative Agent;

                           (e)   Borrowing Base Certificate. No later than the
close of business on the 20th day of each fiscal month, a duly executed and completed Borrowing Base Certificate prepared as of the last Business Day of the prior fiscal month; Company acknowledges that, upon the occurrence and during the continuance of a Default or Event of Default, Administrative Agent may require the delivery of Borrowing Base Certificates on a more frequent basis;

                           (f)   Notice of Default. Promptly upon any Authorized
Officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section

8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                           (g)   Notice of Litigation. Promptly upon any
Authorized Officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters (subject to the preservation of attorney-client privileges and other applicable privileges);

                           (h)   ERISA. (i) Promptly upon becoming aware of the
occurrence of or forthcoming occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a liability of Company and its Subsidiaries in an aggregate amount exceeding $5.0 million, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                           (i)   Financial Plan. As soon as practicable and in
any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of the current Fiscal Year and for each Fiscal Year with respect to such other Fiscal Years, (iii) a statement of forecasted compliance with the requirements of Section 6.8 through the final maturity date of the Loans, (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Loans, without giving effect to any additional debt or equity offerings not reflected in the Projections, and (v) Borrowing Base forecasts, together, in each case, with an explanation of the assumptions on which such forecasts are based, all in form and substance reasonably satisfactory to Agents;

                           (j)   Insurance Report. As soon as practicable and in
any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                           (k)   Environmental Reports and Audits. As soon as
practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Company or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                           (l)   Annual Collateral Verification. Each year, at
the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Company shall deliver to Collateral Agent an Officer's Certificate (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes and (ii) certifying that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

                           (m)   Opinions to Second Lien Collateral Trustee. As
soon as practicable following receipt thereof, an executed copy of each opinion of counsel issued to the Second Lien Collateral Trustee pursuant to the terms of the Senior Secured Notes Documents;

                           (n)   Information Regarding Collateral. Company will
furnish to Collateral Agent written notice of changes required pursuant to the terms of the Pledge and Security Agreement at the times prescribed therefor in the applicable provisions of the Pledge and Security Agreement; and

                           (o)   Other Information. (i) Promptly upon their
becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, and (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (ii) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

Reports required to be delivered pursuant to Sections 5.1(a), 5.1(b), 5.1(i) or 5.1(o)(i) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Company posts such reports electronically on IntraLinks/IntraAgency or other relevant website to which Administrative Agent and Lenders have access (whether a commercial, third-party website or whether sponsored by Administrative Agent), if any; provided that: (x) Company shall deliver paper copies of such reports to

Administrative Agent and Lenders upon written request therefor; (y) Company shall notify (which may be by facsimile or electronic mail) Administrative Agent and each Lender of the posting of any such reports and provide to Administrative Agent and each Lender by email electronic versions (i.e. soft copies) of such reports; and (z) in every instance Company shall provide paper copies of the Compliance Certificates required by Section 5.1(c) to Administrative Agent.

         5.2. EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

         5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

         5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         5.5. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value property insurance on the

Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall
(i) name Collateral Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders, as the loss payee thereunder and provides for at least thirty (30) days' prior written notice to Collateral Agent of any cancellation of such policy. Company shall provide at least thirty (30) days' prior written notice to Collateral Agent of any material modification of each such policy requested or made by Company or any of its Subsidiaries. Company shall provide written notice to Collateral Agent of any material modification of each such policy not requested or made by Company or any of its Subsidiaries promptly upon its receipt of notice thereof. So long as no Default or Event of Default has occurred and is continuing, Company shall be entitled to collect and use (in compliance with this Agreement and the other Credit Documents) all proceeds of any insurance policy insuring against any loss of title with respect to any property of Company or any of its Subsidiaries or any loss of or damage to or destruction of, any such property and any condemnation awards and payments for deeds in lieu of condemnation.

         5.6. INSPECTIONS; MAINTAINING BOOKS AND RECORDS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Notwithstanding anything to the contrary in this
Section 5.6, while no Event of Default exists, no Credit Party will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Collateral Agent (or its designated representative) is then prohibited by Law or any agreement binding on such Credit Party or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product. Each Credit Party will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which entries correct and accurate in all material respects and sufficient to prepare financial statements in accordance with GAAP shall be made.

         5.7. LENDERS MEETINGS. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

         5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except where compliance is being contested in good faith and a bona fide dispute exists with respect thereto.

         5.9.     ENVIRONMENTAL.

                           (a)   Environmental Disclosure. Company will deliver
to Administrative Agent and Lenders:

                                    (i)     as soon as practicable following
receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any significant Environmental Claim;

                                    (ii)    promptly upon the occurrence
thereof, written notice describing in reasonable detail (A) any Release that could constitute a violation of Environmental Laws that could reasonably be expected to result in enforcement or corrective action, or that is above applicable thresholds for corrective or remedial action, for which penalties or fines could reasonably be expected to exceed $100,000 in any one instance, or corrective action could reasonably be expected to exceed $1.0 million and, (B) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or a material impairment of the value of any of the Mortgaged Properties, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or in a material impairment of the value of any of the Mortgaged Properties, and (C) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                                    (iii)   as soon as practicable following the
sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or in a material impairment of the value of any of the Mortgaged Properties, (B) any Release that could constitute a violation of Environmental Laws that could reasonably be expected to result in enforcement or corrective action, or that is above applicable thresholds for corrective or remedial action, for which penalties or fines could reasonably be expected to exceed $100,000 in any one instance, or corrective action could reasonably be expected to exceed $1.0 million, and (C) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Release of Hazardous Material that could constitute a violation of Environmental Law or that is above applicable thresholds for corrective or remedial action, any violation or alleged violation of Environmental Laws or any remedial or other corrective action pursuant to Environmental Laws, for which penalties or fines could reasonably be expected to exceed $100,000 in any one instance, or corrective action could reasonably be expected to exceed $1.0 million;

                                    (iv)    prompt written notice describing in
reasonable detail (A) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that could result in a material impairment of the value of any of the Mortgaged Properties or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                                    (v)     with reasonable promptness, such
other documents and information as from time to time may be reasonably requested by Collateral Agent in relation to any matters disclosed pursuant to this
Section 2.

                           (b)   Hazardous Materials Activities, Etc. Company
shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in a material impairment of the value of any of the Mortgaged Properties, and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in a material impairment of the value of any of the Mortgaged Properties.

                           (c)   Nothing in this agreement is intended, or shall
be deemed, to relieve Company of its obligations under Environmental Laws, or to condone or encourage any disregard of such obligations. Company shall retain all responsibility for compliance with Environmental Laws, including proper management of all Hazardous Materials. Nothing herein shall, or shall be construed in any manner to, subject any Agent, any Lender or any other Indemnitee to liability under any Environmental Laws as an owner, operator or other liable party for the environmental compliance or conditions or, or contamination at or from or with respect to in any manner, the Mortgaged Properties, and no act by the Collateral Agent shall be deemed or construed as outside or not protected by any secured party safe harbor protections under any Environmental Laws or otherwise be considered as participation by any Agent, any Lender or any other Indemnitee in the management of the Mortgaged Properties or as an owner or operator of the Mortgaged Properties.

         5.10. SUBSIDIARIES. In the event that any Person becomes a Domestic Subsidiary (other than a Domestic Subsidiary created for purposes of a Permitted Acquisition or a Permitted Program Acquisition until the time of the closing of such transaction and for so long as it has only nominal assets) of Company, Company shall (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to thosedescribed in Sections 3.1(b), 3.1(i), 3.1(j) and 3.1(m). In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(i)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in such ownership interests. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in the Disclosure Letter pursuant to Section 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement the Disclosure Letter for all purposes hereof.

         5.11. REAL ESTATE ASSETS. Company or the applicable Guarantor shall deliver all items set forth on Schedule 5.11 no later than 60 days after the Closing Date or such longer period as may be agreed to by Requisite Lenders. No later than 30 days following the Closing Date, Company shall cause the title company that issued the title insurance policy with respect to the Initial Mortgaged Property located at 1 Jewel Drive, Wilmington, Massachusetts, to issue an endorsement to such title insurance policy deleting the exception thereto for that certain Writ of Attachment made on behalf of the Town of Wilmington dated December 11, 1998 and recorded in Book 9795 at Page 166. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall (i) take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(h), 3.1(i) and 3.1(j) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets; provided, however, that Company shall be required to take the actions specified under this Section 5.11 with respect to the Corporate Head Office Campus only if Company has not incurred the Indebtedness permitted by
Section 6.1(k) on or prior to the first anniversary of the Closing Date; and
(ii) update Schedule 4.14 to the Disclosure Letter with respect to any such Material Real Estate Asset; provided however, that such Credit Party shall only be entitled to update as to matters that may constitute a material impairment to the value of that Material Real Estate Asset, and shall not be entitled to add matters that would have a Material Adverse Effect. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by applicable law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

         5.12. INTEREST RATE PROTECTION. On the Closing Date and at all times thereafter (except as specifically provided below), Company shall maintain, or caused to be maintained, not less than 50.0% of the aggregate principal amount of the consolidated Indebtedness of Company and its Subsidiaries outstanding from time to time (as reflected on the balance sheet of Company and its Subsidiaries) as Indebtedness with fixed interest costs (whether by the terms of such Indebtedness or pursuant to one or more Interest Rate Agreements for a term of not less than three (3) years and otherwise in form and substance reasonably satisfactory to Administrative Agent); provided, however, that in the event Company fails to comply with the foregoing as a result of any refinancing, purchase, redemption, exchange or other principal or premium payment in respect of, any Convertible Securities permitted hereunder, Company shall have a period of six (6) months to cure such failure and shall not be deemed to be in breach of this covenant during such period for failure to comply with the foregoing as a result of any refinancing, purchase, redemption, exchange or other principal or premium payment in respect of, any Convertible Securities permitted hereunder.

         5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Credit Parties and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries). Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, Administrative Agent and Collateral Agent shall have the right to require any Credit Party to execute and deliver documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall deem necessary to grant to Collateral Agent, for the benefit of the Secured Parties, a valid and perfected First Priority Lien on such assets and properties not otherwise required hereunder, except to the extent such requirements are illegal under applicable law, and no reasonable alternative structure can be devised having substantially the same effect as such actions that would not be illegal under applicable law.

         5.14. SENIOR INDEBTEDNESS. The Obligations are hereby designated as "Senior Indebtedness" and "Designated Senior Indebtedness" for the purposes of and as defined in each indenture governing Subordinated Indebtedness. Company shall take all additional actions that may be necessary for the Obligations to continue at all times to constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (to the extent applicable) under all Subordinated Indebtedness and otherwise be entitled to all the benefits of any Senior Indebtedness under all Subordinated Indebtedness.

         5.15. FUNDING OF RESTRICTED ACCOUNTS. If at any time when Company is required to deliver a Borrowing Base Certificate, the aggregate principal amount of the Loans exceeds the Borrowing Base, Company shall immediately transfer cash or Cash Equivalents equal to the amount by which the aggregate principal amount of the Loans exceeds the Borrowing Base to a restricted account maintained and under the sole dominion and control of, and subject to a Lien in favor of, Collateral Agent and from which Company may not withdraw funds (until such time as and to the extent that the Borrowing Base increases (as certified in writing by an Authorized Officer of Company, together with other evidence satisfactory to Administrative Agent) to cover all or a portion of such excess amount, at which time Collateral Agent shall release all or such portion of such funds from such restricted account to an account or accounts specified by Company in writing).

SECTION 6.  NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, until the termination of all Commitments and payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                           (a)   the Obligations;

                           (b)   (i) Intercompany Indebtedness of any Credit
Party payable to Company or any of its Subsidiaries or Intercompany Indebtedness of any Subsidiary of Company payable to any Credit Party, provided that, simultaneously with the incurrence of such Indebtedness Company shall cause (A) all such Intercompany Indebtedness to be unsecured and subject to a perfected First Priority Lien pursuant to the Pledge and Security Agreement (other than any Intercompany Indebtedness payable to a Subsidiary of Company that is not a Credit Party), and (B) all such Intercompany Indebtedness of any Credit Party to be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Interco Subordination Agreement; provided further, that no such Intercompany Indebtedness shall be evidenced by any note or other instrument unless such note is substantially in the form of Exhibit M and (except with respect to any such note payable to a Subsidiary of Company that is not a Credit Party) the payee thereunder shall immediately endorse and deliver the same to Collateral Agent; and (ii) Indebtedness of any Foreign Subsidiary payable to any other Foreign Subsidiary;

                           (c)   Indebtedness with respect to (i) the
Convertible Securities and, so long as the Permitted Convertible Securities Refinancing Conditions are satisfied, any refinancings thereof, and (ii) the Senior Secured Notes in an aggregate principal amount not to exceed at any time outstanding $750.0 million and any Permitted Refinancings thereof;

                           (d)   Indebtedness incurred by Company or any of its
Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or Permitted Program Acquisitions or permitted dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries;

                           (e)   Indebtedness which may be deemed to exist
pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

                           (f)   guaranties in the ordinary course of business
of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

                           (g)   (i) guaranties by Company of Indebtedness of a
Guarantor or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1, and (ii) guaranties by Company or a Guarantor of Indebtedness of Foreign Subsidiaries, which Indebtedness of Foreign Subsidiaries exists on the Closing Date and is listed in Schedule 6.1 of the Disclosure Letter;

                           (h)   Indebtedness (other than the Indebtedness with
respect to Convertible Securities) existing on the Closing Date described in
Schedule 6.1 of the Disclosure Letter, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancings of any such Indebtedness;

                           (i)   Indebtedness with respect to Capital Leases
entered into after the Closing Date in an aggregate principal amount not to exceed at any time outstanding $50.0 million plus any amount permitted by and not utilized pursuant to Section 6.1(j), but in no event shall the aggregate outstanding principal amount of Indebtedness under this Section 6.1(i) and
Section 6.1(j) below exceed at any time $100.0 million;

                           (j)   purchase money Indebtedness in an aggregate
principal amount not to exceed at any time outstanding $50.0 million plus any amount permitted by and not utilized pursuant to Section 6.1(i), but in no event shall the aggregate outstanding principal amount of Indebtedness under this
Section 6.1(j) and Section 6.1(i) above exceed at any time $100.0 million; provided, any such Indebtedness (i) shall be secured only by the asset (and any accession, addition or improvement thereto, any replacement thereof and the proceeds thereof) acquired in connection with the incurrence of such Indebtedness, and (ii) shall not exceed 100.0% of the aggregate consideration paid with respect to such asset;

                           (k)   non-recourse (other than certain limited,
customary provisions for recourse) Indebtedness secured by the Corporate Head Office Campus in a principal amount not to exceed the greater of (a) $50.0 million and (b) the fair market value of the Corporate Head Office Campus;

                           (l)   Indebtedness of Foreign Subsidiaries in an
aggregate principal amount not to exceed at any time 7.5% of Consolidated Tangible Foreign Assets;

                           (m)   Indebtedness under Interest Rate Agreements
entered into in compliance with Section 5.12 and such other non-speculative Interest Rate Agreements that may be entered into from time to time by Company or any of its Subsidiaries;

                           (n)   Indebtedness under Hedge Agreements (other than
Interest Rate Agreements) entered into from time to time by Company or any of its Subsidiaries in accordance with Section 6.7(i);

                           (o)   reimbursement obligations in respect of letters
of credit, bank guarantees and banker's acceptances in an aggregate face amount not to exceed $100.0 million at any time;

                           (p)   Indebtedness of a Subsidiary outstanding on the
date such Subsidiary was acquired by Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from a Person (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of Company or was otherwise acquired by Company); provided that the aggregate principal amount (or accreted value, as applicable) of all such Indebtedness incurred pursuant to this clause (p) at any time outstanding shall not exceed $25.0 million; and

                           (q)   other unsecured Indebtedness of Company and its
Subsidiaries in an aggregate principal amount not to exceed at any time $50.0 million.

         6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

                           (a)   Liens in favor of Collateral Agent for the
benefit of Secured Parties granted pursuant to any Credit Document;

                           (b)   Liens for Taxes if obligations with respect to
such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and the existence of such Lien would not violate Section 5.3 hereof;

                           (c)   statutory, common law or contractual Liens of
landlords, creditor depository institutions or institutions holding securities accounts (including rights of set-off or similar rights and remedies), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                           (d)   Liens incurred in the ordinary course of
business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, contracts for the purchase of property, performance and return-of-money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (e)   easements, rights-of-way, restrictions,
encroachments, and other minor defects or irregularities in title, in each case which do not and are not reasonably expected to interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                           (f)   any interest or title of a lessor or sublessor
under any lease of real estate not prohibited hereby;

                           (g)   Liens solely on any cash earnest money deposits
made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

                           (h)   purported Liens evidenced by the filing of
precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

                           (i)   Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (j)   any zoning or similar law or right reserved to
or vested in any governmental office or agency to control or regulate the use of any real property;

                           (k)   licenses or sublicenses of patents, trademarks,
copyrights and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

                           (l)   Liens described in Schedule 6.2 of the
Disclosure Letter or on a title report in form and substance reasonably satisfactory to Collateral Agent and delivered pursuant to Section 3.1(h)(iii) or Section 5.11 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby constitutes a Permitted Refinancing;

                           (m)   Liens securing Indebtedness permitted pursuant
to Section 6.1(i) or 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and any accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof;

                           (n)   Liens securing Indebtedness permitted pursuant
to Section 6.1(k); provided, any such Lien shall encumber only the Corporate Head Office Campus and such other property relating to the Corporate Head Office Campus as is normally described in a mortgage or deed of trust and, in connection with the incurrence of such Indebtedness, Collateral Agent shall (upon the request of Company) release its Liens encumbering the Corporate Head Office Campus;

                           (o)   Liens encumbering assets of Foreign
Subsidiaries securing Indebtedness permitted pursuant to Section 6.1(l) or other obligations not prohibited hereby in an aggregate amount not to exceed at any time 5.0% of Consolidated Tangible Foreign Assets;

                           (p)   Liens securing Indebtedness with respect to the
Senior Secured Notes permitted pursuant to Section 6.1(c)(ii) on assets subject to the Lien in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

                           (q)   Liens consisting of pledges of cash collateral
to secure obligations under Hedge Agreements with a Lender Counterparty; provided that the aggregate value of such cash collateral so pledged by Company and its Subsidiaries in favor of Lender Counterparties to secure obligations under Hedge Agreements does not at any time exceed $50.0 million in the aggregate;

                           (r)   Liens consisting of pledges of cash collateral
to secure letters of credit, bank guarantees and banker's acceptances in an aggregate amount not to exceed $100.0 million to the extent permitted hereunder;

                           (s)   Liens on Property at the time Company or any
Subsidiary acquired such Property in a transaction permitted by Section 6.9, including any acquisition by means of a merger or consolidation with or into Company or any Subsidiary; provided, however, that such Lien may not extend to any other Property of Company or any Subsidiary; provided further that such Liens shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Company or any Subsidiary;

                           (t)   Liens on the Property of a Person existing at
the time such Person becomes a Subsidiary of Company in a transaction permitted by Section 6.9; provided, however that any such Lien may not extend to any other Property of Company or any other Subsidiary that is not a direct Subsidiary of such Person; provided further that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of Company;

                           (u)   Liens securing judgments not constituting an
Event of Default under Section 8.1(h);

                           (v)   Liens on specific items of inventory or other
goods and the proceeds thereof securing such Person's obligations in respect of bankers' acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

                           (w)   Liens arising under consignment or similar
arrangements for the sale of goods in the ordinary course of business;

                           (x)   Liens on insurance proceeds securing the
payment of financed insurance premiums;

                           (y)   Liens (and any renewals or extensions thereof,
provided that the property covered thereby is not increased) encumbering assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries, which Indebtedness exists on the Closing Date and is listed in Schedule 6.1 of the Disclosure Letter (and any renewals or extensions thereof constituting Permitted Refinancings, provided that the property covered thereby is not increased);

                           (z)   leases or subleases granted to others in the
ordinary course of business which do not interfere in any material respect with the business operations of Company and its Subsidiaries taken as a whole;

                           (aa)  customary Liens granted in favor of a trustee
to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted by Section 6.1 is issued;

                           (bb)  other Liens on assets (including the
Collateral), securing Indebtedness or other obligations not prohibited hereunder in an aggregate amount not to exceed $25.0 million at any time outstanding; provided that the collateral agent or other representative of the holders of such Indebtedness or other obligations have entered into a joinder to the Intercreditor Agreement substantially in the form attached hereto as Exhibit Q (and Collateral Agent is hereby authorized to enter into and perform under any such joinders, amendments, modifications, supplements and restatements of the Credit Documents to effect the foregoing); and

                           (cc)  other Liens on assets, other than the
Collateral, securing Indebtedness or other obligations in an aggregate amount not to exceed $10.0 million at any time outstanding.

         6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

         6.4. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other sale or disposition of property not constituting an Asset Sale and permitted hereunder; (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); (c) restrictions imposed by the Senior Secured Note Documents; (d) restrictions and conditions applicable to any Subsidiary acquired after the date hereof if such restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition and apply solely to such acquired Subsidiary;
(e) restrictions contained in any agreements evidencing Indebtedness permitted by Section 6.1(l) and applying solely to such Subsidiary; (f) restrictions disclosed in Schedule 6.4 of the Disclosure Letter; and (g) restrictions in agreements entered into in connection with the incurrence of Permitted Liens, to the extent they condition, prohibit or limit the ability of the Agents or the Lenders from obtaining a Lien on the property, rights and assets subject to such Permitted Lien, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         6.5. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) Company may make regularly scheduled payments of interest (and, in respect of any Convertible Securities, regularly scheduled payments of principal and accreted value at scheduled maturity or upon mandatory redemption) in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued; (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, repurchases of common stock of Company in an amount not to exceed the lesser of
(i) $35.0 million in the aggregate over the term of this Agreement or (ii) the greater of (A) $10.0 million and (B) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Fiscal Quarter during which the Closing Date occurs to the end of the most recent Fiscal Quarter for which financial statements have been made publicly available at the time of such repurchase; (c) acquire Capital Stock of Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; (d) purchase fractional shares of the Capital Stock of Company arising out of stock dividends, splits or combinations or business combinations; (e) honor any conversion request by a holder of any Convertible Indebtedness of Company or any of its Subsidiaries and make cash payments in lieu of fractional shares in connection with any conversion of any Convertible Indebtedness; (f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, purchase, repurchase, redeem, defease, acquire or retire for value (i) Capital Stock of Company or any of its Subsidiaries from any officer, director, employee or consultant of Company or its Subsidiaries in an aggregate amount not to exceed $5.0 million during any year and (ii) any non-cash rights distributed in connection with any stockholder rights plan; (g) make any payment on or with respect to, or repurchase, redeem, defease or acquire or retire for value, any Convertible Indebtedness of Company in connection with (i) an optional redemption of such Convertible Indebtedness pursuant to the terms thereof; provided that the current market price per share of Company's common stock (calculated based upon the average closing price as reported on the Nasdaq National Market) (or any national securities exchange on which such common stock is listed) for the 30-trading day period immediately preceding the date any notice of redemption is sent or published) into which such Convertible Indebtedness is convertible equals or exceeds 150% of the conversion price in effect for such Convertible Indebtedness on the date of such notice; and (ii) the payment by Company of cash in lieu of fractional shares deliverable upon conversion of any Convertible Indebtedness in compliance with the terms of the instruments governing such Convertible Indebtedness; (h) so long as the Permitted Convertible Securities Refinancing Conditions are satisfied, voluntarily purchase or voluntarily redeem the Convertible Securities with, or voluntarily exchange the Convertible Securities for, or otherwise make any voluntary principal or premium payment in respect of Convertible Securities with, any combination of securities and cash; (i) make payments not in violation of the Interco Subordination Agreement in respect of Intercompany Indebtedness permitted by Section 6.1(b); (j) transactions disclosed in Schedule 6.5 of the Disclosure Letter; and (k) in connection with any Permitted Acquisition or Permitted Program Acquisition, (i) receive or accept the return to Company or any of its Subsidiaries of Capital Stock of Company or any of its Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or (ii) make payments or distributions to dissenting stockholders pursuant to applicable law.

         6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company,
(b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company, in each case other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;
(iv) in the

Senior Secured Note Documents in effect on the Closing Date; (v) contained in agreements or documents evidencing Indebtedness permitted by Section 6.1(l) so long as any such encumbrance or restriction applies only the Foreign Subsidiary issuing such Indebtedness; (vi) imposed on a Subsidiary and existing at the time it became a Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Company and only to the extent applying to such Subsidiary; (vii) under or in connection with any joint venture agreements, partnership agreement, stock sale agreements and other similar agreements; provided that (A) any such agreements are entered into in the ordinary course of business and in good faith, and (B) such restrictions are reasonably customary for such agreements; (viii) under any agreement, instrument or contract affecting property or a Person at the time such property or Person was acquired by Company or any of its Subsidiaries, so long as such restriction relates solely to the property or Person so acquired and was not created in connection with or in anticipation of such acquisition; (ix) existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit or similar restriction, in each case issued or imposed by a Governmental Authority; and (x) set forth in Schedule 6.6 of the Disclosure Letter or that result from the Permitted Refinancing or subsequent Permitted Refinancing of any Indebtedness pursuant to an agreement, instrument or contract set forth in
Schedule 6.6 of the Disclosure Letter or referred to in clause (iv), (v), (vi),
(vii) or (viii) of this Section 6.6; provided that the restrictions existing under or by reason of any such agreement, instrument or contract are not materially less favorable, taken as a whole, to the Lenders that those under the agreement evidencing the Indebtedness being refinanced.

         6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

                           (a)   Cash Equivalents;

                           (b)   equity Investments owned as of the Closing Date
in any Subsidiary and Investments made after the Closing Date in wholly-owned Subsidiaries that are Guarantors;

                           (c)   Investments (i) in any Securities received in
satisfaction or partial satisfaction thereof from financially troubled account debtors (whether in connection with a foreclosure, bankruptcy, workout or otherwise) and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

                           (d)   intercompany loans to the extent permitted
under Section 6.1(b);

                           (e)   Consolidated Capital Expenditures permitted by
Section 6.8(c);

                           (f)   loans and advances to employees of Company and
its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $10.0 million in the aggregate;

                           (g)   Investments made in connection with Permitted
Acquisitions or Permitted Program Acquisition Spending permitted pursuant to
Section 6.9;

                           (h)   Investments described in Schedule 6.7 of the
Disclosure Letter and commitments described in Schedule 6.7 of the Disclosure Letter required by agreements listed in such Schedule;

                           (i)   Company and its Subsidiaries may enter into
Interest Rate Agreements to the extent permitted by Section 6.1(m) and may enter into and perform its obligations under Hedge Agreements entered into in the ordinary course of business and so long as any such Hedge Agreement is not speculative in nature and is (i) related to income related to foreign currency exposure of Company and its Subsidiaries or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect Company and its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

                           (j)   Investments consisting of extensions of credit
in the nature of accounts receivable, prepaid royalties or expenses or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, or performance or similar deposits arising in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss;

                           (k)   guaranty and similar obligations permitted by
Section 6.1;

                           (l)   commission, entertainment, relocation, payroll,
travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                           (m)   Investments acquired by Company or any of its
Subsidiaries (i) in exchange for any other Investments held by Company or such Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or (ii) as result of a foreclosure by Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                           (n)   Investments representing the non-cash portion
of the consideration received in connection with an Asset Sale consummated in compliance with Section 6.9(c);

                           (o)   Company or its Subsidiaries may make additional
Investments, or acquire additional equity interest, in Inboard
Leiterplattentechnologie GmbH & Co. KG as described in Schedule 6.7 of the Disclosure Letter for an aggregate amount not to exceed $25.0 million; and

                           (p)   other Investments in an aggregate amount not to
exceed at any time $50.0 million.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

         6.8.     FINANCIAL COVENANTS.

                           (a)   Net Interest Coverage Ratio. Company shall not
permit the Net Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 29, 2003, to be less than the correlative ratio indicated:

------------------------------------------------------
       FISCAL                    NET INTEREST COVERAGE
   QUARTER ENDING                        RATIO
------------------------------------------------------
March 29, 2003                         2.35:1.00
------------------------------------------------------
June 28, 2003                          2.45:1.00
------------------------------------------------------
September 27, 2003                     2.85:1.00
------------------------------------------------------
January 3, 2004                        3.10:1.00
------------------------------------------------------
April 3, 2004                          3.40:1.00
------------------------------------------------------
July 3, 2004                           3.65:1.00
------------------------------------------------------
October 2, 2004                        4.00:1.00
------------------------------------------------------
January 1, 2005 and thereafter         6.00:1.00
------------------------------------------------------

                           (b)   Senior Leverage Ratio. Company shall not permit
the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 29, 2003, to exceed the correlative ratio indicated:

---------------------------------------------------
      FISCAL                        SENIOR LEVERAGE
  QUARTER ENDING                         RATIO
---------------------------------------------------
March 29, 2003                         1.50:1.00
---------------------------------------------------
June 28, 2003                          1.45:1.00
---------------------------------------------------
September 27, 2003                     1.25:1.00
---------------------------------------------------
January 3, 2004                        1.10:1.00
---------------------------------------------------
April 3, 2004                          1.00:1.00
---------------------------------------------------
July 3, 2004                           0.90:1.00
---------------------------------------------------
October 2, 2004                        0.85:1.00
---------------------------------------------------
January 1, 2005 and thereafter         0.75:1.00
---------------------------------------------------

                           (c)   Maximum Consolidated Capital Expenditures. (i)
Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth in the table below opposite such Fiscal Year. (ii) Notwithstanding anything to the contrary contained in clause (i) above, to the extent that the Consolidated Capital Expenditures made by Company and its Subsidiaries in any period specified below are less than the amount permitted to be made in such period (without giving effect to any additional amount available as a result of this clause (ii)), the amount of such difference (but in no event more than 50.0% of the amount permitted to be made in such period) may be carried forward and used to make Consolidated Capital Expenditures in the next succeeding Fiscal Year. (iii) To the extent Company utilizes all or any portion of the amounts permitted for any

Fiscal Year under this Section 6.8(c) for Permitted Program Acquisition Spending and Permitted Acquisitions in accordance with Section 6.9(e) during any Fiscal Year in which the Convertibles Trigger Event occurs, the use of such amounts for Permitted Program Acquisition Spending and Permitted Acquisitions shall be disregarded for purposes of calculating compliance with this Section 6.8(c) at all times following the Convertibles Trigger Event during such Fiscal Year.

-------------------------------------
                     CONSOLIDATED
FISCAL YEAR      CAPITAL EXPENDITURES
-------------------------------------
2003                $100.0 million
-------------------------------------
2004                $210.0 million
-------------------------------------
2005                $250.0 million
-------------------------------------
2006                $275.0 million
-------------------------------------
2007                $300.0 million
-------------------------------------

                           (d)   Certain Calculations.

                                    (i)     With respect to any period during
         which a Permitted Acquisition has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis to the extent full GAAP financial statements are available (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which pro forma adjustments shall be certified by the chief financial officer of Company) using the historical audited financial statements of any business so acquired or to be acquired to the extent such GAAP financial statements are available and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

                                    (ii)    For the purposes of determining
         compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA and Consolidated Net Interest Expense for the historical Fiscal Quarters ending June 29, 2002 and September 28, 2002 shall be as set forth on Schedule 6.8(d) attached hereto, subject to any adjustments required by Section 6.8(d)(i).

         6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

                           (a)   any Subsidiary of Company may be merged with or
into Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, in the case of such a merger, Company or such Guarantor, as applicable, shall be the continuing or surviving Person;

                           (b)   sales or other dispositions of assets that do
not constitute Asset Sales;

                           (c)   Asset Sales; provided (i) the consideration
received for such assets shall be in an amount at least equal to the fair market value thereof (in the case of any Asset Sale for consideration with a value in excess of $20.0 million, as determined in good faith by the board of directors of Company (or similar governing body)), (ii) no less than 75.0% thereof shall be paid in the form of any one or a combination of the following: (A) cash, Cash Equivalents or Additional Assets, (B) the assumption by the purchaser of liabilities of Company or any Subsidiary in the amounts as shown on the latest consolidated balance sheet on which such liability appears (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) as a result of which Company and its Subsidiaries are no longer obligated with respect to such liabilities, (C) securities, notes or other obligations received by Company or such Subsidiary to the extent such securities, notes or other obligations are converted by Company or such Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale, and (D) Indebtedness of a Subsidiary that is no longer a Subsidiary as a result of such Asset Sale if Company and its Subsidiaries are immediately released from all guaranties, if any, of payment or other obligations with respect to such Indebtedness and such Indebtedness is no longer the liability of Company or any of its Subsidiaries, and (iii) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(a);

                           (d)   any Foreign Subsidiary of Company may be merged
with or into any other Foreign Subsidiary or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to (i) in the case of a Foreign Subsidiary that is a First Tier Foreign Subsidiary, to any other First Tier Foreign Subsidiary, Company or any Guarantor, and (ii) in the case of any other Foreign Subsidiary, to any other Foreign Subsidiary, Company or Guarantor; provided, in the case of such a merger, a First Tier Foreign Subsidiary shall be the continuing or surviving Person;

                           (e)   Permitted Acquisitions and Permitted Program
Acquisitions; provided that, (i) until the Convertibles Trigger Event has occurred, the aggregate consideration for Permitted Program Acquisition Spending and Permitted Acquisitions in any Fiscal Year shall not exceed $125.0 million (excluding the acquisition permitted under Section 6.9(f) below and, in the case of Permitted Acquisitions, excluding consideration constituting Acquisition Equity); provided that (A) up to $50.0 million of such amount that is permitted under the immediately preceding clause (e)(i) but unused during any such Fiscal Year may be carried forward into the immediately following Fiscal Year, and (B) in addition to the foregoing, Company may also make Consolidated Capital Expenditures permitted under Section 6.8(c) of this Agreement for Permitted Program Acquisition Spending and Permitted Acquisitions; and (ii) from and after the Convertibles Trigger Event, Permitted Program Acquisition Spending and Permitted Acquisitions may be made so long as, after giving pro forma effect for any proposed Permitted Program Acquisition Spending or Permitted Acquisition, (A) Unencumbered Cash and Available Credit (for these purposes Company may include as cash up to $100.0 million of accounts receivable to be acquired in any such transaction and actually converted into cash within 30 days of the acquisition) shall not be less than $500.0 million, and (B) the ratio of Consolidated Net Indebtedness to Consolidated Adjusted EBITDA shall be less than or equal to 4.00:1.00;

                           (f)   the Elscint Ltd. acquisition described in
Schedule 6.9 of the Disclosure Letter; and

                           (g)   Investments made in accordance with
Section 6.7.

         6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 and except for Liens permitted pursuant to
Section 6.2(a) and Section 6.2(p), no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

         6.11. SALES AND LEASE-BACKS. Unless otherwise permitted hereunder, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed) (other than in connection with a sale and lease-back of the Corporate Head Office Campus otherwise permitted hereunder), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

         6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Company or any of its Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any of its Subsidiaries or between any of such Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries; (c) compensation arrangements and benefit plans for officers and other employees of Company and its

Subsidiaries entered into or maintained or established in the ordinary course of business; (d) transactions described in Schedule 6.12 of the Disclosure Letter;
(e) any Restricted Junior Payment permitted by Section 6.5; and (f) any Investment made in accordance with Section 6.7.

         6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and any Permitted Business and (ii) such other lines of business as may be consented to by Requisite Lenders.

         6.14. AMENDMENTS OR WAIVERS OF WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

         6.15. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from the Saturday nearest September 30 of each year.

SECTION 7.  GUARANTY

         7.1.     GUARANTY OF THE OBLIGATIONS. Subject to the provisions of
Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

         7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, to the extent permitted by applicable law, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

         7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

         7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                           (a)   this Guaranty is a guaranty of payment when due
and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

                           (b)   Administrative Agent may enforce this Guaranty
upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

                           (c)   the obligations of each Guarantor hereunder are
independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company or such other guarantors are joined in any such action or actions;

                           (d)   payment by any Guarantor of a portion, but not
all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

                           (e)   any Beneficiary, upon such terms as it deems
appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

                           (f)   this Guaranty and the obligations of Guarantors
hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

         7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, to the fullest extent permitted by law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

                  As used in this paragraph, any reference to "the principal" includes Company, and any reference to "the creditor" includes Administrative Agent and each other Beneficiary. In accordance with Section 2856 of the California Civil Code (a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (b) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guaranteed Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

         7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10. FINANCIAL CONDITION OF COMPANY. Any Loan may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each

Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

         7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                           (b)   Each Guarantor acknowledges and agrees that any
interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

                           (c)   In the event that all or any portion of the
Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

         7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8.  EVENTS OF DEFAULT

         8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

                           (a)   Failure to Make Payments When Due. Failure by
Company to pay (i) when due any installment of principal of, or premium on, any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within three (3) Business Days after the date due; or

                           (b)   Default in Other Agreements. (i) Failure of any
Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) having an aggregate principal amount of $25.0 million or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

                           (c)   Breach of Certain Covenants. Failure of any
Credit Party to perform or comply with any term or condition contained in
Section 5.2, Section 5.15 or Section 6; or

                           (d)   Breach of Representations, etc. Any
representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

                           (e)   Other Defaults Under Credit Documents. Any
Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

                           (f)   Involuntary Bankruptcy; Appointment of
Receiver, etc.. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than an Insignificant Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than an

Insignificant Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries (other than an Insignificant Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than an Insignificant Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than an Insignificant Subsidiary), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

                           (g)   Voluntary Bankruptcy; Appointment of Receiver,
etc.. (i) Company or any of its Subsidiaries (other than an Insignificant Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries (other than an Insignificant Subsidiary) shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries (other than an Insignificant Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of its Subsidiaries (other than an Insignificant Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

                           (h)   Judgments and Attachments. Any money judgment,
writ or warrant of attachment or similar process involving an amount in excess of $25.0 million (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries (other than an Insignificant Subsidiary) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                           (i)   Dissolution. Any order, judgment or decree
shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

                           (j)   Employee Benefit Plans. (i) There shall occur
one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $25.0 million during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

                           (k)   Change of Control. A Change of Control shall
occur; or

                           (l)   Guaranties, Collateral Documents and other
Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; and (B) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9.  AGENTS

         9.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. LaSalle is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. LaSalle is hereby appointed Collateral Agent hereunder, and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Syndication Agent, nor LaSalle, in its capacity as Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.

         9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

         9.3.     GENERAL IMMUNITY.

                           (a)   No Responsibility for Certain Matters. No Agent
shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

                           (b)   Exculpatory Provisions. No Agent nor any of its
officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

         9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

         9.5.     LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

                           (a)   Each Lender represents and warrants that it has
made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                           (b)   Each Lender, by delivering its signature page
to this Agreement and funding its Tranche B Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

         9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

         9.7. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held by it under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

         9.8.     COLLATERAL DOCUMENTS AND GUARANTY.

                           (a)   Agents under Collateral Documents and Guaranty.
Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to (i) be the agent for and representative of Lenders with respect to the Collateral, the Intercreditor Agreement and the Collateral Documents and (ii) without further written consent or authorization from Lenders, execute and perform under the Collateral Documents, the Intercreditor Agreement, any joinders to the Intercreditor Agreement referred to in Section 6.2(bb) hereof and any amendments, modifications, supplements and restatements of the Credit Documents in connection with such joinders referred to in Section 6.2(bb) (which shall include, without limitation, implementation of any pro rata sharing of collateral proceeds contemplated under any such joinders), and each Lender hereby further agrees to be bound by the terms of any such joinders, amendments, modifications, supplements and restatements. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

                           (b)   Right to Realize on Collateral and Enforce
Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10.  MISCELLANEOUS

         10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document or otherwise indicated to Administrative Agent in writing (and Administrative Agent will then provide notice to the other parties hereto), and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing (and Administrative Agent will then provide notice to the other parties hereto). Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

         10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the commitment package, the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company;
(d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable financial consultant and attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

         10.3.    INDEMNITY.

                           (a)   In addition to the payment of expenses pursuant
to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, advisors, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

                           (b)   To the extent permitted by applicable law,
neither Company nor any of its Subsidiaries or Affiliates shall assert, and hereby waives, any claim against any Lender or any of their Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent, Collateral Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         10.5.    AMENDMENTS AND WAIVERS.

                           (a)   Requisite Lenders' Consent. Subject to Section
10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

                           (b)   Affected Lenders' Consent. Without the written
consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                                    (i)     extend the scheduled final maturity
         of any Loan or any Tranche B Term Loan Note;

                                    (ii)    waive, reduce or postpone any
         scheduled repayment (but not prepayment);

                                    (iii)   reduce the rate of interest on any
         Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any premium or fee payable hereunder;

                                    (iv)    extend the time for payment of any
         such premium, interest or fees;

                                    (v)     reduce the principal amount of any
         Loan or increase the Commitment of any Lender;

                                    (vi)    amend, modify, terminate or waive
         any provision of this Section 10.5(b) or Section 10.5(c);

                                    (vii)   amend the definition of "REQUISITE
         LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Tranche B Term Loan Commitments and the Tranche B Term Loans are included on the Closing Date;

                                    (viii)  release a material portion of the
         Collateral or any material Guarantor from the Guaranty except as expressly provided in the Credit Documents;

                                    (ix)    consent to the assignment or
         transfer by any Credit Party of any of its rights and obligations under any Credit Document;

                                    (x)     amend the definition of "Interest
         Period" so as to permit periods of longer than six (6) months; or

                                    (xi)    increase any of the percentages set
         forth in the definition of "Borrowing Base".

                           (c)   Other Consents. No amendment, modification,
termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                                    (i)     amend, modify, terminate or waive
         any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

                                    (ii)    amend the definition of "REQUISITE
         CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Commitments and the Loans are included on the Closing Date; or

                                    (iii)   alter the required application of
         any repayments or prepayments as between Classes pursuant to Section
         2.12 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered.

                           (d)   Execution of Amendments, etc. Administrative
Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

                  (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and the permitted successors and assigns of the Credit Parties. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

                  (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan):

                           (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

                           (ii) to any Person meeting the criteria of clause
         (ii) of the definition of the term of "Eligible Assignee"; provided further that, except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of any Lender, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Loans of the assigning Lender) with respect to the assignment of Loans.

                  (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.17(c).

                  (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company (but in no event shall Administrative Agent be required to give such notice more frequently than once per week) and shall maintain a copy of such Assignment Agreement.

                  (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in loans such as the applicable Loans; and (iii) it will make or invest in, as the case may be, its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

                  (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (iii) if any such assignment occurs after the issuance of any Tranche B Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Tranche B Term Loan Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Tranche B Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Tranche B Term Loans of the assignee and/or the assigning Lender.

                  (h) Participations. Each Lender, without notice to or consent of Administrative Agent or Company, shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Tranche B Term Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release a material portion of the Collateral under the Collateral Documents or any material Guarantor from the Guaranty (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and
2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section
2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.17 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

                  (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge (without notice to or the consent of Administrative Agent or Company) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Tranche B Term Loan Notes, if any, to secure obligations of such Lender including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Company or Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Tranche B Term Loan Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of Section 10.6(c) concerning assignments.

         10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.14 and 9.6 shall survive the payment of the Loans.

         10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11. SEVERABILITY. In case any provision in or obligation hereunder or any Tranche B Term Loan Note shall be invalid, illegal or unenforceable in any jurisdiction%, the validity, legality and enforceability of the remaining provisions or obligations%, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK); PROVIDED THAT EACH AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON

THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO
RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.17. CONFIDENTIALITY. Each Lender and each Agent shall hold all non-public information regarding Company and its business identified as such by Company and obtained by such Lender or such Agent pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender or an Agent may make (i) disclosures of such information to Affiliates of such Lender and to their respective agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

        10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

         10.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         10.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             COMPANY:

                             SANMINA-SCI CORPORATION,
                             a Delaware corporation

                              By:   /s/ Rick R. Ackel
                                    ____________________________________________
                                    Name:    Rick R. Ackel
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

                              By:   /s/ Walter Boileau
                                    ____________________________________________
                                    Name:    Walter Boileau
                                    Title:   Treasurer

Credit and Guaranty Agreement

                             GUARANTORS:

                             COMPATIBLE MEMORY, INC.
                             ESSEX ACQUISITION SUBSIDIARY, INC.
                             HADCO CORPORATION
                             HADCO SANTA CLARA, INC.
                             INTERAGENCY, INC.
                             INTERWORKS COMPUTER PRODUCTS
                             MANU-TRONICS, INC.
                             MOOSE ACQUISITION SUBSIDIARY, INC.
                             SANMINA CANADA HOLDINGS, INC.
                             SANMINA ENCLOSURE SYSTEMS USA, INC.
                             SANMINA-SCI SYSTEMS (ALABAMA) INC.
                             SANMINA-SCI SYSTEMS ENCLOSURES LLC
                             SCI ENCLOSURES (DENTON), INC.
                             SCI HOLDINGS, INC.
                             SCI SYSTEMS, INC.
                             SCI TECHNOLOGY, INC.
                             SCIMEX, INC.
                             VIKING COMPONENTS INCORPORATED

                             All By:   /s/ Rick R. Ackel
                                       _________________________________________
                                       Name:    Rick R. Ackel
                                       Title:   Chief Financial Officer

Credit and Guaranty Agreement

                             SCI PLANT No. 2, L.L.C.
                             SCI PLANT No. 3, L.L.C.
                             SCI PLANT No. 4, L.L.C.
                             SCI PLANT No. 5, L.L.C.
                             SCI PLANT No. 27, L.L.C.
                             SCI PLANT No. 30, L.L.C.

                             All by:

                             SANMINA-SCI SYSTEMS (ALABAMA) INC.,
                             their Sole Member

                             By:    /s/ Rick R. Ackel
                                    ____________________________________________
                                    Name:    Rick R. Ackel
                                    Title:   Chief Financial Officer

Credit and Guaranty Agreement

                             SCI PLANT No. 12, L.L.C.
                             SCI PLANT No. 22, L.L.C.

                             All by:

                             SCI TECHNOLOGY, INC.,
                             their Sole Member

                             By:    /s/ Rick R. Ackel
                                    ____________________________________________
                                    Name:    Rick R. Ackel
                                    Title:   Chief Financial Officer

Credit and Guaranty Agreement

                             SANMINA GENERAL, L.L.C.
                             SANMINA LIMITED, L.L.C.
                             SANMINA-SCI, LLC

                             All by:

                             SANMINA-SCI CORPORATION,
                             their Sole Member

                             By:    /s/ Rick R. Ackel
                                    ____________________________________________
                                    Name:    Rick R. Ackel
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Credit and Guaranty Agreement

                              SANMINA TEXAS, L.P.

                              By:   SANMINA GENERAL, L.L.C.,
                                    Its General Partner

                                    By:      SANMINA-SCI CORPORATION,
                                             Its Sole Member

                                    By:      /s/ Rick R. Ackel
                                             ___________________________________
                                    Name:    Rick R. Ackel
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Credit and Guaranty Agreement

                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as Lead Arranger%, Sole Book Runner%, Syndication Agent%, Administrative Agent and a Lender

                             By:  /s/ Robert Wagner
                                  ____________________________________________
                                             Authorized Signatory

Credit and Guaranty Agreement

                             LASALLE BUSINESS CREDIT, INC.,
                             as Collateral Agent, Documentation Agent and a
                             Lender

                             By:    /s/ Robert J. Corsentino
                                    ____________________________________________

                             Name:  Robert J. Corsentino
                             Title: Group Senior Vice President

Credit and Guaranty Agreement

                             TRANSAMERICA BUSINESS CAPITAL
                             CORPORATION
                             as a Lender

                             By:    /s/ Stephen K. Goetschius
                                    ____________________________________________
                             Name:  Stephen K. Goetschius
                             Title: Senior Vice President

Credit and Guaranty Agreement

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT

                         TRANCHE B TERM LOAN COMMITMENTS

------------------------------------------------------------------------------------------------------------------
                                                                       TRANCHE B                         PRO
             LENDER                                              TERM LOAN COMMITMENT                 RATA SHARE
------------------------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                                $  263,000,000.00                     95.64%
------------------------------------------------------------------------------------------------------------------

LaSalle Business Credit, Inc.                                     $   10,000,000.00                      3.63%
------------------------------------------------------------------------------------------------------------------
                                                                                                         0.73%
Transamerica Business Capital Corporation                         $    2,000,000.00
------------------------------------------------------------------------------------------------------------------

             TOTAL                                                $  275,000,000.00                    100.00%
------------------------------------------------------------------------------------------------------------------

                                  APPENDIX A-1

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

         SANMINA-SCI CORPORATION
         2700 North First Street
         San Jose, California 95134
         Attention: Mr. Rick R. Ackel, Chief Financial Officer
         Telecopier: (408) 964-3636
         Internet:website: http://www.sanmina-sci.com

         GUARANTORS
         2700 North First Street
         San Jose, California 95134
         Attention: Mr. Rick R. Ackel, Chief Financial Officer
         Telecopier: (408) 964-3636

in each case, with a copy to:
         Wilson Sonsini Goodrich & Rosati, P.C.
         650 Page Mill Road
         Palo Alto, California 94304
         Attention: Andrew J. Hirsch, Esq.
         Telecopier: (650) 493-6811

                                  APPENDIX B-1

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Lead Arranger, Syndication Agent, Administrative Agent and a Lender

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: Stephen King
         Telecopier: (212) 357-0932

Administrative Agent's Principal Office:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: Stephen King
         Telecopier: (212) 357-0932

with a copy to:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: John Makrinos
         Telecopier:  (212) 357-4597

                                  APPENDIX B-2

LASALLE BUSINESS CREDIT, INC.,
as Collateral Agent, Documentation Agent and a Lender

         LaSalle Business Credit, Inc.
         135 South LaSalle Street, Suite 425
         Chicago, Illinois 60603
         Attention: Susan Hamilton
         Telecopier: (312) 904-6450

with a copy to:

         LaSalle Business Credit, Inc.
         135 South LaSalle Street, Suite 425
         Chicago, Illinois 60603
         Attention: Steve Fenton
         Telecopier: (312) 904-6109

                                  APPENDIX B-3

TRANSAMERICA BUSINESS CAPITAL CORPORATION, as a Lender

         Transamerica Business Capital Corporation
         555 Theodore Fremd Ave Suite C-301
         Rye, New York 10580
         Attention: Jose Gutierrez
         Telecopier:  (914) 921-9072

with a copy to:

         Transamerica Business Capital Corporation
         555 Theodore Fremd Ave, Suite C-301
         Rye, New York 10580
         Attention: Vidya Singh
         Telecopier: (914) 925-7248

                                  APPENDIX B-4

                                  Schedule 1.01

                           INACTIVE REAL ESTATE ASSETS

                     300 Diamond Drive, Huntsville, Alabama

                     400 Diamond Drive, Huntsville, Alabama

                   18522 Von Karman Avenue, Irvine, California

                 1625 Plymouth Street, Mountain View, California

               5525 Astrozon Boulevard, Colorado Springs, Colorado

                     500 Civic Center Drive, Augusta, Maine

                         Land located in Garland, Texas

                                  Schedule 1.01

                                 Schedule 3.1(h)

                          INITIAL MORTGAGED PROPERTIES

                 2945-2955 Airway Avenue, Costa Mesa, California

                   2000 Ringwood Avenue, San Jose, California

                     1867 Senter Road, San Jose, California

                      702 Bradley Drive, Fountain, Colorado

                    1 Jewel Drive, Wilmington, Massachusetts

                    8 Presidential Way, Woburn, Massachusetts

               4104 South Miami Boulevard, Raleigh, North Carolina

                      8701 100th Street, Kenosha, Wisconsin

                                 Schedule 3.1(h)

                                  Schedule 5.11

                   POST CLOSING REAL ESTATE ASSET DELIVERABLES

        Evidence of flood insurance with respect to the Initial Mortgaged Property located at 702 Bradley Drive, Fountain, Colorado, in form and substance reasonably satisfactory to Collateral Agent

                                  Schedule 5.11

                                 Schedule 6.8(d)

                               HISTORICAL NUMBERS

-------------------------------------------------------------------------------------------
                         FISCAL QUARTER ENDING         FISCAL QUARTER ENDING
                             JUNE 29, 2002              SEPTEMBER 28, 2002
-------------------------------------------------------------------------------------------
CONSOLIDATED                $ 88.7 million                   $ 91.7 million
ADJUSTED EBITDA
-------------------------------------------------------------------------------------------
CONSOLIDATED NET            $ 26.8 million                   $ 26.8 million
INTEREST EXPENSE
-------------------------------------------------------------------------------------------

                                Schedule 6.8(d)

                                                                         EXHIBIT


                                                                  EXHIBIT A-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                 FUNDING NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent.

         Pursuant to Section [2.1][2.20] of the Credit Agreement, Company desires that Lenders make the following Loans to Company in accordance with the applicable terms and conditions of the Credit Agreement on [MM/DD/YY] (the "CREDIT DATE"):

         [Tranche B][New] Term Loans

                  [ ]      Base Rate Loans:                    $[________]

                  [ ]      Eurodollar Rate Loans, with
                           an Initial Interest Period of
                           ________ Month(s):                  $[________]

         Company hereby certifies that:

                  (i) after making the Loans requested on the Credit Date, the aggregate principal amount of the Loans shall not exceed the Borrowing Base then in effect;

                  (ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

                  (iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [MM/DD/YY]                             SANMINA-SCI CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:

                                  EXHIBIT A-1-1

                                                                  EXHIBIT A-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         CONVERSION/CONTINUATION NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent.

         Pursuant to Section 2.6 of the Credit Agreement, Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [MM/DD/YY]:

                  $[___,___,___]    Eurodollar Rate Loans to be continued with
                                    Interest Period of ____ month(s)

                  $[___,___,___]    Base Rate Loans to be converted to
                                    Eurodollar Rate Loans with Interest Period of ____ month(s)

                  $[___,___,___]    Eurodollar Rate Loans to be converted to
                                    Base Rate Loans

         Company hereby certifies that, as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [MM/DD/YY]                             SANMINA-SCI CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:

                                  EXHIBIT A-2-1

                                                                    EXHIBIT B TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            TRANCHE B TERM LOAN NOTE

$ [___,___,___]
 [MM/DD/YY]                                                   New York, New York

         FOR VALUE RECEIVED, SANMINA-SCI CORPORATION, a Delaware corporation ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns the principal amount of [DOLLARS] ($[___,___,___]) in the installments referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent.

         Company shall make principal payments on this Note as set forth in
Section 2.9 of the Credit Agreement.

         This Note is one of the "Tranche B Term Loan Notes," which notes have an aggregate principal amount of $275,000,000, and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid. This Note is secured and guaranteed as provided in the Credit Agreement and the other Credit Documents.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                                   EXHIBIT B-1

         Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank.]

                                   EXHIBIT B-2

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                             SANMINA-SCI CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:

                                   EXHIBIT B-3

                                                                    EXHIBIT C TO
                                                   CREDIT AND GUARANTY AGREEMENT

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

         1. I am the [Chief Financial Officer/Treasurer] of SANMINA-SCI CORPORATION ("COMPANY").

         2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

         The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [MM/DD/YY] pursuant to
Section 5.1(c) of the Credit Agreement.

                                             SANMINA-SCI CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:   [Chief Financial
                                                       Officer/Treasurer]
                                                                      ANNEX A TO
                                                          COMPLIANCE CERTIFICATE

               FOR THE FISCAL [QUARTER] [YEAR] ENDING [MM/DD/YY].

1.  Consolidated Adjusted EBITDA:   (i) - (ii) + (iii) =          $[___,___,___]

         (i)      (a)      Consolidated Net Income:               $[___,___,___]

                  (b)      Consolidated Net Interest Expense:     $[___,___,___]

                  (c)      provisions for taxes based on income:  $[___,___,___]

                  (d)      total depreciation expense:            $[___,___,___]

                                  EXHIBIT C-1

                  (e)      total amortization expense:            $[___,___,___]

                  (f)      other non-Cash items (other than
                           non-Cash charges in connection
                           with restructurings) reducing
                           Consolidated Net Income[*]:            $[___,___,___]

                  (g)      other non-Cash charges relating to
                           restructurings (it being agreed that
                           such non-Cash charges shall be added
                           back for the period during which it
                           was recognized as a non-Cash charge
                           but subtracted in any future period
                           when such charge is paid in cash as
                           provided in clause (ii)(b) below):     $[___,___,___]

         (ii)     (a)      other non-cash items increasing
                           Consolidated Net Income[**]:           $[___,___,___]

                  (b)      any restructuring charge paid in Cash
                           and previously added back under
                           clause (i)(g) above:
                                                                  $[___,___,___]

         (iii)    Permitted Restructuring Cash Charges:           $[___,___,___]

2.  Consolidated Capital Expenditures:                            $[___,___,___]

3.  Consolidated Interest Expense:                                $[___,___,___]

4.  Consolidated Net Income: (i) - (ii) =                         $[___,___,___]

         (i)      the net income (or loss) of Company and its
                  Subsidiaries on a consolidated basis for such
                  period taken as a single accounting period
                  determined in conformity with GAAP:             $[___,___,___]

         (ii)     (a)      the income (or loss) of any Person
                           (other than a Subsidiary of Company)
                           in which any other Person (other
                           than Company or any of its
                           Subsidiaries) has a joint interest,
                           except to the extent of the amount
                           of dividends or other distributions
                           actually paid to Company or any of
                           its Subsidiaries by such Person:       $[___,___,___]

                  (b)      the income (or loss) of any Person
                           accrued prior to the date it becomes
                           a Subsidiary of Company or is merged
                           into or consolidated with Company or
                           any of its Subsidiaries or that
                           Person's assets are acquired by
                           Company or any of its Subsidiaries:    $[___,___,___]

---------------------
[*] Excluding (1) any such non-Cash item to the extent it represents an accrual or reserve for potential Cash item in any future period or amortizing of a prepaid cash item that was paid in a prior period and
         (2) any non-Cash item representing a change in current assets.

[**] Excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period and including gains on extinguishments of Indebtedness.

                                  EXHIBIT C-2

                   (c)     the income of any Subsidiary of
                           Company to the extent that the
                           declaration or payment of dividends
                           or similar distributions by that
                           Subsidiary of that income is not at
                           the time permitted by operation of
                           the terms of its charter or any
                           agreement, instrument, judgment,
                           decree, order, statute, rule or
                           governmental regulation
                           applicable to that Subsidiary:                             $[___,___,___]

                  (d)      any after-tax gains or losses
                           attributable to Asset Sales or
                           returned surplus assets of any
                           Pension Plan:                                              $[___,___,___]

                  (e)      to the extent not included in
                           clauses (ii)(a) through (d) above,
                           any net extraordinary gains or net
                           non-cash extraordinary losses:                             $[___,___,___]

5.  Permitted Restructuring Cash Charges: (i) + (ii) =                                $[___,___,___]

         (i)      up to $135.3 million in nonrecurring Cash
                  charges relating to announced restructurings
                  reducing Consolidated Net Income and actually
                  paid in Cash on or before September 30, 2004:                       $[___,___,___]

         (ii)     at any time during the term of the Credit
                  Agreement, up to $100.0 million of additional
                  nonrecurring Cash charges relating to
                  restructurings:                                                     $[___,___,___]

6.  Consolidated Net Interest Expense:                                                $[___,___,___]

7.  Consolidated Senior Indebtedness:                                                 $[___,___,___]

8.  Net Interest Coverage Ratio: (i)/(ii) =

         (i)      Consolidated Adjusted EBITDA
                  for the four-Fiscal Quarter Period then
                  ended:                                                              $[___,___,___]

         (ii)     Consolidated Net Interest Expense
                  for such four-Fiscal Quarter Period:                                $[___,___,___]

                                                                    Actual:           _.__:1.00
                                                                    Required:         _.__:1.00

9.  Senior Leverage Ratio: (i)/(ii) =

         (i)      Consolidated Senior Indebtedness as of
                  the last day of the Fiscal Quarter then
                  ended                                                               $[___,___,___]

         (ii)     Consolidated Adjusted EBITDA
                  for the four-Fiscal Quarter period then
                  ended:                                                              $[___,___,___]

                                                                    Actual:           _.__:1.00

                                  EXHIBIT C-3

                                                                    Required:         _.__:1.00

10.  Maximum Consolidated Capital Expenditures

                                                                    Actual:           $[___,___,___]
                                                                    Required :        $[___,___,___]

         plus, to the extent that the Consolidated Capital
         Expenditures made by Company and its Subsidiaries
         in the prior Fiscal Year are less than the amount
         permitted to be made in such Fiscal Year (without
         giving effect to any additional amount available
         as a result of this clause), the amount of such
         difference (but in no event more than 50.0% of the
         amount permitted to be made in such period):                                 $[___,___,___]

                                  EXHIBIT C-4

                                                                  EXHIBIT D-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            OPINIONS OF U.S. COUNSEL

                                 [See Attached]

                                  EXHIBIT D-1-1

                                                                  EXHIBIT D-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                           OPINIONS OF FOREIGN COUNSEL

         Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit and Guaranty Agreement.

         1. _____________ ("SUBSIDIARY") is a [corporation] [partnership] organized and validly existing under the laws of _____________ [insert name of country] (the "APPLICABLE JURISDICTION"), has not been dissolved and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         2. The authorized capital of Subsidiary consists of ___________ [common shares] [partnership interests], of which _______________ are issued and outstanding. _______________ [Insert name of Pledgor under Pledge and Security Agreement] ("PLEDGOR") is both the registered and (to our best knowledge) beneficial owner of all of those issued and outstanding [common shares] [partnership interests].

         3. The Pledge and Security Agreement provides, among other things, that it is governed by the laws of the State of New York, United States of America and provides for a security interest in and lien on, among other things, [65]% of the issued and outstanding [common shares] [partnership interests] of Subsidiary (the "PLEDGED SHARES"). The choice of the law of the State of New York, United States of America as the governing law of the Pledge and Security Agreement will be upheld as a valid choice of law by the courts of the Applicable Jurisdiction. If the Pledge and Security Agreement is sought to be enforced in the Applicable Jurisdiction in accordance with the laws of the State of New York, United States of America, the courts of competent jurisdiction in the Applicable Jurisdiction would recognize the choice of law and apply the laws of the State of New York, United States of America including the choice of laws rules regarding perfection contained therein.

         4. The Pledge and Security Agreement is in proper legal form under the laws of the Applicable Jurisdiction for the enforcement thereof against the Pledgor under the laws of the Applicable Jurisdiction.

         5. No filings, registrations, recordings or other actions are necessary under the laws of the Applicable Jurisdiction to create, preserve, perfect and protect the Collateral Agent's security interest in and lien on the Pledged Shares under the Pledge and Security Agreement or for the Collateral Agent to exercise its rights and remedies against the Pledged Shares under the Pledge and Security Agreement, and no consent, approval or authorization of any Person or entity is required under the laws of the Applicable Jurisdiction in order for the Collateral Agent's security interest and lien to be created, preserved, perfected and protected or for the Collateral Agent to exercise its rights and remedies against the Pledged Shares under the Pledge and Security Agreement.

         6. Neither the execution, delivery and performance by the Pledgor of the Pledge and Security Agreement nor the exercise by the Collateral Agent or the Secured Parties of any of their rights or remedies thereunder will contravene any constitutional provision or any provision of any law, decree, treaty, order or judgment of any court or other agency of any government or, to the best of our knowledge, any contractual restriction binding on or affecting the Subsidiary or any of its properties.

         7. There are no stamp taxes, registration taxes or other similar taxes, duties or charges now due, or which under the present laws of the Applicable Jurisdiction may become due, in connection with the Pledge and Security Agreement or the enforcement thereof. The Subsidiary may pay all amounts required by the

                                  EXHIBIT D-2-1

     Pledge and Security Agreement free of any deduction or withholding therefrom, and such payments will not be subject to any income or other tax imposed by the Applicable Jurisdiction or any taxing authority thereof.

         8. To ensure the legality, validity, enforceability or admissibility in evidence of any of the Pledge and Security Agreement in the Applicable Jurisdiction it is not necessary or advisable that such agreement or any other instrument or document relating thereto be executed, delivered, filed, registered or recorded in any public office or that notice thereof be given to any Person.

         9. There are no legal impediments to access by the Collateral Agent or the Secured Parties to the courts of the Applicable Jurisdiction, nor shall the Collateral Agent nor the Secured Parties be required to qualify under any statute or law or to pay any franchise tax, stamp tax or other similar fee to gain such access, in respect of the Pledge and Security Agreement, including a proceeding for the recognition of a judgment by a court in the United States in favor of the Collateral Agent or the Secured Parties, except for such fees as would be required of plaintiffs, both residents and non-residents, in seeking access to the courts of the Applicable Jurisdiction.

     Opinions to be subject to customary assumptions, qualifications and conditions.

                                  EXHIBIT D-2-2

                                                                    EXHIBIT E TO
                                                   CREDIT AND GUARANTY AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the facilities identified below (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.       Assignor:                  ______________________

2.       Assignee:                  ______________________ [and is an
                                    Affiliate/Approved Fund[*****]]

3.       Borrower:                  Sanmina-SCI Corporation

4.       Administrative Agent:      Goldman Sachs Credit Partners L.P., as the
                                    administrative agent under the Credit
                                    Agreement

5.       Credit Agreement:          Credit and Guaranty Agreement dated as of
                                    December 23, 2002 among SANMINA-SCI
                                    CORPORATION, the subsidiaries of Sanmina -
                                    SCI Corporation from time to time party
                                    thereto, as guarantors, the Lenders parties thereto, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent, and the other agents parties thereto

6.       Assigned Interest:

-----------------------------
[*****]Select as applicable

                                   EXHIBIT E-1

---------------------------------------------------------------------------------------------------------
                                  Aggregate Amount of                                Percentage Assigned
                                         Loans                 Amount of Loans             of Loans
      Facility Assigned             for all Lenders               Assigned                 [******]
      -----------------             ---------------               --------                 --------

---------------------------------------------------------------------------------------------------------
____________[*******]             $______________              $______________            ____________%
---------------------------------------------------------------------------------------------------------

______________                    $______________              $______________            ____________%

----------------------------------------------------------------------------------------------------------

______________                    $______________              $______________            ____________%
----------------------------------------------------------------------------------------------------------

Effective Date:  ______________, 200_ [TO BE INSERTED BY ADMINISTRATIVE
AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.       Notice and Wire Instructions:

    [NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

    Notices:                                     Notices:

             ________________________                    _______________________
             ________________________                    _______________________
             ________________________                    _______________________
             Attention:                                  Attention:
             Telecopier:                                 Telecopier:

    with a copy to:                              with a copy to:
             ________________________                    _______________________
             ________________________                    _______________________
             ________________________                    _______________________
             Attention:                                  Attention:
             Telecopier:                                 Telecopier:

    Wire Instructions:                           Wire Instructions:

----------------------

[******]Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[*******]Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment

                                  EXHIBIT E-2

                  The terms set forth in this Assignment are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]

                                    By:_______________________
                                    Title:

                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]

                                    By:_______________________
                                    Name:
                                    Title:

[Consented to and][********] Accepted:

GOLDMAN SACHS CREDIT PARTNERS L.P., as
   Administrative Agent

By:_______________________
Name:
Title:

[Consented to:][*********]

SANMINA-SCI CORPORATION

By:_______________________
Name:
Title:

--------------------------------------
[********]To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[*********]To be added only if the consent of Company is required by the terms of the Credit Agreement.

                                  EXHIBIT E-3

                                                                         ANNEX 1

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

1.       Representations and Warranties.

                  1.1  Assignor. The Assignor (a) represents and warrants that
                       (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "CREDIT DOCUMENTS"), or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2  Assignee. The Assignee (a) represents and warrants that
                       (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, premium, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.[**********]

---------------------
[**********]Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: "From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, premium, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves."

                                  EXHIBIT E-4

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New
         York).

                                  EXHIBIT E-5

                                                                    EXHIBIT F TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

                  Reference is made to the Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent. Pursuant to Section 2.17(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

                                    [NAME OF LENDER]

                                    By: ____________________________
                                    Name:
                                    Title:

                                   EXHIBIT F-1

                                                                  EXHIBIT G-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            CLOSING DATE CERTIFICATE

         THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

         1.  We are%, respectively,   the chief financial officer and
treasurer of SANMINA-SCI CORPORATION ("COMPANY").

         2. We have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

         3. Based upon our review and examination described in paragraph (2) above, we certify, on behalf of Company, that as of the date hereof:

                  (i) as of the Closing Date, the representations and warranties contained in each of the Credit Documents are true and correct in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date;

                  (ii) as of the Closing Date, no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing under the Credit Agreement contemplated on the Closing Date;

                  (iii) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; and

                  (iv) as of the Closing Date, Company reasonably expects, after giving effect to the borrowing of the Tranche B Term Loans on the Closing Date, and based upon good faith determinations and projections consistent with the Financial Plan, to be in compliance with all operating and financial covenants set forth in the Credit Agreement as of the last day of the current Fiscal Quarter.

         4. Attached as Annex A hereto are true and complete (and, where applicable, executed and conformed) copies of each of the material Senior Secured Note Documents.

         5. Each Credit Party has requested Wilson Sonsini Goodrich & Rosati, P.C., Deutsch Williams Brooks DeRensis & Holland, P.C., Quarles & Brady LLP, Lanier Ford Shaver & Payne, Holland & Hart and Rayburn Cooper & Durham, P.C. and certain other local counsel to the Credit Parties to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D-1 and D-2 annexed to the Credit Agreement, and as to such other matters as Administrative Agent may reasonably request.

                                  EXHIBIT G-1-1

         6. Attached hereto as Annex B are true and complete copies of (a) the Historical Financial Statements, and (b) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the sale and issuance of the Senior Secured Notes, the borrowing of the Tranche B Term Loans on the Closing Date, the related financings and the other transactions contemplated by the Credit Documents and the Senior Secured Note Documents. The Company has provided to the Administrative Agent true and complete copies of the Projections.

         8. Consolidated Adjusted EBITDA for the 2002 Fiscal Year (without giving effect to clause (c) of the definition of "Consolidated Net Income") was no less than $388.6 million.

                  [Remainder of page intentionally left blank.]

                                  EXHIBIT G-1-2

     The foregoing certifications are made and delivered as of December 23, 2002.

                                    SANMINA-SCI CORPORATION

                                    _______________________
                                    Name: Rick R. Ackel
                                    Title: Chief Financial Officer

                                    SANMINA-SCI CORPORATION

                                    _______________________
                                    Name:
                                    Title: Treasurer

                                  EXHIBIT G-1-3

                                                                  EXHIBIT G-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              SOLVENCY CERTIFICATE

         THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

         1. I am the chief financial officer of SANMINA-SCI CORPORATION, a Delaware corporation ("COMPANY").

         2. Reference is made to that certain Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among COMPANY, CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent.

         3. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with the Senior Secured Note Documents, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

         4. Based upon my review and examination described in paragraph (3) above, I certify that as of the date hereof, after giving effect to the issuance and sale of the Senior Secured Notes and the borrowing of the Tranche B Term Loans on the Closing Date, the related financings and the other transactions contemplated by the Credit Documents and the Senior Secured Note Documents, each Credit Party is Solvent.

         The foregoing certifications are made and delivered as of December 23, 2002.

                             ______________________________
                             Name: Rick R. Ackel
                             Title: Chief Financial Officer

                                  EXHIBIT G-2-3

                                                                    EXHIBIT H TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              COUNTERPART AGREEMENT

         This COUNTERPART AGREEMENT, dated [MM/DD/YY] (this "COUNTERPART AGREEMENT"), is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent.

         SECTION 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

                  (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

                  (b) [except as set forth on Schedule A hereto,] represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

                  (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

                  (d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
         Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) and in accordance with Section 7 of the Credit Agreement; and

                  (e) the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) subject to the provisions of the Pledge and Security Agreement, grants to Collateral Agent a security interest in all of the undersigned's right, title and interest in and to all "Collateral" (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all applicable schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the "Collateral" and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

         SECTION 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of

                                   EXHIBIT H-1
this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK).

                  [Remainder of page intentionally left blank.]

                                   EXHIBIT H-2

         IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

                             [NAME OF SUBSIDIARY]

                             By:______________________
                             Name:
                             Title:

Address for Notices:

         _______________
         _______________
         _______________
         Attention:
         Telecopier

with a copy to:

         _______________
         _______________
         _______________
         Attention:
         Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent

By:_____________________
   Name:
   Title:

LASALLE BUSINESS CREDIT, INC.,
as Collateral Agent

By:_____________________
   Name:
   Title:

                                   EXHIBIT H-3

                                                                    EXHIBIT I TO
                                                   CREDIT AND GUARANTY AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 23, 2002

                                     BETWEEN

                        EACH OF THE GRANTORS PARTY HERETO

                                       AND

                          LASALLE BUSINESS CREDIT, INC.

                               AS COLLATERAL AGENT

                                   Exhibit I-1

                                TABLE OF CONTENTS

                                                                                              PAGE
SECTION 1.  DEFINITIONS; GRANT OF SECURITY..................................................    4
     1.1   General Definitions..............................................................    4

     1.2   Definitions; Interpretation......................................................   10

SECTION 2.  GRANT OF SECURITY...............................................................   10
     2.1   Grant of Security................................................................   10

     2.2   Certain Limited Exclusions.......................................................   11

     2.3   Intercreditor Agreement..........................................................   12

SECTION 3.  SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE................................   12
     3.1   Security for Obligations.........................................................   12

     3.2   Continuing Liability Under Collateral............................................   12

SECTION 4.  REPRESENTATIONS AND WARRANTIES AND COVENANTS....................................   12
     4.1   Generally........................................................................   12

     4.2   Equipment and Inventory..........................................................   15

     4.3   Receivables......................................................................   16

     4.4   Investment Related Property; Investment Related Property Generally...............   18

     4.5   [intentionally omitted]..........................................................   22

     4.6   Letter of Credit Rights..........................................................   22

     4.7   Intellectual Property............................................................   22

     4.8   Commercial Tort Claims...........................................................   25

SECTION 5.  ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.........   25
     5.1   Right of Inspection; Access......................................................   25

     5.2   Further Assurances...............................................................   26

     5.3   Additional Grantors..............................................................   27

SECTION 6.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.....................................   27
     6.1   Power of Attorney................................................................   27

     6.2   No Duty on the Part of Collateral Agent or Secured Parties.......................   28

SECTION 7.  REMEDIES........................................................................   28
     7.1   Generally........................................................................   28

                                   Exhibit I-2

     7.2   Application of Proceeds..........................................................   29

     7.3   Sales on Credit..................................................................   30

     7.4   Deposit Accounts.................................................................   30

     7.5   Investment Related Property......................................................   30

     7.6   Intellectual Property............................................................   30

     7.7   Cash Proceeds....................................................................   32

SECTION 8.  COLLATERAL AGENT................................................................   32
SECTION 9.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.................................   33
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM..................................   33
SECTION 11. MISCELLANEOUS...................................................................   33

Schedules:

Schedule 4.1      General Information
Schedule 4.2      Location of Equipment and Inventory
Schedule 4.4      Investment Related Property
Schedule 4.6      Description of Letters of Credit
Schedule 4.7      Intellectual Property
Schedule 4.8      Commercial Tort Claims

Exhibits:

Exhibit A         Pledge Supplement
Exhibit B         Uncertificated Securities Control Agreement
Exhibit C         Securities Account Control Agreement
Exhibit D         Deposit Account Control Agreement

                                   EXHIBIT I-3

                           This PLEDGE AND SECURITY AGREEMENT, dated as of
December 23, 2002 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined)
(each, a "GRANTOR"), and LASALLE BUSINESS CREDIT, INC., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

                  WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the lenders party thereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Syndication Agent and Administrative Agent, LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent;

                  WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements (as herein defined) with one or more Lender Counterparties;

                  WHEREAS, Grantors are party to that certain Indenture, dated as of the date hereof, among Company, as issuer, the guarantors named therein, as initial guarantors, and State Street Bank and Trust Company of California, N.A., as trustee;

                  WHEREAS, to secure the Noteholder Claims (as defined below), Grantors are concurrently granting to the Notes Collateral Agent (as defined below), for the benefit of the holders of the Noteholder Claims, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement referred to in the Credit Agreement);

                  WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:

SECTION 1.        DEFINITIONS; GRANT OF SECURITY.

         1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

                  "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "ADDITIONAL GRANTORS" shall have the meaning assigned in
Section 5.3.

                                   Exhibit I-4

                  "ASSIGNED AGREEMENTS" shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

                  "CASH PROCEEDS" shall have the meaning assigned in Section
7.7.

                  "CHATTEL PAPER" shall mean all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

                  "COLLATERAL" shall have the meaning assigned in Section 2.1.

                  "COLLATERAL ACCOUNT" shall have the meaning assigned in
Section 4.3(b)(v).

                  "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

                  "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                  "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

                  "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the Tax Code.

                  "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

                  "COPYRIGHTS" shall mean all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

                  "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

                                   EXHIBIT I-5

                  "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

                  "EQUIPMENT" shall mean: (i) all "equipment" as defined in
Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

                  "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

                  "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

                  "GRANTORS" shall have the meaning set forth in the preamble.

                  "HEDGE AGREEMENT" shall mean any (i) interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Grantors' operations or (ii) foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Grantors' operations.

                   "INDEMNITEE" shall mean Collateral Agent, and its and its Affiliates' officers, partners, directors, trustees, employees, agents.

                  "INSTRUMENTS" shall mean all "instruments" as defined in
Article 9 of the UCC.

                  "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

                  "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

                  "INVENTORY" shall mean: (i) all "inventory" as defined in
Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

                  "INVESTMENT ACCOUNTS" shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

                                   EXHIBIT I-6

                  "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

                  "LENDER" shall have the meaning set forth in the recitals.

                  "LENDER COUNTERPARTY" shall mean each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

                  "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

                  "LIEN" shall mean (i) any lien, mortgage, pledge, assignment for security, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

                  "MONEY" shall mean "money" as defined in the UCC.

                  "NON-ASSIGNABLE CONTRACT" shall mean any agreement, contract or license to which any the Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

                  "NOTEHOLDER CLAIMS" shall have the meaning specified in the Intercreditor Agreement.

                  "NOTES COLLATERAL AGENT" shall mean State Street Bank and Trust Company of California, N.A., in its capacity as collateral agent for the holders of the Noteholder Claims.

                  "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

                  "PATENTS" shall mean all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 4.7(C) (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

                  "PAYMENT INTANGIBLE" shall have the meaning specified in
Article 9 of the UCC.

                  "PLEDGED DEBT" shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                                   EXHIBIT I-7

                  "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

                  "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

                  "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

                  "PLEDGED STOCK" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

                  "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

                  "PROCEEDS" shall mean: (i) all "proceeds" as defined in
Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

                                   EXHIBIT I-8

                  "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

                  "RECORD" shall have the meaning specified in Article 9 of the UCC.

                  "SECURED OBLIGATIONS" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of all Grantors from time to time arising under or in respect of this Agreement, the Credit Agreement, the Tranche B Term Loan Notes, the Guaranties, the other Credit Documents and all Hedge Agreements entered into with any Lender Counterparty (including the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement, the Tranche B Term Loan Notes, the Guaranties, the other Credit Documents and all Hedge Agreements entered into with any Lender Counterparty), in each case whether (a) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise; (b) arising in the regular course of business or otherwise; (c) for payment or performance; (d) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Credit Party or any other person; or (e) now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Credit Party or any other person, or that would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "SECURED PARTIES" means the Lenders and the Lender Counterparties and shall include, without limitation, all former Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

                  "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

                  "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                                   EXHIBIT I-9

                  "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

                  "TRADEMARKS" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

                  "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a "TRADE SECRET"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  "UNITED STATES" shall mean the United States of America.

         1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.        GRANT OF SECURITY.

         2.1 GRANT OF SECURITY. Each Grantor hereby grants to Collateral Agent, for its benefit and for the benefit of the Secured Parties, a security interest and continuing lien on all of such Grantor's right,

                                  EXHIBIT I-10
title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

                  (a)      Accounts;

                  (b)      Chattel Paper;

                  (c)      Documents;

                  (d)      General Intangibles;

                  (e)      Goods;

                  (f)      Instruments;

                  (g)      Insurance;

                  (h)      Intellectual Property;

                  (i)      Investment Related Property;

                  (j)      Letter of Credit Rights;

                  (k)      Money;

                  (l)      Receivables and Receivable Records;

                  (m)      Commercial Tort Claims;

                  (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

                  (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

         2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to (a) any Lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights (including property rights with respect to equipment) or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) in any of the outstanding capital stock of a Controlled Foreign Corporation (i) in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote or (ii) to the extent the Collateral Agent otherwise determines in its reasonable discretion after consultation with the Company that any such pledge is not commercially feasible.

                                  EXHIBIT I-11

         2.3 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the relative rights and remedies of Collateral Agent and the Secured Parties shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

SECTION 3.        SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

         3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of all the Secured Obligations.

         3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.        REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         4.1      GENERALLY.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) except as otherwise permitted by or qualified under the Credit Agreement, it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral, whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

                           (ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or principal place of business is, and for the five-year period preceding the date hereof has been, located.

                           (iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five
         (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

                                  EXHIBIT I-12

                           (iv) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, principal place of business, chief executive office or its corporate structure in any way within the past five (5) years;

                           (v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on
         Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

                           (vi)    with respect to each agreement identified on
         Schedule 4.1(D), it has indicated on Schedule 4.1(A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

                           (vii) upon (x) the filing of all UCC financing statements naming each Grantor as "debtor" and Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, and (y) execution of a control agreement in the form of Exhibit D hereto with respect to each Deposit Account, the security interests granted to Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on that portion of the Collateral that can be perfected by such filing or execution of such control agreement;

                           (viii) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained, except for those actions to be taken and consents to be obtained that are necessary or desirable at the time such rights or remedies are exercised;

                           (ix) other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

                           (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (x) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (y) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except, in each case, (A) for the filings contemplated by clause (vii) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, (C) as may be required in connection with Pledged Equity Interests of Foreign Subsidiaries hereunder, to the extent identified in Schedule 4.1(F) hereof, and (D) such authorizations, approvals or other actions of or notices to or filings with Governmental Authorities or regulatory bodies obtained as of the date hereof or at the time such rights or remedies are exercised;

                           (xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

                           (xii) it does not own any "as extracted collateral" (as defined in the UCC);

                                  EXHIBIT I-13

                           (xiii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor's name on
         Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein, except with respect to Permitted Liens;

                           (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or in violation in any material respect of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                           (iii) it shall not change such Grantor's name, identity, corporate structure, principal place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (A) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, at least thirty (30) days' prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, principal place of business, chief executive office, type of organization, jurisdiction of organization or trade name and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

                           (iv) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any material portion thereof, (except as otherwise permitted by the Credit Agreement) the ability of any Grantor or Collateral Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and

                           (v) except otherwise permitted by the Credit Documents, it shall not take or permit any action which could impair Collateral Agent's rights in the Collateral in any material respect.

                  (c) Post-Closing Items. Company hereby covenants and agrees that within 90 days (45 days in the case of clauses (b) and (c) below) after the Closing Date, it shall deliver (or cause the applicable Grantor to deliver) to the Collateral Agent to the extent not delivered prior thereto, (a) such Pledge Supplements, certificates, stock powers, any other documents and/or opinions of foreign counsel to the Company or its Subsidiaries addressed to the Administrative Agent, the Collateral Agent and the Lenders (with respect to such matters as set forth in Exhibit D-2 of the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent; provided that the Collateral Agent shall be permitted to accept such variations and modifications to such opinions as it shall determine to be reasonably necessary or appropriate), relating to the pledge of 65% of capital stock of the Controlled Foreign Corporations set forth on Schedule 4.4(A) hereto, except to the extent the Collateral Agent determines in its reasonable discretion after consultation with the Company that any such pledge is not commercially feasible; (b) a duly executed Pledge Supplement with respect to all notes or other instruments evidencing Intercompany Indebtedness required to be pledged pursuant to the Credit Agreement and with

                                  EXHIBIT I-14
respect to Pledged Debt required to be pledged hereunder, accompanied by such notes or other instruments; and (c) duly executed control agreements substantially in the form of Exhibit B, C or D hereto, as applicable (or such other form as may be acceptable to the Collateral Agent), with respect to all Investment Related Property or Investment Accounts required to be pledged hereunder. All the representations and warranties made by the Grantors and all covenants undertaken by the Grantors in this Agreement shall be qualified by this Section 4.1(c).

         4.2      EQUIPMENT AND INVENTORY.

                  (a) Representations and Warranties. Each Grantor represents and warrants that:

                           (i) all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule
         4.2 (as such schedule may be amended or supplemented from time to time);

                           (ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of the Fair Labor Standards Act, as amended; and

                           (iii) none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

                  (b) Covenants and Agreements. Each Grantor covenants and agrees that:

                           (i) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

                           (ii) it shall notify Collateral Agent in writing, by executing and delivering to Collateral Agent, no less often than quarterly at the time that a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) of the Credit Agreement, a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, in the event there has been any change in the locations specified on Schedule 4.2 with respect to such Equipment, Inventory and Documents, identifying such new locations and providing such other information in connection therewith as Collateral Agent may reasonably request;

                           (iii) it shall keep correct and accurate records in all material respects of the Inventory as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event sufficient to prepare financial statements in accordance with GAAP;

                           (iv) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Collateral Agent (subject to the terms of the Intercreditor Agreement to the extent then in effect);

                           (v)     if any Equipment or Inventory is in
         possession or control of any third party, each Grantor shall join with Collateral Agent in notifying the third party of Collateral

                                  EXHIBIT I-15

         Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Collateral Agent; and

                           (vi) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

         4.3      RECEIVABLES.

                  (a) Representations and Warranties. Each Grantor represents and warrants that:

                           (i) each Receivable (A) is and will be the legal, valid andbinding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (B) is and will be enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law), and
         (C) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign;

                           (ii) none of the Account Debtors in respect of any Receivable in excess of $500,000 individually or $1,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

                           (iii)   no Receivable is evidenced by, or
         constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, Collateral Agent to the extent required by, and in accordance with Section 4.3(c) (subject to the terms of the Intercreditor Agreement to the extent then in effect); and

                           (iv) each Grantor has delivered to Collateral Agent a complete and correct copy of each standard form of document under which a Receivable may arise.

                  (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that:

                           (i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

                           (ii) upon Collateral Agent's reasonable request, it shall mark conspicuously, in form and manner reasonably satisfactory to Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to Collateral Agent (subject to the terms of the Intercreditor Agreement to the extent then in effect) as provided herein), as well as the Receivables Records with an appropriate reference to the fact that Collateral Agent has a security interest therein;

                           (iii) it shall perform in all material respects all of its obligations with respect to the Receivables;

                                  EXHIBIT I-16

                           (iv) other than in the ordinary course of business consistent with past practices and while no Event of Default exists, it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Receivable as Collateral. Other than in the ordinary course of business, and except as otherwise provided in subsection (v) below, after the occurrence and during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

                           (v)     except as otherwise provided in this
         subsection or as permitted by subsection (iv) above, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, Collateral Agent shall have the right at any time during the existence of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, Collateral Agent may: (A) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent (subject to the terms of the Intercreditor Agreement, to the extent then in effect); (B) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent (subject to the terms of the Intercreditor Agreement, to the extent then in effect); and (C) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent if required, in a collateral account (the "COLLATERAL ACCOUNT"), and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

                           (vi) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

                  (c) Delivery and Control of Receivables. With respect to any Receivables in excess of $1,000,000 individually or $2,500,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered, promptly upon the request of Collateral Agent, to Collateral Agent (or its agent or designee) (subject to the terms of the Intercreditor Agreement to the extent then in effect) appropriately indorsed to Collateral Agent or indorsed in blank:
(i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $1,000,000 individually or $2,500,000 in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall take all steps necessary to give Collateral Agent control (subject to the terms of the Intercreditor Agreement to the extent then in effect) over such Receivables (within the meaning of Section

                                  EXHIBIT I-17

9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of Collateral Agent in accordance with this subsection
(c) shall be delivered or subjected to such control (subject to the terms of the Intercreditor Agreement to the extent then in effect) upon request of Collateral Agent.

         4.4      INVESTMENT RELATED PROPERTY; INVESTMENT RELATED PROPERTY
GENERALLY

                  (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

                           (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to Collateral Agent pursuant to the terms of the Intercreditor Agreement to the extent then in effect) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of Collateral Agent and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer, all scheduled payments of interest and all property received upon the liquidation or dissolution of a Subsidiary permitted by the Credit Documents; and

                           (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to Collateral Agent.

                  (b)      Delivery and Control.

         Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account), and subject to the limitations set forth in Section 2.2 hereof, it shall cause such certificate or instrument to be delivered to Collateral Agent (in accordance with the terms of the Intercreditor Agreement to the extent then in effect), indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), and subject to the limitations set forth in
Section 2.2 hereof, it shall cause the issuer of such uncertificated security to either (i) register Collateral Agent as the registered owner thereof on the

                                  EXHIBIT I-18
books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor (in each case subject to the terms of the Intercreditor Agreement to the extent then in effect). In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, Collateral Agent (subject to and in accordance with the terms of the Intercreditor Agreement to the extent then in effect) shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

                  (c)      Voting and Distributions.

                           (i) So long as no Event of Default shall have occurred and be continuing:

         (A) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and

         (B) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause
                  (A) above;

                           (ii)    Upon the occurrence and during the
         continuation of an Event of Default, subject to the terms of the Intercreditor Agreement, to the extent then in effect:

         (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

         (B) in order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder:
                  (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (2) the each Grantor acknowledges that Collateral Agent may utilize the power of attorney set forth in Section 6.

                  4.4.1    PLEDGED EQUITY INTERESTS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC

                                  EXHIBIT I-19

         Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                           (ii) except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

                           (iii) it is the record and beneficial owner of the Pledged Equity Interests pledged by such Grantor free of all Liens, rights or claims of other Persons other than Liens in favor of Collateral Agent pursuant to the terms of this Agreement and Liens in favor of the Notes Collateral Agent, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                           (iv) without limiting the generality of Section 4.1(a)(v), except for the consents obtained in this Agreement, no consent of any Person (to the extent not obtained prior to the date hereof), including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Collateral Agent in any Pledged Equity Interests or the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

                           (v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are:
         (A) registered as investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i)     without the prior written consent of
         Collateral Agent, it shall not vote to enable or take any other action to: (A) other than as permitted under the Credit Agreement, amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Collateral Agent's security interest, (B) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (C) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (D) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (E) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (E), such Grantor shall promptly notify Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Collateral Agent's "control" thereof (subject to the terms of the Intercreditor Agreement to the extent then in effect);

                                  EXHIBIT I-20

                           (ii) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and, except as otherwise provided in this Agreement, shall enforce all of its rights with respect to any Investment Related Property;

                           (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Collateral Agent or its nominee following an Event of Default and to the substitution of Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and

                           (iv) it shall notify Collateral Agent of any default under any Pledged Debt that has caused or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

                  4.4.2    PLEDGED DEBT

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law) and is not in default and constitutes all of the issued and outstanding intercompany Indebtedness.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall notify Collateral Agent of any default under any Pledged Debt that has caused or could reasonably be expected to cause, either in any individual case or in the aggregate, a Material Adverse Effect.

                  4.4.3    INVESTMENT ACCOUNTS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts, " respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto and the Notes Collateral Agent pursuant to the terms of the Intercreditor Agreement to the extent then in effect) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

                           (ii) Schedule 4.4(A) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest and each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

                                  EXHIBIT I-21

                           (iii) each Grantor has taken all actions necessary or reasonably requested by Collateral Agent, including those specified in Section 4.4, to: (A) establish Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC); (B) establish Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (C) deliver all Instruments to Collateral Agent (pursuant to the terms of the Intercreditor Agreement to the extent then in effect).

                  (b) Delivery and Control. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other form as may be reasonably acceptable to Collateral Agent) pursuant to which it shall, subject to the Intercreditor Agreement to the extent then in effect, agree to comply with Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other form as may be reasonably acceptable to Collateral Agent), pursuant to which Collateral Agent shall, subject to the Intercreditor Agreement to the extent then in effect, have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date.

         4.5      [INTENTIONALLY OMITTED].

         4.6      LETTER OF CREDIT RIGHTS.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that (i) all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 hereto (as such schedule may be amended or supplemented from time to time) and (ii) it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to Collateral Agent and shall deliver to Collateral Agent a completed Pledge Supplement%, substantially in the form of Exhibit A attached hereto%, together with all applicable Supplements to Schedules thereto.

         4.7      INTELLECTUAL PROPERTY.

                  (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H), each Grantor hereby represents and warrants that:

                           (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (A) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (B) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Grantor;

                           (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time), and owns or has the valid right to use, or could

                                  EXHIBIT I-22
         obtain such rights upon terms that are not materially adverse, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on
         Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

                           (iii) all Intellectual Property material to the business of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of material Intellectual Property in full force and effect;

                           (iv) all Intellectual Property material to the business of such Grantor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to such Grantor's knowledge, threatened, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                           (v) all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of the applicable Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Grantor to any affiliate or third party, except as disclosed in Schedule 4.7(B), (D),
         (F) or (G) (as each may be amended or supplemented from time to time);

                           (vi) to such Grantor's knowledge, the conduct of such Grantor's business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; and, to such Grantor's knowledge, no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party that could reasonably be expected to have a Material Adverse Effect;

                           (vii) to such Grantor's knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

                           (viii) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect such Grantor's rights to own or use any Intellectual Property material to the business of such Grantor; and

                           (ix)    such Grantor has not made a previous
         assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of Collateral Agent and the Notes Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                           (i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect in any material respect the validity, grant, or enforceability of the security interest in favor of Collateral Agent granted therein;

                                  EXHIBIT I-23

                           (ii) it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality, in each case except where such failure could not reasonably be expected to result in a Material Adverse Effect;

                           (iii) it shall, within thirty (30) days of the creation or acquisition of any Copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office (except for such works with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration);

                           (iv) it shall promptly notify Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (A) abandoned or dedicated to the public or placed in the public domain,
         (B) invalid or unenforceable, or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court;

                           (v) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property (except for such works with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time), except where such failure to take such action could not reasonably be expected to result in a Material Adverse Effect;

                           (vi) in the event that any Intellectual Property material to the business of such Grantor owned by or exclusively licensed to such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions as it determines are appropriate in the exercise of its commercially reasonable judgment, to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, except where failure to take such action could not reasonably be expected to result in a Material Adverse Effect;

                           (vii)   it shall promptly report to Collateral Agent
         (A) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (B) the registration of any Intellectual Property by any such office, in each case by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto;

                           (viii) it shall, promptly upon the reasonable request of Collateral Agent, execute and deliver to Collateral Agent any document required to acknowledge, confirm, register, record, or perfect Collateral Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                                  EXHIBIT I-24

                           (ix) except with the prior consent of Collateral Agent or as permitted under the Credit Agreement, (A) each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of Collateral Agent and (B) each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement, the other Credit Documents and the Senior Secured Note Documents;

                           (x)     it shall hereafter use commercially
         reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

                           (xi) it shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets;

                           (xii) it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

                           (xiii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at Collateral Agent's reasonable direction, shall take) such action as such Grantor or Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

         4.8      COMMERCIAL TORT CLAIMS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $1,000,000 individually or $2,500,000 in the aggregate.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $1,000,000 individually or $2,500,000 in the aggregate hereafter arising it shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.        ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;
                  ADDITIONAL GRANTORS.

         5.1      RIGHT OF INSPECTION; ACCESS.

                  (a) So long as such Person is subject to a nondisclosure or confidentiality agreement consistent with the terms of the Credit Agreement, Collateral Agent shall at all times, upon reasonable prior written notice (except while an Event of Default exists, at which point no notice shall be required), have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable prior written notice (except while an Event of Default exists, at which point no notice shall be

                                  EXHIBIT I-25
required), Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (b) Notwithstanding Section 5.1(a), while no Event of Default exists, no Grantor will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Collateral Agent (or its designated representative) is then prohibited by Law or any agreement binding on such Grantor or any of its Subsidiaries (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

         5.2      FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                           (i)     file such financing or continuation
         statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                           (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

                           (iii) at any reasonable time, upon request by Collateral Agent, assemble the Collateral and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent; and

                           (iv) at Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

                  (b) Each Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

                                  EXHIBIT I-26

                  (c) Each Grantor hereby authorizes Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

         5.3 ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "ADDITIONAL GRANTOR"), by executing a Counterpart Agreement (as defined in the Credit Agreement). Upon delivery of any such Counterpart Agreement to Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.        COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

         6.1 POWER OF ATTORNEY. To the extent permitted by applicable law, each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement (subject to the Intercreditor Agreement to the extent then in effect), including, without limitation, the following (which if so specified, Collateral Agent shall be entitled to exercise only during the existence of an Event of Default):

                  (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Credit Agreement;

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                  (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

                  (e) to prepare and file any UCC financing statements against such Grantor as debtor;

                  (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor;

                  (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay

                                  EXHIBIT I-27
or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

                  (h) (i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and (ii) to do, at Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.        REMEDIES.

         7.1      GENERALLY.

                  (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also, to the extent permitted by applicable law, may pursue any of the following separately, successively or simultaneously:

                           (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties;

                           (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                           (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate; and

                           (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable.

                  (b) Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the

                                  EXHIBIT I-28
purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

                  (c) Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

                  (d) If Collateral Agent sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral.

                  (e) Collateral Agent shall have no obligation to marshal any of the Collateral.

         7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, to the extent permitted by applicable law, all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Collateral Agent against, the Secured Obligations (subject to the terms of the Intercreditor Agreement, to the extent then in effect), in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder (in its capacity as Collateral Agent and not as a Lender) and all advances made by Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such

                                  EXHIBIT I-29
proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         7.3 SALES ON CREDIT. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

         7.4      DEPOSIT ACCOUNTS.

         If any Event of Default shall have occurred and be continuing, Collateral Agent may apply, to the extent permitted by applicable law, the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of Collateral Agent.

         7.5      INVESTMENT RELATED PROPERTY.

         Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company interests in which have been pledged hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.6      INTELLECTUAL PROPERTY.

                  (a) Anything contained herein to the contrary notwithstanding, to the extent permitted by applicable law, upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor Agreement to the extent then in effect:

                           (i) Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Collateral Agent or otherwise, in Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by

                                  EXHIBIT I-30
         others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                           (ii) upon written demand from Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to Collateral Agent an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to Collateral Agent such documents as are reasonably necessary or appropriate to carry out the intent and purposes of this Agreement;

                           (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

                           (iv) within five (5) Business Days after written notice from Collateral Agent, each Grantor shall make available to Collateral Agent, to the extent within such Grantor's power and authority, such personnel then in such Grantor's employ as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

                           (v) Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

         (1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

         (2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect.

                                  EXHIBIT I-31

                  (c) Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 7 and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

         7.7 CASH PROCEEDS. In addition to the rights of Collateral Agent specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by Collateral Agent hereunder (whether from a Grantor or otherwise) consisting of cash, checks and other near-cash items (collectively, "CASH PROCEEDS"): (i) if no Event of Default shall have occurred and be continuing, shall be held by Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) (subject to the terms of the Intercreditor Agreement to the extent then in effect) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of Collateral Agent, (A) be held by Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Collateral Agent against the Secured Obligations then due and owing ( in each case subject to the terms of the Intercreditor Agreement to the extent then in effect).

SECTION 8.        COLLATERAL AGENT.

                  Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Credit Agreement and the Intercreditor Agreement, to the extent then in effect; provided, Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section and the Intercreditor Agreement, to the extent then in effect. Collateral Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to Collateral Agent, following receipt of Company's consent (which shall not be unreasonable withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this

                                  EXHIBIT I-32

Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 9.        CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

                  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Tranche B Term Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. Unless an Event of Default shall have occurred and be continuing, upon request by the Company to the Collateral Agent in writing, the Collateral Agent shall release its security interest on any Collateral sold or disposed of, as permitted under the Credit Agreement in accordance with Section 9.8(a)(i) of the Credit Agreement.

SECTION 10.       STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

                  The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11.       MISCELLANEOUS.

                                  EXHIBIT I-33

                  Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

                  [Remainder of page intentionally left blank.]

                                  EXHIBIT I-34

         IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   SANMINA-SCI CORPORATION,
                                   a Delaware corporation

                                   By: /s/ Rick R. Ackel
                                       ________________________________________
                                       Name:  Rick R. Ackel
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                   By: Walter Boileau
                                       ________________________________________
                                       Name:  Walter Boileau
                                       Title: Vice President and Treasurer

                                  EXHIBIT I-35

                                   COMPATIBLE MEMORY, INC.
                                   ESSEX ACQUISITION SUBSIDIARY, INC.
                                   HADCO CORPORATION
                                   HADCO SANTA CLARA, INC.
                                   INTERAGENCY, INC.
                                   INTERWORKS COMPUTER PRODUCTS
                                   MANU-TRONICS, INC.
                                   MOOSE ACQUISITION SUBSIDIARY, INC.
                                   SANMINA CANADA HOLDINGS, INC.
                                   SANMINA ENCLOSURE SYSTEMS USA, INC.
                                   SANMINA-SCI SYSTEMS (ALABAMA) INC.
                                   SANMINA-SCI SYSTEMS ENCLOSURES LLC
                                   SCI ENCLOSURES (DENTON), INC.
                                   SCI HOLDINGS, INC.
                                   SCI SYSTEMS, INC.
                                   SCI TECHNOLOGY, INC.
                                   SCIMEX, INC.
                                   VIKING COMPONENTS INCORPORATED

                                   All By: /s/ Rick R. Ackel
                                           _____________________________________
                                           Name:  Rick R. Ackel
                                           Title: Chief Financial Officer

                                  EXHIBIT I-36

                                   SCI PLANT NO. 2, L.L.C.
                                   SCI PLANT NO. 3, L.L.C.
                                   SCI PLANT NO. 4, L.L.C.
                                   SCI PLANT NO. 5, L.L.C.
                                   SCI PLANT NO. 27, L.L.C.
                                   SCI PLANT NO. 30, L.L.C.

                                   All by:

                                   SANMINA-SCI SYSTEMS (ALABAMA) INC.,
                                   their Sole Member

                                   By: /s/ Rick R. Ackel
                                       _________________________________________
                                       Name:  Rick R. Ackel
                                       Title: Chief Financial Officer

                                  EXHIBIT I-37

                                   SCI PLANT NO. 12, L.L.C.
                                   SCI PLANT NO. 22, L.L.C.

                                   All by:

                                   SCI TECHNOLOGY, INC.,
                                   their Sole Member

                                   By: /s/ Rick R. Ackel
                                       _________________________________________
                                       Name:  Rick R. Ackel
                                       Title: Chief Financial Officer

                                  EXHIBIT I-38

                                   SANMINA GENERAL, L.L.C.
                                   SANMINA LIMITED, L.L.C.
                                   SANMINA-SCI, LLC

                                   All by:

                                   SANMINA-SCI CORPORATION,
                                   their Sole Member

                                   By: /s/ Rick R. Ackel
                                       _________________________________________
                                       Name:  Rick R. Ackel
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                  EXHIBIT I-39

                               SANMINA TEXAS, L.P.

                               By: SANMINA GENERAL, L.L.C.,
                                   Its General Partner

                                   By: SANMINA-SCI CORPORATION,
                                       Its Sole Member

                                   By:    /s/ Rick R. Ackel
                                          ______________________________________
                                   Name:  Rick R. Ackel
                                   Title: Executive Vice President and Chief
                                          Financial Officer

                                  EXHIBIT I-40

                                   LASALLE BUSINESS CREDIT, INC.,
                                   as Collateral Agent

                                   By: /s/ Robert J. Corsentino
                                       _________________________________________
                                   Name:  Robert J. Corsentino
                                   Title: Group Senior Vice President

                                  EXHIBIT I-41

                                                                    SCHEDULE 4.1
                                                TO PLEDGE AND SECURITY AGREEMENT

                               GENERAL INFORMATION

(A) FULL LEGAL NAME, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, CHIEF EXECUTIVE OFFICE/SOLE PLACE OF BUSINESS AND ORGANIZATIONAL IDENTIFICATION NUMBER OF EACH GRANTOR:

                                                                  Chief Executive
                        Type of           Jurisdiction of       Office/Sole Place of
Full Legal Name       Organization          Organization             Business             Organization I.D.#
---------------       ------------          ------------             --------             ------------------

(B) OTHER NAMES (INCLUDING ANY TRADE-NAME OR FICTITIOUS BUSINESS NAME) UNDER WHICH EACH GRANTOR HAS CONDUCTED BUSINESS FOR THE PAST FIVE (5)
         YEARS:

Name of Grantor           Trade Name or Fictitious Business Name
---------------           --------------------------------------

(C) CHANGES IN NAME, JURISDICTION OF ORGANIZATION, CHIEF EXECUTIVE OFFICE OR SOLE PLACE OF BUSINESS AND CORPORATE STRUCTURE WITHIN PAST FIVE (5)
         YEARS:

Name of Grantor          Date of Change          Description of Change
---------------          --------------          ---------------------

(D) AGREEMENTS PURSUANT TO WHICH ANY GRANTOR IS FOUND AS DEBTOR WITHIN PAST FIVE (5) YEARS:

Name of Grantor                         Description of Agreement
---------------                         ------------------------

(E)      FINANCING STATEMENTS:

Name of Grantor               Filing Jurisdiction(s)
---------------               ----------------------

(F)      FOREIGN APPROVALS

                                 SCHEDULE 4.1-1

                                                                    SCHEDULE 4.2
                                                TO PLEDGE AND SECURITY AGREEMENT

--------------------------------------------------------------------------------
NAME OF GRANTOR                LOCATION OF EQUIPMENT AND INVENTORY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 4.2-1

                                                                    SCHEDULE 4.4
                                                TO PLEDGE AND SECURITY AGREEMENT

                           INVESTMENT RELATED PROPERTY

(A)      Pledged Stock:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                                 % OF
                                                                         STOCK                    NO. OF      OUTSTANDING
                              STOCK       CLASS OF     CERTIFICATED   CERTIFICATE                 PLEDGED     STOCK OF THE
GRANTOR                      ISSUER       STOCK          (Y/N)            NO.        PAR VALUE     STOCK      STOCK ISSUER
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Pledged LLC Interests:

--------------------------------------------------------------------------------------------------------------------------
                                                                                             % OF
                                                                                          OUTSTANDING
                                                                                              LLC
                                                                                          INTERESTS OF
                           LIMITED                                                        THE LIMITED
                          LIABILITY      CERTIFICATED    CERTIFICATE    NO. OF PLEDGED     LIABILITY
GRANTOR                    COMPANY          (Y/N)        NO.(IF ANY)        UNITS           COMPANY
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Pledged Partnership Interests:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                  % OF
                                                                                                OUTSTANDING
                                        TYPE OF                                                 PARTNERSHIP
                                      PARTNERSHIP                                               INTERESTS OF
                                    INTERESTS (E.G.,       CERTIFICATED     CERTIFICATE NO.         THE
GRANTOR             PARTNERSHIP    GENERAL OR LIMITED)         (Y/N)            (IF ANY)        PARTNERSHIP
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Pledged Trust Interests:

--------------------------------------------------------------------------------------------------------------------------
                                          CLASS OF                                               % OF OUTSTANDING
                                            TRUST        CERTIFICATED        CERTIFICATE NO.    TRUST INTERESTS OF
GRANTOR                   TRUST           INTERESTS         (Y/N)               (IF ANY)             THE TRUST
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 4.4-1

         Pledged Debt:

--------------------------------------------------------------------------------------------------------------------------
                                      ORIGINAL PRINCIPAL        OUTSTANDING                           MATURITY
GRANTOR              ISSUER                AMOUNT            PRINCIPAL BALANCE       ISSUE DATE         DATE
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Securities Account:

--------------------------------------------------------------------------------------------------------------------------
                             SHARE OF SECURITIES
GRANTOR                          INTERMEDIARY                    ACCOUNT NUMBER                      ACCOUNT NAME
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Commodities Accounts:

--------------------------------------------------------------------------------------------------------------------------
                             NAME OF COMMODITIES
GRANTOR                         INTERMEDIARY                     ACCOUNT NUMBER                      ACCOUNT NAME
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Deposit Accounts:

--------------------------------------------------------------------------------------------------------------------------
GRANTOR                    NAME OF DEPOSITARY BANK               ACCOUNT NUMBER                      ACCOUNT NAME
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

         (B)

--------------------------------------------------------------------------------------------------------------------------
NAME OF GRANTOR              DATE OF ACQUISITION             DESCRIPTION OF ACQUISITION
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 4.4-2

                                                                    SCHEDULE 4.6
                                                TO PLEDGE AND SECURITY AGREEMENT

--------------------------------------------------------------------------------
NAME OF GRANTOR                   DESCRIPTION OF LETTERS OF CREDIT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 4.6-1

                                                                    SCHEDULE 4.7
                                                TO PLEDGE AND SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

(A)      Copyrights

(B)      Copyright Licenses

(C)      Patents

(D)      Patent Licenses

(E)      Trademarks

(F)      Trademark Licenses

(G)      Trade Secret Licenses

(H)      Intellectual Property Matters

                                 SCHEDULE 4.7-1

                                                                    SCHEDULE 4.8
                                                TO PLEDGE AND SECURITY AGREEMENT

--------------------------------------------------------------------------------
NAME OF GRANTOR                  COMMERCIAL TORT CLAIMS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 4.8-1

                                                                       EXHIBIT A
                                                TO PLEDGE AND SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

                  This PLEDGE SUPPLEMENT, dated [MM/DD/YY], is delivered pursuant to the Pledge and Security Agreement, dated as of December 23, 2002 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among SANMINA-SCI CORPORATION, the other Grantors named therein, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

                  Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

                  IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [MM/DD/YY].

                                            [NAME OF GRANTOR]

                                            By:________________________
                                            Name:
                                            Title:

                                   EXHIBIT A-1

                                                      SUPPLEMENT TO SCHEDULE 4.1
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A) FULL LEGAL NAME, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, CHIEF EXECUTIVE OFFICE/SOLE PLACE OF BUSINESS AND ORGANIZATIONAL IDENTIFICATION NUMBER OF EACH GRANTOR:

                                                                Chief Executive
                                           Jurisdiction of   Office/Sole Place of
Full Legal Name    Type of Organization     Organization           Business          Organization I.D.#
---------------    --------------------     ------------           --------          ------------------

(B) OTHER NAMES (INCLUDING ANY TRADE-NAME OR FICTITIOUS BUSINESS NAME) UNDER WHICH EACH GRANTOR HAS CONDUCTED BUSINESS FOR THE PAST FIVE (5)
         YEARS:

Name of Grantor                           Trade Name or Fictitious Business Name
---------------                           --------------------------------------

(C) CHANGES IN NAME, JURISDICTION OF ORGANIZATION, CHIEF EXECUTIVE OFFICE OR SOLE PLACE OF BUSINESS AND CORPORATE STRUCTURE WITHIN PAST FIVE (5)
         YEARS:

Name of Grantor           Date of Change                   Description of Change
---------------           --------------                   ---------------------

(D) AGREEMENTS PURSUANT TO WHICH ANY GRANTOR IS FOUND AS DEBTOR WITHIN PAST FIVE (5) YEARS:

Name of Grantor                    Description of Agreement
---------------                    ------------------------

(E)      FINANCING STATEMENTS:

Name of Grantor                     Filing Jurisdiction(s)
---------------                     ----------------------

(F)      FOREIGN APPROVALS

                                                      SUPPLEMENT TO SCHEDULE 4.2
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

--------------------------------------------------------------------------------
NAME OF GRANTOR                  LOCATION OF EQUIPMENT AND INVENTORY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      SUPPLEMENT TO SCHEDULE 4.4
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor           Date of Acquisition       Description of Acquisition
---------------           -------------------       --------------------------

                                                      SUPPLEMENT TO SCHEDULE 4.6
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

--------------------------------------------------------------------------------
NAME OF GRANTOR                                DESCRIPTION OF LETTERS OF CREDIT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      SUPPLEMENT TO SCHEDULE 4.7
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)      Copyrights

(B)      Copyright Licenses

(C)      Patents

(D)      Patent Licenses

(E)      Trademarks

(F)      Trademark Licenses

(G)      Trade Secret Licenses

(H)      Intellectual Property Matters

                                                      SUPPLEMENT TO SCHEDULE 4.8
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

--------------------------------------------------------------------------------
NAME OF GRANTOR                                     COMMERCIAL TORT CLAIMS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                TO PLEDGE AND SECURITY AGREEMENT

                   UNCERTIFICATED SECURITIES CONTROL AGREEMENT

                  This Uncertificated Securities Control Agreement, dated as of [_________], 200[__] (this "AGREEMENT"), among [________________] (the
"PLEDGOR"), LASALLE BUSINESS CREDIT, INC., as collateral agent for the Credit Facility Secured Parties (as defined below) (the "CREDIT FACILITY COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as collateral agent for the Holders (as defined below) (the "NOTES COLLATERAL AGENT"; and collectively with the Credit Facility Collateral Agent, the "COLLATERAL AGENTS"), and [____________], a [________][corporation] (the "ISSUER"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                                    RECITALS:

         A. Pursuant to the terms and conditions of one or more security agreements (as the same may from time to time be amended, restated or otherwise modified, the "SECURITY AGREEMENT"), the Pledgor granted to certain secured parties (the "CREDIT FACILITY SECURED PARTIES") represented therein by the Credit Facility Collateral Agent a security interest in and lien upon, among other things, all of the Pledgor's right title and interest in and to the Pledged Shares (as defined below).

         B. Pursuant to the terms and conditions of one or more security agreements, the Pledgor has granted or will grant a security interest in and lien upon, among other things, the Pledged Shares to the Notes Collateral Agent for the benefit of the holders (the "HOLDERS") of ___% Senior Secured Notes due 2009 issued by Sanmina-SCI Corporation, a Delaware corporation.

         C. The Pledgor, the Credit Facility Collateral Agent, the Notes Collateral Agent and the Issuer are entering into this Agreement to perfect the above-mentioned security interest in the Pledged Shares.

                  SECTION 1. REGISTERED OWNERSHIP OF SHARES. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [__________] shares of the Issuer's [common] stock (the "PLEDGED SHARES") and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Notice Party. As used herein, "NOTICE PARTY" shall mean: (a) the Credit Facility Collateral Agent at all times prior to the date on which a Notice of Termination is received by the Issuer from the Credit Facility Collateral Agent pursuant to Section 9 herein, and (b) the Notes Collateral Agent at all times after the date on which a Notice of Termination is received by the Issuer from the Credit Facility Collateral Agent pursuant to Section 9 herein. For the avoidance of doubt, there shall at no time be more than one Notice Party.

                  SECTION 2. INSTRUCTIONS. If at any time the Issuer shall receive instructions originated by the Notice Party relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

                  SECTION 3. ADDITIONAL REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer hereby represents and warrants to, and agrees with, each Collateral Agent:

                  (a) It has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person;

                                   Exhibit B-1

                  (b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or either Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 2 hereof; and

                  (c) Except for the claims and interest of Collateral Agents and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify each Collateral Agent and the Pledgor thereof.

                  (d) This Agreement is the valid and legally binding obligation of the Issuer.

                  SECTION 4. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of New York.

                  SECTION 5. CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  SECTION 6. VOTING RIGHTS. Until such time as the Notice
Party shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

                  SECTION 7. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

                  SECTION 8. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                  Pledgor:                  [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Credit Facility
                  Collateral Agent:         [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Notes
                  Collateral Agent:         [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Issuer:                   [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Any party may change its address for notices in the manner set forth above.

                                   Exhibit B-2

                  SECTION 9. TERMINATION. This Agreement shall remain in effect until receipt by the Issuer of written notices from each of the Credit Facility Collateral Agent and the Notes Collateral Agent in substantially the form of Exhibit A hereto (a "NOTICE OF TERMINATION"). This Agreement shall terminate with respect to the Credit Facility Collateral Agent, but shall remain in effect with respect to the Issuer and the Notes Collateral Agent, upon receipt by the Issuer (with a copy to the Notes Collateral Agent) of a Notice of Termination signed by the Credit Facility Collateral Agent. This Agreement shall terminate with respect to the Notes Collateral Agent, but shall remain in effect with respect to the Issuer and the Credit Facility Collateral Agent, upon receipt by the Issuer (with a copy to the Credit Facility Collateral Agent) of a Notice of Termination from the Notes Collateral Agent. Each Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of such Collateral Agent's security interest in the Pledged Shares pursuant to the terms of its applicable security agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

                  SECTION 10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                  [Remainder of page intentionally left blank.]

                                            [NAME OF PLEDGOR]

                                            By:________________________
                                            Name:
                                            Title:

                                            LASALLE BUSINESS CREDIT, INC.,
                                             as Credit Facility Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CALIFORNIA, N.A.,
                                             as Notes Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            [NAME OF ISSUER]

                                            By:________________________
                                            Name:
                                            Title:

                                   Exhibit B-3

                                                                       EXHIBIT A

                   [Letterhead of Applicable Collateral Agent]

                                     [Date]

[Name and Address of Issuer]

Attention:________________________

                           Re: Termination of Uncertificated Securities Control
                               Agreement

                  Reference is hereby made to the Uncertificated Securities Control Agreement among you, [NAME OF THE PLEDGOR], LASALLE BUSINESS CREDIT, INC., as Credit Facility Collateral Agent, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Notes Collateral Agent (a copy of which is attached). Capitalized terms used herein and not defined herein, shall have the meanings assigned to such terms in such Uncertificated Securities Control Agreement.

                  You are hereby notified that the Uncertificated Securities Control Agreement is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder. [IF THE UNCERTIFICATED SECURITIES CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD:
NOTWITHSTANDING ANY PREVIOUS INSTRUCTIONS TO YOU, YOU ARE HEREBY INSTRUCTED TO ACCEPT ALL FUTURE DIRECTIONS WITH RESPECT TO THE PLEDGED SHARES FROM THE PLEDGOR.] This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares; however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF THE PLEDGOR] pursuant to any other agreement.

                  You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE PLEDGOR].

                                            Very truly yours,

                                            [LASALLE BUSINESS CREDIT, INC.,
                                            as Credit Facility Collateral Agent]
                                            [STATE STREET BANK AND TRUST
                                            COMPANY OF CALIFORNIA, N.A.],
                                            as Notes Collateral Agent]

                                            By:________________________
                                            Name:
                                            Title:

cc:      [NAME OF THE PLEDGOR]
         [LASALLE BUSINESS CREDIT, INC.]
         [STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.]

                                  Exhibit B-A-1

                                                                       EXHIBIT C
                                                TO PLEDGE AND SECURITY AGREEMENT

                      SECURITIES ACCOUNT CONTROL AGREEMENT

                  This Securities Account Control Agreement, dated as of [_________], 200[__] (this "AGREEMENT"), among [____________________________]
(the "DEBTOR"), LASALLE BUSINESS CREDIT, INC., as collateral agent for the Credit Facility Secured Parties (as defined below) (the "CREDIT FACILITY COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as collateral agent for the Holders (as defined below) (the "NOTES COLLATERAL AGENT"; and collectively with the Credit Facility Collateral Agent, the "COLLATERAL AGENTS"), and [____________], in its capacity as a "Securities Intermediary" as defined in Section 8-102 of the UCC (in such capacity, the "SECURITIES INTERMEDIARY"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                                    RECITALS

         A. Pursuant to the terms and conditions of one or more security agreements (as the same may from time to time be amended, restated or otherwise modified, the "SECURITY AGREEMENT"), the Debtor granted to certain secured parties (the "CREDIT FACILITY SECURED PARTIES") represented therein by the Credit Facility Collateral Agent a security interest in and lien upon, among other things, all of the Debtor's right title and interest in and to the Securities Account (as defined below) and all funds and other property from time to time held therein or credited thereto (collectively, the "COLLATERAL").

         B. Pursuant to the terms and conditions of one or more security agreements, the Debtor has granted or will grant a security interest in and lien upon, among other things, the Collateral to the Notes Collateral Agent for the benefit of the holders (the "HOLDERS") of ___% Senior Secured Notes due 2009 issued by Sanmina-SCI Corporation, a Delaware corporation.

         C. The Debtor, the Credit Facility Collateral Agent, the Notes Collateral Agent and the Securities Intermediary are entering into this Agreement to perfect the above-mentioned security interest in the Collateral.

                  SECTION 1. ESTABLISHMENT OF SECURITIES ACCOUNT. The Securities Intermediary hereby confirms and agrees that:

                  (a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "SECURITIES ACCOUNT") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Notice Party (as defined below);

                  (b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

                  (c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

                                   Exhibit C-1

                  (d) The Securities Account is a "securities account" within the meaning of Section 8-501 of the UCC.

                  As used herein, "NOTICE PARTY" shall mean: (a) the Credit Facility Collateral Agent at all times prior to the date on which a Notice of Termination is received by the Issuer from the Credit Facility Collateral Agent pursuant to Section 13 herein, and (b) the Notes Collateral Agent at all times after the date on which a Notice of Termination is received by the Issuer from the Credit Facility Collateral Agent pursuant to Section 13 herein. For the avoidance of doubt, there shall at no time be more than one Notice Party.

                  SECTION 2. "FINANCIAL ASSETS" ELECTION. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                  SECTION 3. CONTROL OF THE SECURITIES ACCOUNT. If at any time the Securities Intermediary shall receive any order from the Notice Party directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Notice Party, the Securities Intermediary shall follow the orders issued by the applicable Collateral Agent.

                  SECTION 4. SUBORDINATION OF LIEN; WAIVER OF SET-OFF. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of each Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agents (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  SECTION 5. CHOICE OF LAW. This Agreement and the Securities Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

                  SECTION 6. CONFLICT WITH OTHER AGREEMENTS.

                  (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

                  (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

                  (c) The Securities Intermediary hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

                  (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or

                                   Exhibit C-2
         any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

                  (iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or either Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

                  SECTION 7. ADVERSE CLAIMS. Except for the claims and interest of the Collateral Agents and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agents and the Debtor thereof.

                  SECTION 8. MAINTENANCE OF SECURITIES ACCOUNT. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

                  (a) Notice of Sole Control. If at any time the Notice Party delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Notice Party.

                  (b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to Section 8(a), the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

                  (c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Notice Party, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

                  (d) Statements and Confirmations. Upon request from the Notice Party, the Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and each Collateral Agent at the address for each set forth in
Section 12 of this Agreement.

                  (e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

                  SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITIES INTERMEDIARY. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                  (a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

                                   Exhibit C-3

                  (b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

                  SECTION 10. INDEMNIFICATION OF SECURITIES INTERMEDIARY. The Debtor and each Collateral Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and each Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

                  SECTION 11. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

                  SECTION 12. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                  Debtor:                   [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Credit Facility
                  Collateral Agent:         [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Notes
                  Collateral Agent:         [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Securities Intermediary:  [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Any party may change its address for notices in the manner set forth above.

                  SECTION 13. TERMINATION. This Agreement shall remain in effect until receipt by the Securities Intermediary of written notices from each of the Credit Facility Collateral Agent and the Notes Collateral Agent in substantially the form of Exhibit C hereto (a "NOTICE OF TERMINATION"). The rights and powers granted to each of the Credit Facility Collateral Agent and the Notes Collateral Agent in this Agreement are powers coupled with an interest and will not be affected by the insolvency or bankruptcy of the Debtor nor by the lapse of time. This Agreement shall terminate with respect to the Credit Facility Collateral Agent, but shall remain in effect with respect to the Securities Intermediary, the Debtor and the Notes Collateral Agent, upon receipt by the Securities Intermediary (with a copy to the Notes Collateral Agent) of a Notice of Termination signed by the Credit Facility Collateral Agent. This Agreement shall terminate with respect to the Notes Collateral Agent, but shall remain in effect with respect to the Securities Intermediary, the Debtor and the Credit Facility Collateral Agent, upon receipt by the Securities

                                   Exhibit C-4

Intermediary (with a copy to the Credit Facility Collateral Agent) of a Notice of Termination from the Notes Collateral Agent. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

                  SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                  [Remainder of page intentionally left blank.]

                                   Exhibit C-5

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                            [DEBTOR]

                                            By:________________________
                                            Name:
                                            Title:

                                            LASALLE BUSINESS CREDIT, INC.,
                                             as Credit Facility Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CALIFORNIA, N.A.,
                                             as Notes Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            [NAME OF SECURITIES INTERMEDIARY],
                                              as Securities Intermediary

                                            By:________________________
                                            Name:
                                            Title:

                                   Exhibit C-6

                                                                       EXHIBIT A
                                         TO SECURITIES ACCOUNT CONTROL AGREEMENT

                   [Letterhead of Applicable Collateral Agent]

                                     [Date]

[Name and Address of Securities Intermediary]

Attention:

                  Re: Notice of Sole Control

Ladies and Gentlemen:

                  Reference is hereby made to the Securities Account Control Agreement dated as of [_______], 200[__] among you, [NAME OF THE DEBTOR], LASALLE BUSINESS CREDIT, INC., as Credit Facility Collateral Agent, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Notes Collateral Agent (a copy of which is attached). Capitalized terms used herein and not defined herein, shall have the meanings assigned to such terms in such Securities Account Control Agreement. Capitalized terms used herein and not defined herein, shall have the meanings assigned to such terms in such Securities Account Control Agreement.

                  As referenced in the Securities Account Control Agreement, we hereby give you notice of our sole control over securities account number [ ____________] (the "SECURITIES ACCOUNT") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

                  You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

                                            Very truly yours,

                                            [LASALLE BUSINESS CREDIT, INC.,
                                            as Credit Facility Collateral Agent]
                                            [STATE STREET BANK AND TRUST
                                            COMPANY OF CALIFORNIA, N.A.],
                                            as Notes Collateral Agent]

                                            By:________________________
                                            Name:
                                            Title:

cc:      [NAME OF THE DEBTOR]
         [LASALLE BUSINESS CREDIT, INC.]
         [STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.]

                                  Exhibit C-A-1

                                                                       EXHIBIT B
                                         TO SECURITIES ACCOUNT CONTROL AGREEMENT

                              Permitted Investments

                                    [to come]

                                  Exhibit C-B-1

                                                                       EXHIBIT C
                                         TO SECURITIES ACCOUNT CONTROL AGREEMENT

                   [Letterhead of Applicable Collateral Agent]

                                     [Date]

[Name and Address of Securities Intermediary]

Attention:

                  Re: Termination of Securities Account Control Agreement

                  Reference to made to the Securities Account Control Agreement dated as of [_______], 200[__] among you, [NAME OF THE DEBTOR], LASALLE BUSINESS CREDIT, INC., as Credit Facility Collateral Agent, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Notes Collateral Agent (a copy of which is attached). Capitalized terms used herein and not defined herein, shall have the meanings assigned to such terms in such Securities Account Control Agreement.

                  You are hereby notified that the Securities Account Control Agreement is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder. [IF THE SECURITIES ACCOUNT CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: NOTWITHSTANDING ANY PREVIOUS INSTRUCTIONS TO YOU, YOU ARE HEREBY INSTRUCTED TO ACCEPT ALL FUTURE DIRECTIONS WITH RESPECT TO THE COLLATERAL FROM THE DEBTOR.] This notice terminates any obligations you may have to the undersigned with respect to the Collateral; however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

                  You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

                                            Very truly yours,

                                            [LASALLE BUSINESS CREDIT, INC.,
                                            as Credit Facility Collateral Agent]
                                            [STATE STREET BANK AND TRUST COMPANY
                                            OF CALIFORNIA, N.A.],
                                            as Notes Collateral Agent]

                                            By:________________________
                                            Name:
                                            Title:

cc:      [NAME OF THE DEBTOR]
         [LASALLE BUSINESS CREDIT, INC.]
         [STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.]

                                   Exhibit C-C-1

                                                                       EXHIBIT D
                                                TO PLEDGE AND SECURITY AGREEMENT

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                  This Deposit Account Control Agreement dated as of [_________], 200[__] (this "AGREEMENT") among [___________] (the "DEBTOR"),
LASALLE BUSINESS CREDIT, INC., as collateral agent for the Credit Facility Secured Parties (as defined below) (the "CREDIT FACILITY COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as collateral agent for the Holders (as defined below) (the "NOTES COLLATERAL AGENT"; and collectively with the Credit Facility Collateral Agent, the "COLLATERAL AGENTS"), and [____________], in its capacity as a "bank" as defined in Section 9-102 of the UCC (in such capacity, the "FINANCIAL INSTITUTION"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                                    RECITALS

         A. Pursuant to the terms and conditions of one or more security agreements (as the same may from time to time be amended, restated or otherwise modified, the "SECURITY AGREEMENT"), the Debtor granted to certain secured parties (the "CREDIT FACILITY SECURED PARTIES") represented therein by the Credit Facility Collateral Agent a security interest in and lien upon, among other things, all of the Debtor's right title and interest in and to the Deposit Account (as defined below) and all funds and other property from time to time held therein or credited thereto (collectively, the "COLLATERAL").

         B. Pursuant to the terms and conditions of one or more security agreements, the Debtor has granted or will grant a security interest in and lien upon, among other things, the Collateral to the Notes Collateral Agent for the benefit of the holders (the "HOLDERS") of ___% Senior Secured Notes due 2009 issued by Sanmina-SCI Corporation, a Delaware corporation.

         C. The Debtor, the Credit Facility Collateral Agent, the Notes Collateral Agent and the Securities Intermediary are entering into this Agreement to perfect the above-mentioned security interest in the Collateral.

                  SECTION 1. ESTABLISHMENT OF DEPOSIT ACCOUNT. The Financial Institution hereby confirms and agrees that:

                  (a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "DEPOSIT ACCOUNT") and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Notice Party (as defined below); and

                  (b) The Deposit Account is a "deposit account" within the meaning of Section 9-102(a)(29) of the UCC.

                  As used herein, "NOTICE PARTY" shall mean: (a) the Credit Facility Collateral Agent at all times prior to the date on which a Notice of Termination is received by the Issuer from the Credit Facility Collateral Agent pursuant to Section 12 herein, and (b) the Notes Collateral Agent at all times after the date on which a Notice of Termination is received by the Issuer from the Credit Facility Collateral Agent pursuant to Section 12 herein. For the avoidance of doubt, there shall at no time be more than one Notice Party.

                  SECTION 2. CONTROL OF THE DEPOSIT ACCOUNT. If at any time the Financial Institution shall receive any instructions originated by the Notice Party directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor

                                   Exhibit D-1
or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of each Collateral Agent in the Deposit Account and hereby acknowledges and consents to such lien.

                  SECTION 3. SUBORDINATION OF LIEN; WAIVER OF SET-OFF. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of each Collateral Agent. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agents (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  SECTION 4. CHOICE OF LAW. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution's jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

                  SECTION 5. CONFLICT WITH OTHER AGREEMENTS.

                  (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

                  (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

                  (c) The Financial Institution hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account; and

                  (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

                  SECTION 6. ADVERSE CLAIMS. Except for the claims and interest of the Collateral Agents and of the Debtor in the Deposit Account, the Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify each Collateral Agent and the Debtor thereof.

                  SECTION 7. MAINTENANCE OF DEPOSIT ACCOUNT. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

                  (a) Statements and Confirmations. Upon request from the Notice Party, the Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and each Collateral Agent at the address for each set forth in Section 11 of this Agreement; and

                                   Exhibit D-2

                  (b) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

                  SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FINANCIAL INSTITUTION. The Financial Institution hereby makes the following representations, warranties and covenants:

                  (a) The Deposit Account has been established as set forth in
Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

                  (b) This Agreement is the valid and legally binding obligation of the Financial Institution.

                  SECTION 9. INDEMNIFICATION OF FINANCIAL INSTITUTION. The Debtor and each Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and each Collateral Agent arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

                  SECTION 10. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

                  SECTION 11. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                  Debtor:                   [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Credit Facility
                  Collateral Agent:         [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Notes
                  Collateral Agent:         [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Financial Institution:    [INSERT ADDRESS]
                                            Attention:
                                            Telecopier:

                  Any party may change its address for notices in the manner set forth above.

                                   Exhibit D-3

                  SECTION 12. TERMINATION. This Agreement shall remain in effect until receipt by the Financial Institution of written notices from each of the Credit Facility Collateral Agent and the Notes Collateral Agent in substantially the form of Exhibit A hereto (a "NOTICE OF TERMINATION"). The rights and powers granted to each of the Credit Facility Collateral Agent and the Notes Collateral Agent in this Agreement are powers coupled with an interest and will not be affected by the insolvency or bankruptcy of the Debtor nor by the lapse of time. This Agreement shall terminate with respect to the Credit Facility Collateral Agent, but shall remain in effect with respect to the Financial Institution, the Debtor and the Notes Collateral Agent, upon receipt by the Financial Institution (with a copy to the Notes Collateral Agent) of a Notice of Termination signed by the Credit Facility Collateral Agent. This Agreement shall terminate with respect to the Notes Collateral Agent, but shall remain in effect with respect to the Financial Institution, the Debtor and the Credit Facility Collateral Agent, upon receipt by the Financial Institution (with a copy to the Agent) of a Notice of Termination from the Notes Collateral Agent. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

                  SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                  [Remainder of page intentionally left blank.]

                                   Exhibit D-4

                  IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                            [DEBTOR]

                                            By:________________________
                                            Name:
                                            Title:

                                            LASALLE BUSINESS CREDIT, INC.,
                                             as Credit Facility Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CALIFORNIA, N.A.,
                                             as Notes Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            [NAME OF FINANCIAL INSTITUTION],
                                            as Financial Institution

                                            By:________________________
                                            Name:
                                            Title:

                                   Exhibit D-5

                                                                       EXHIBIT A
                                            TO DEPOSIT ACCOUNT CONTROL AGREEMENT

                   [Letterhead of Applicable Collateral Agent]

                                     [Date]

[Name and Address of Financial Institution]

Attention:

                  Re: Termination of Deposit Account Control Agreement

                  Reference is hereby made to the Deposit Account Control Agreement dated as of [__________], 200[__] among [NAME OF THE DEBTOR], you LASALLE BUSINESS CREDIT, INC., as Credit Facility Collateral Agent, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Notes Collateral Agent (a copy of which is attached). Capitalized terms used herein and not defined herein, shall have the meanings assigned to such terms in such Deposit Account Control Agreement.

                  You are hereby notified that the Deposit Account Control Agreement is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder. [IF THE DEPOSIT ACCOUNT CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: NOTWITHSTANDING ANY PREVIOUS INSTRUCTIONS TO YOU, YOU ARE HEREBY INSTRUCTED TO ACCEPT ALL FUTURE DIRECTIONS WITH RESPECT TO THE COLLATERAL FROM THE DEBTOR.] This notice terminates any obligations you may have to the undersigned with respect to the Collateral; however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

                  You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

                                            Very truly yours,

                                            [LASALLE BUSINESS CREDIT, INC.],
                                            as Credit Facility Collateral Agent]
                                            [STATE STREET BANK AND TRUST COMPANY
                                            OF CALIFORNIA, N.A.],
                                            as Notes Collateral Agent]

                                            By:________________________
                                            Name:
                                            Title:

cc:      [NAME OF THE DEBTOR]
         [LASALLE BUSINESS CREDIT, INC.]
         [STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.]

                                  Exhibit D-A-1

                                                                    EXHIBIT J TO
                                                   CREDIT AND GUARANTY AGREEMENT

         RECORDING REQUESTED BY:
         Skadden, Arps, Slate, Meagher & Flom LLP

         AND WHEN RECORDED MAIL TO:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue
         Los Angeles, California 90071
         Attn: K. Kristine Dunn, Esq.

         RE: [NAME OF COMPANY]

         Location:
         Municipality:
         County:
         State:
--------------------------------------------------------------------------------
                                Space above this line for recorder's use only

             DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                          AND LEASES AND FIXTURE FILING

         This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of December 23, 2002 (this "DEED OF TRUST"), by and from [NAME OF GRANTOR], a [TYPE OF PERSON] ("GRANTOR"), having an address at [___________], Attention: [___________], to [___________], as Trustee
("Trustee"), having an address at [__________], for the benefit of LASALLE BUSINESS CREDIT, INC., as agent for Lenders and Lender Counterparties referred to below (in such capacity, "BENEFICIARY"), having an address at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, Attention: Susan Hamilton.

                                    RECITALS:

         WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Syndication Agent and Administrative Agent, and Beneficiary, as Collateral Agent and as Documentation Agent;

         WHEREAS, subject to the terms and conditions of the Credit Agreement, Grantor may enter into one or more Hedge Agreements with one or more Lender Counterparties;

                                   EXHIBIT J-1

         WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, Grantor has agreed, subject to the terms and conditions hereof, each other Credit Document and each of the Hedge Agreements, to secure Grantor's obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Beneficiary and Grantor agree as follows:

SECTION 1. DEFINITIONS

         1.1. DEFINITIONS. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

         "INDEBTEDNESS" means (i) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents and any Hedge Agreement; and (ii) with respect to any other Grantor, all obligations and liabilities of every nature of such Grantor now or hereafter existing under or arising out of or in connection with any other Credit Document, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Grantor, any Lender or Lender Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Deed of Trust.

         "MORTGAGED PROPERTY" means all of Grantor's interest in (i) the real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Grantor (the "LAND"); (ii) all improvements now owned or hereafter acquired by Grantor, now or at any time situated or constructed upon the Land subject to the Permitted Liens (the "IMPROVEMENTS"); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in and used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities serving the Improvements or the Land whether or not situated in easements, in each case which are so attached or affixed to the Improvements or the Land as to constitute fixtures (the "FIXTURES"; the Land, Improvements and Fixtures are collectively referred to as the "PREMISES"); (iv) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Grantor) a possessory interest in, or the right to use, all or any part of the Premises (the "LEASES"); (v) all of the rents, issues, profits, revenues, proceeds, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases (other than Grantor) for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Premises (the "RENTS"); (vi) to the extent mortgagable or assignable all construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Premises (the "PROPERTY AGREEMENTS"); (vii) to the extent mortgagable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, and appurtenances appertaining to the Premises; (viii) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"); (ix) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "INSURANCE"); and (x) all of Grantor's right, title and interest in and to any

                                   EXHIBIT J-2
awards, damages, remunerations, reimbursements, settlements or compensation made by any governmental authority for the condemnation, or deed in lieu of condemnation, of the Premises (the "CONDEMNATION AWARDS"). As used in this Deed of Trust, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

         "OBLIGATIONS" means all of the agreements, covenants and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any of the Hedge Agreements.

         "UCC" means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

         1.2. INTERPRETATION. References to "Sections" shall be to Sections of this Deed of Trust unless otherwise specifically provided. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Deed of Trust mutatis mutandis. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GRANT

         To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee, subject to the Permitted Liens.

SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS

         3.1. TITLE. Grantor represents and warrants to Beneficiary that except for the Permitted Liens, (a) Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

         3.2. FIRST LIEN STATUS. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property that is not otherwise permitted under the Credit Agreement, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released.

         3.3. PAYMENT AND PERFORMANCE. Grantor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents.

         3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except as permitted under the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Beneficiary.

                                   EXHIBIT J-3

         3.5. INSPECTION. Subject to the Credit Agreement, Grantor shall permit Beneficiary, and Beneficiary's agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary may reasonably require; provided, such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property. Beneficiary shall not, however, have the right to conduct any such inspections or studies more frequently than once in any calendar year, unless an Event of Default has occurred and is continuing or Beneficiary has reasonable grounds to believe that a release of Hazardous Materials has occurred at the Premises in violation of Environmental Laws. Beneficiary will repair or cause to be repaired any damage to the Mortgaged Property caused by such inspections or studies.

         3.6. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of the terms of the Credit Agreement and the other Credit Documents, and shall take title to the Mortgaged Property subject to this Deed of Trust, the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

         3.7. CONDEMNATION AWARDS AND INSURANCE PROCEEDS. Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, subject to the terms of the Credit Agreement. Beneficiary shall, however, pay over to Grantor all such awards, compensation and proceeds as and when provided in the Credit Agreement for application in accordance with the terms thereof.

         3.8. CHANGE IN TAX LAW. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Grantor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Beneficiary or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case so as to affect this Deed of Trust, the Indebtedness or Beneficiary, and the result is to increase the taxes imposed upon or the cost to Beneficiary of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Grantor shall, on demand, pay to Beneficiary and the Lenders such additional reasonable amounts as are necessary to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Beneficiary, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Grantor shall pay or reimburse Beneficiary or the Lenders for payment of the lawful and non-usurious portion thereof.

         3.9. MORTGAGE TAX. Grantor shall (i) pay when due any tax imposed upon it or upon Beneficiary or any Lender pursuant to the tax law of the state and each other jurisdiction in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Deed of Trust, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith. Grantor shall be entitled to contest any such tax in any matter permitted by law that does not impair the validity, enforceability or priority of this Deed of Trust or any of the rights or entitlements of Beneficiary or any Lender hereunder.

         3.10. REDUCTION OF SECURED AMOUNT. In the event that the amount secured by this Deed of Trust is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Grantor or

                                   EXHIBIT J-4

Company repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

SECTION 4. DEFAULT AND FORECLOSURE

         4.1. REMEDIES. If an Event of Default has occurred and is continuing, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses (without limitation of any rights, remedies or recourse Beneficiary may have pursuant to the Credit Documents in connection with such Event of Default):

         (a) to the extent and in the manner permitted by law, enter the Mortgaged Property and take exclusive possession thereof. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor;

         (b) to the extent and in the manner permitted by law, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions hereof;

         (c) elect to sell the Premises by power of sale in the manner provided by law or institute proceedings for the complete foreclosure of this Deed of Trust by judicial action, in which case the Mortgaged Property may be sold for cash or credit (to the extent permitted by law), in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary shall credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived;

         (d) make application to a court of competent jurisdiction for, without regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or

         (e) exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

         4.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

                                   EXHIBIT J-5

         4.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary and Trustee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary or the Lenders, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or the Lenders or Trustee in the enforcement of any rights, remedies or recourses under this Deed of Trust or otherwise at law or equity shall be deemed to cure any Event of Default.

         4.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Deed of Trust or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

         4.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as provided for in the Credit Documents, all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse to which Beneficiary or the Lenders or Trustee is entitled under the Credit Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

         4.6. DISCONTINUANCE OF PROCEEDINGS. Except as may otherwise be provided in the Credit Agreement or the other Credit Documents, if Beneficiary or the Lenders or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or the Lenders or Trustee shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary, the Lenders and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary or the Lenders and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or the Lenders or Trustee thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

         4.7. APPLICATION OF PROCEEDS. During the continuance of an Event of Default, the proceeds of any sale of, and the Rents generated by, the Mortgaged Property shall be applied by Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law, and subject to the terms of the Intercreditor Agreement to the extent then in effect: first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (ii) court costs, (iii) reasonable attorneys' and accountants' fees and expenses, and (iv) reasonable costs of advertisement; second, to the extent of any excess of such proceeds, to the payment of the Indebtedness for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         4.8. OCCUPANCY AFTER FORECLOSURE. To the fullest extent permitted by law, any foreclosure sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Grantor in and to the property

                                   EXHIBIT J-6
sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, by process of law.

         4.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT. If any Event of Default exists, Beneficiary and each of the Lenders and Trustee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section, or otherwise under this Deed of Trust or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within ten (10) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust. Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust, or the enforcement, compromise or settlement of any claim under this Deed of Trust, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary or the Lenders in respect thereof, by litigation or otherwise.

         4.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under
Section 5, the security interests under Section 6, nor any other remedies afforded to Beneficiary or the Lenders under the Credit Documents, at law or in equity shall cause Beneficiary or any Lender or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or any Lender or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

         4.11. INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the relative rights and remedies of Beneficiary and the Secured Parties (as defined in the Pledge and Security Agreement) shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

SECTION 5. ASSIGNMENT OF RENTS AND LEASES

         5.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary and Trustee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary or Trustee (any such notice being hereby expressly waived by Grantor).

         5.2. PERFECTION UPON RECORDATION. Grantor acknowledges that
Beneficiary and Trustee have taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate"

                                   EXHIBIT J-7
and in force as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

         5.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of
Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to Rents collected by Grantor after the recording of this Deed of Trust but before the commencement of a case in bankruptcy, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6. SECURITY AGREEMENT

         6.1. SECURITY INTEREST. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Property Agreements, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a first and prior security interest in the Fixtures, Leases, Rents, Property Agreements, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Fixtures, Leases, Rents, Property Agreements, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

         6.2. FINANCING STATEMENTS. Grantor shall execute and deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's chief executive office is at the address set forth on Appendix B to the Credit Agreement.

         6.3. FIXTURE FILING. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures located at the Land or Improvements. Information concerning the security interest herein granted may be obtained at the addresses of Grantor (which, for purposes of such fixture filing, shall be the "Debtor") and Beneficiary (which, for purposes of such fixture filing, shall be the "Secured Party") as set forth in the first paragraph of this Deed of Trust.

SECTION 7. ATTORNEY-IN-FACT

         Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any similar notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Fixtures, Property Agreements, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose,
(c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; provided, (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be

                                   EXHIBIT J-8
added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within ten (10) days demand therefor; (iii) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (iv) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8. CONCERNING THE TRUSTEE

         8.1 CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee's services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result from Trustee's negligence, willful misconduct, Trustee's breach of its obligations under this Deed of Trust or violation of law, or from Beneficiary's or any Lender's or Lender Counterparty's breach of its obligations under this Deed of Trust, any Hedge Agreement, or any Credit Document. In the event that Beneficiary, any of the Lenders, or any of their respective affiliates is substituted as Trustee hereunder, the indemnification and limitation on liability provisions of the Credit Agreement benefiting the Agents and Lenders (which are incorporated herein by this reference) shall apply to said Beneficiary, Lender or affiliate in its capacity as Trustee and shall supersede the provisions of the preceding sentence.

         8.2 RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder (except to the extent provided by law).

         8.3 SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

         8.4 PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be reasonably required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

SECTION 9. BENEFICIARY AS AGENT

         Beneficiary has been appointed to act as Beneficiary hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Beneficiary shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Deed of Trust, the Credit Agreement and the Intercreditor Agreement to the extent then in effect; provided, Beneficiary shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement

                                   EXHIBIT J-9
that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Beneficiary for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Beneficiary shall at all times be the same Person that is Collateral Agent under the Pledge and Security Agreement. Written notice of resignation by Collateral Agent pursuant to terms of the Pledge and Security Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust; removal of Collateral Agent pursuant to the terms of the Pledge and Security Agreement shall also constitute removal as Beneficiary under this Deed of Trust; and appointment of a successor Collateral Agent pursuant to the terms of the Pledge and Security Agreement shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Collateral Agent under the terms of the Pledge and Security Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary under this Deed of Trust shall promptly (i) transfer to such successor Beneficiary all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Beneficiary under this Deed of Trust, and (ii) execute and deliver to such successor Beneficiary such assignments of this Deed of Trust and amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the security interests created hereunder, whereupon such retiring or removed Beneficiary shall be discharged from its duties and obligations under this Deed of Trust thereafter accruing. After any retiring or removed Collateral Agent's resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust shall continue to inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary hereunder.

SECTION 10. LOCAL LAW PROVISIONS

                   [to be provided, if any, by local counsel]

SECTION 11. MISCELLANEOUS

         Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Beneficiary or any Lender or Trustee in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Deed of Trust and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Deed of Trust shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Except as permitted in the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon a sale of the Mortgaged Property permitted by, subject to and in accordance with the terms and provisions of the Credit Agreement, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor or, at

                                  EXHIBIT J-10
the request of Grantor, assign this Deed of Trust without recourse. This Deed of Trust and the other Credit Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Deed of Trust shall be governed by and construed under the laws of the State in which the Premises are located. Grantor acknowledges that the underlying Obligations secured by this Deed of Trust and the rights and obligations of Grantor, Company and Beneficiary with respect thereto, are governed by the laws of the State of New York.

                  [Remainder of page intentionally left blank]

                                  EXHIBIT J-11

         IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

                                            [NAME OF GRANTOR]

                                            By:________________________
                                            Name:
                                            Title:

STATE OF_______________   )
                          )ss.
COUNTY OF______________   )

         On December __, 2002, before me,_____________, a Notary Public in and for the State of ______________, personally appeared_______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity/capacities, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS, my hand and official seal.

                                        (Space above for official notarial seal)

                                  EXHIBIT J-12

                                  EXHIBIT A TO
                                  DEED OF TRUST

Legal Description of Land:

                                  EXHIBIT J-13

                                                                    EXHIBIT K TO
                                                   CREDIT AND GUARANTY AGREEMENT

                      LANDLORD WAIVER AND CONSENT AGREEMENT

         This LANDLORD WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of [MM/DD/YY] and entered into by [NAME OF LANDLORD] ("LANDLORD"), to and for the benefit of LASALLE BUSINESS CREDIT, INC., as agent for Lenders and Lender Counterparties (in such capacity "AGENT").

                                    RECITALS:

         WHEREAS, [NAME OF GRANTOR], a [TYPE OF PERSON] ("TENANT"), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "PREMISES");

         WHEREAS, Tenant's interest in the Premises arises under the lease agreement (the "LEASE") more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

         WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent., pursuant to which Tenant has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreement;

         WHEREAS, Tenant's repayment of the extensions of credit made by Lenders under the Credit Agreement will be secured, in part, by all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the "SUBJECT INVENTORY")) and all Equipment used in Tenant's business (including all Equipment of Tenant now or hereafter located on the Premises (the "SUBJECT EQUIPMENT"; and, together with the Subject Inventory, the "COLLATERAL")); and

         WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

         1. Landlord hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause
(a) of this Section 1), shall be second and subordinate to the

                                   EXHIBIT K-1
rights of Collateral Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

         2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no event of default exists under the Lease, and (e) no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease, except as follows:_______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________.

         3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Collateral Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, remove, maintain, prepare for sale or lease, repair, or transfer. In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, damages, costs and expenses incurred by Landlord caused solely by Collateral Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom.

         4. Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the "LANDLORD'S NOTICE") to Collateral Agent to that effect. Within the 45-day period after Collateral Agent receives the Landlord's Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45-day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent's actions in removing the Collateral from the Premises or Collateral Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this Section, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises. Collateral Agent shall, however, pay Landlord daily rent for such period at the non-holdover rate last payable by Tenant under the Lease.

         5. Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to Collateral Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord's rights in, or possession of, the Premises.

         6. All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

         7. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

                                   EXHIBIT K-2

         8. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                                   EXHIBIT K-3

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                            [NAME OF LANDLORD]

                                            By:________________________
                                            Name:
                                            Title:

                                            ___________________________
                                            ___________________________
                                            ___________________________
                                            Attention:
                                            Telecopier:

         By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

                                            LASALLE BUSINESS CREDIT, INC.,
                                            as Collateral Agent

                                            By:________________________
                                            Name:
                                            Title:

                                            ___________________________
                                            ___________________________
                                            ___________________________
                                            Attention:
                                            Telecopier:

Acknowledged and agreed to:

[NAME OF TENANT]

By: _______________________
Name:
Title:

                                   EXHIBIT K-4

                                                                    EXHIBIT A TO
                                                     LANDLORD WAIVER AND CONSENT

Legal Description of Premises:

                                  EXHIBIT K-A-1

                                                                    EXHIBIT B TO
                                                     LANDLORD WAIVER AND CONSENT

Description of Lease:

                                  EXHIBIT K-B-1

                                                                    EXHIBIT L TO
                                                   CREDIT AND GUARANTY AGREEMENT

                           BORROWING BASE CERTIFICATE

                                                          Date:__________, 200__

         Reference is made to the Credit and Guaranty Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SANMINA-SCI CORPORATION ("COMPANY"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent.

         Pursuant to Section 5.1(e) of the Credit Agreement, Company, by its respective undersigned Authorized Officer, hereby certifies that the information furnished in Schedule 1 attached hereto and incorporated herein by this reference is true and correct as of __________, ____ and that:

1. Except as disclosed in Schedule 3 attached hereto and incorporated herein by this reference, all representations and warranties stated in each Credit Document are true and correct to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which event they were true and correct as of such earlier date.

2. As of the date hereof, no Default or Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned this ___ day of __________ ____.

                                            SANMINA-SCI CORPORATION

                                            By:________________________
                                            Name:
                                            Title:

                                    EXHIBIT L

                                   SCHEDULE 1

                          TO BORROWING BASE CERTIFICATE

                            DATED [__________, ____]

ELIGIBLE ACCOUNTS

         1. Domestic Accounts Book Value as of ________, ____              $______

ELIGIBLE ACCOUNT ADDITIONS

         2. Qualified Foreign Accounts Book Value as of _________, _____   $______
            (in an amount not to exceed 20% of Line 1)

ELIGIBLE ACCOUNT SUBTOTAL

         3. Line 1 Plus Line 2                                             $______

ELIGIBLE ACCOUNT DEDUCTIONS

         4. Accounts with respect to which any amount due thereunder
            is more than sixty (60) days past due                          $______

         5. Set-Off Reserve (as defined in Schedule 2 attached hereto)     $______

         6. The aggregate amount of Domestic Accounts plus Qualified
            Foreign Accounts, determined with respect to each
            individual account debtor, arising out of sales to
            account debtors with senior unsecured debt ratings below
            Baa3 (from Moody's) or BBB- (from S&P) that exceeds (i)
            2.0% multiplied by (ii) Domestic Accounts plus Qualified
            Foreign Accounts (the "CONCENTRATION RESERVE")                 $______

         7. Accounts arising out of sales to any account debtor if
            20% or more of the aggregate amount of Accounts due from
            such account debtor and/or its Affiliates have at the
            time remained unpaid for 90 days or more after the due date    $______

         8. Accounts arising out of sales to any account debtor if
            such account debtor or any of its Affiliates is insolvent, subject to an insolvency, bankruptcy or liquidation
            proceeding, or has made an assignment for the benefit
            of creditors                                                   $______

         9. Accounts owed by an account debtor which is an Affiliate or officer, director or employee of Company or any
            of its Subsidiaries                                            $______

         10. Accounts arising out of the sale or lease of any inventory
             that is not owned solely by Company or any Guarantor          $______

         11. Accounts not subject to Collateral Agent's perfected
             Liens, and Accounts subject to any other Lien whatsoever
             (other than the Liens described in clauses (a), (b), (c), (n), (p) and (bb) of Section 6.2 of the Credit
             Agreement so long as such Liens (A) other than in the case of Liens described in Section 6.2(bb), are junior in priority to Collateral Agent's Liens and (B) do not impair the ability of

                                   SCHEDULE l

             Collateral Agent to realize on or obtain the full
             benefit of the Collateral)                                    $______

         12. Accounts with respect to which the representations
             and warranties set forth in the Collateral Documents
             applicable to such Accounts are not true and correct
             in all materials respects                                     $______

         13  Total Eligible Accounts Deductions (Add Lines 4
             through 12)                                                   $______

         14. Eligible Accounts (Line 3 Minus Line 13)                      $______

         15. Eligible Accounts Borrowing Base (80% of Line 14)             $______

ELIGIBLE INVENTORY

         16  Book Value as of ___________, _____ of Inventory
             located in the United States and owned by and in the
             possession of or sole control of Company or any Guarantor     $______

ELIGIBLE INVENTORY DEDUCTIONS

         17. Inventory consisting of finished goods                        $______

         18. Inventory consisting of work in process                       $______

         19. Perishable Inventory                                          $______

         20. Domestic inventory reserves, write-offs and intercompany
             profit adjustments established by Company                     $______

         21. Inventory not subject to Collateral Agent's perfected
             Liens, and Inventory subject to any other Lien
             whatsoever (other than the Liens described in clauses
             (a), (b), (c), (n, (p) and (bb) of Section 6.2 of the
             Credit Agreement so long as such Liens (A) other than
             in the case of Liens described in Section 6.2(bb), are
             junior in priority to Collateral Agent's Liens and (B)
             do not impair the ability of Collateral Agent to
             realize on or obtain the full benefit of the Collateral)      $______

         22  Inventory with respect to which the representations
             and warranties set forth in the Collateral Documents
             applicable to such Inventory are not true and correct
             in all materials respects                                     $______

         23. Rent Reserves                                                 $______

         24. Damaged Inventory                                             $______

         25. Consigned Inventory                                           $______

         26. Inventory consisting of samples, loaners or rentals           $______

         27. Eligible Inventory Deductions (Add Lines 17 through 26)       $______

         28. Eligible Inventory (Line 16 Minus Line 27)                    $______

                                   SCHEDULE l

         29. Eligible Inventory Borrowing Base (50% of Line 28)            $______

BALANCES

         30. Total Borrowing Base (Line 15 Plus Line 29)                   $______

         31. Aggregate principal amount of the Loans                       $______

         32. Amount which must be delivered pursuant to Section
             5.15 of the Credit Agreement (the greater of (i)
             zero, and (ii) Line 31 minus Line 30)                         $______

                                   SCHEDULE 1

                                   SCHEDULE 2

                          TO BORROWING BASE CERTIFICATE

                            DATED _____________, ____

                          Definition of Set-Off Reserve

            Undefined capitalized terms used in the definition below have the meanings assigned to them in the Credit Agreement.

         "SET-OFF RESERVE" means, for any period, (i) the lesser of, as determined with respect to no less than 20 account debtors accounting for the highest amount of accounts receivable during such period (the "MAJOR ACCOUNTS"),
(a) Accounts arising out of sales to the Major Accounts that contractually permit set-off or any other defense or counterclaim or other right to avoid or reduce the liability represented by the Accounts and Accounts arising out of sales to the Major Accounts pursuant to contracts that are silent on such matters, and (b) payables due to the Major Accounts that contractually permit set-off or any other defense or counterclaim or other right to avoid or reduce the liability represented by the Accounts and payables due to the Major Accounts pursuant to contracts that are silent on such matters, multiplied by (ii) a fraction, the numerator of which is the aggregate Accounts arising out of sales to all account debtors with payables due to them from Company and its Subsidiaries, and the denominator of which is the aggregate Accounts arising out of sales to the Major Accounts; provided, however, that (other than with respect to IBM and its Affiliates) Company (at its option) may calculate the "Set-Off Reserve" in a manner consistent with the more precise manner by which the "Set-Off Reserve" was calculated and disclosed to Administrative Agent as of September 28, 2002; provided, further, that with respect to accounts receivable arising out of sales to IBM and its Affiliates, (a) in the event that any payables due to IBM and its Affiliates in excess of $5.0 million remain unpaid for 55 days after their applicable invoice date, (I) Company shall provide Administrative Agent with notice thereof by the 56th day after the applicable invoice date (such notice to contain reasonably detailed summaries of the relevant payables, reasons for failure to make payment in respect thereof and such other information as Administrative Agent may reasonably require), and (II) no later than five (5) days after such notice is due, Company shall either (A) deliver to Administrative Agent an updated Borrowing Base Certificate reflecting
(1) a reduction of the Borrowing Base by the amount of payables described above that are disputed in good faith and (2) if in excess of $5.0 million of such payables are not then in dispute, the amounts relating to IBM and its Affiliates required to be subtracted from the Borrowing Base under the "Set-Off Reserve" shall equal the amount of payables due to IBM and its Affiliates (not less than $0) (and clause (b) below shall be disregarded) until such time as Administrative Agent receives an Officer's Certificate certifying that the payables referred to in the applicable notice described above (together with any other payables due to IBM and its Affiliates that have remained unpaid for 60 or more days after their applicable invoice date) have been fully paid (and if any such updated Borrowing Base Certificate demonstrates that principal amounts of the Loans outstanding under this Agreement exceed the updated Borrowing Base then in effect, Company will comply with the requirements described in Section
5.15 of the Credit Agreement) or (B) deliver to Administrative Agent an Officer's Certificate certifying that the payables referred to in the applicable notice described above (together with any other payables due to IBM and its Affiliates that have remained unpaid for over 60 days after their applicable invoice date) have been fully paid, and (b) except to the extent described in clause (2) above, the amounts relating to IBM and its Affiliates required to be subtracted from the Borrowing Base under the "Set-Off Reserve" shall equal an amount (not less than $0) calculated as follows: (i) payables due to IBM and its Affiliates that contractually permit set-off or any other defense or counterclaim or other right to avoid or reduce the liability represented by the accounts receivable and payables due to IBM and its Affiliates pursuant to contracts that are silent on such matters, less (ii) the lesser of (A) $75.0 million and (B) the amount referred to in clause (i) above, plus (iii) payables due to IBM and its Affiliates that remain unpaid for 55 or more days after their applicable invoice date.

                                    SHEDULE 2

                                   SCHEDULE 3

                          TO BORROWING BASE CERTIFICATE

                            DATED _____________, ____

                  Exceptions to Representations and Warranties

                                   SCHEDULE 3

                                                                    EXHIBIT M TO
                                                 CREDIT AND GUARANTY AGREEMEETNT

                                INTERCOMPANY NOTE

      PAYMENT OF THE PRINCIPAL OF, AND INTEREST ON, THIS NOTE IS EXPRESSLY SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INTERCO SUBORDINATION AGREEMENT REFERRED TO BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCO SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 23, 2002, AMONG THE PAYEE, THE PAYOR, EACH OTHER
 OBLIGOR PARTY THERETO, LASALLE BUSINESS CREDIT, INC., AS FIRST LIEN COLLATERAL AGENT, AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS SECOND
                            LIEN COLLATERAL TRUSTEE.

                  FOR VALUE RECEIVED, _________________, a __________ ("PAYOR"),
promises to pay to the order of _________________, a ___________, or its assigns ("PAYEE"), in lawful money of the [United States of America], at such location in the [United States of America] as Payee shall from time to time designate, the aggregate unpaid principal amount of all loans and extensions of credit ("ADVANCES") made by Payee to Payor.

                  Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by Payor and Payee.

                  Payor shall pay the unpaid principal balance of this Intercompany Note (this "NOTE") and all accrued and unpaid interest thereon on demand of Payee.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  The undersigned shall have the right to prepay all or any part of the unpaid principal amount outstanding hereunder without premium or penalty at any time; provided that, interest shall be paid on the amount prepaid to and including the date of prepayment.

                  This Note is one of the promissory notes contemplated by that certain Interco Subordination Agreement, dated as of December 23, 2002 (the "INTERCO SUBORDINATION AGREEMENT"), among SANMINA-SCI CORPORATION ("COMPANY"), certain subsidiaries of the Company, each other obligor party thereto, LASALLE BUSINESS CREDIT, INC., as First Lien Collateral Agent, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Second Lien Collateral Trustee. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Interco Subordination Agreement.

                  Payor shall be entitled to deem and treat Payee, or such person who has been so identified by the transferor in writing to Payor as the holder of this Note, as the owner and holder of this Note. [This Note will, forthwith upon its issuance by Payor (subject to the terms of the Intercreditor Agreement, dated as of December 23, 2002 (the "INTERCREDITOR AGREEMENT"), among the First Lien Collateral Agent, the Second Lien Collateral Agent and the Company, to the extent then in effect), be endorsed to and pledged to the party entitled thereto under the terms of the Intercreditor Agreement.]* Each of Payee and any subsequent holder of this Note agrees, by its

-------------------
* Note payable to any Foreign Subsidiary of Company shall not be required to be pledged

                                   EXHIBIT M-1
acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Payor hereunder with respect to payments of principal of or interest on this Note.

                  In addition to, and not in limitation of, the foregoing, Payor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note.

                  Payor waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee, of any right or remedy shall preclude any other or further exercise of any other right or remedy.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                  In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, Payor has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first above written.

                                                 [INSERT NAME OF PAYOR]

                                                 By:  __________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT M-2

                        TRANSACTIONS ON INTERCOMPANY NOTE

------------------------------------------------------------------------------------------------------------
               Amount of        Amount of          Outstanding        Amount of
             Advance Made    Principal Paid     Principal Balance   Interest Paid        Notation
Date          This Date         This Date           This Date         This Date          Made By
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                                   EXHIBIT M-3

                                                                    EXHIBIT N TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         INTERCO SUBORDINATION AGREEMENT

                  This INTERCO SUBORDINATION AGREEMENT, dated as of December 23, 2002 (as it may be amended, restated, supplemented, or otherwise modified from time to time, this "AGREEMENT"), is made by and among SANMINA-SCI CORPORATION ("COMPANY"), CERTAIN SUBSIDIARIES OF COMPANY that may from time to time become a party hereto as a subordinated creditor pursuant to the terms hereof and of the Senior Debt Agreements (collectively, the "SUBORDINATED CREDITORS"), each Guarantor under the Senior Debt Agreements, LASALLE BUSINESS CREDIT, INC., as collateral agent for the Secured Parties under the Credit Agreement (together with any successor collateral agent, the "FIRST LIEN COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as collateral trustee for the Holders (as defined below) (together with any successor collateral agent, the "SECOND LIEN COLLATERAL TRUSTEE"; and collectively with the First Lien Collateral Agent, the "COLLATERAL AGENTS").

                                    RECITALS

                  WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT," and collectively with the other documents contemplated by the Credit Agreement, the "CREDIT DOCUMENTS"), among Company, certain Subsidiaries of Company, as Guarantors, the lenders party thereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Syndication Agent and Administrative Agent, LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent;

                  WHEREAS, reference is made to that certain Indenture, dated as of the date hereof, among Company, as issuer, the guarantors named therein, as initial guarantors, and State Street Bank and Trust Company of California, N.A., as trustee (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE," and collectively with the other documents contemplated by the Indenture, the "NOTE DOCUMENTS"), pursuant to which the 10(3/8)% Senior Secured Notes due 2010 of Company (the "NOTES") are issued;

                  WHEREAS, each of the Credit Parties is now or may hereafter from time to time become indebted or otherwise obligated to the Subordinated Creditors in respect of Indebtedness related to or resulting from intercompany loans, advances or other indebtedness from any such Subordinated Creditor (any and all such present and future Indebtedness owing to the Subordinated Creditors (whether created directly or acquired by assignment or otherwise), and interest, premiums and fees, if any, thereon and other amounts payable in respect thereof and all rights and remedies of the Subordinated Creditors with respect thereto, being referred to herein as the "INTERCOMPANY SUBORDINATED DEBT");

                  WHEREAS, pursuant to Section 6.1(b)(i)(B) of the Credit Agreement and Section 1008 of the Indenture, Indebtedness of any Credit Party owed to Company or any of its other Subsidiaries is permitted only if the parties thereto have executed and delivered to Collateral Agents a counterpart of this Agreement;

                  WHEREAS, each Subordinated Creditor has duly authorized the execution, delivery and performance of this Agreement; and

                  WHEREAS, it is in the best interests of each of the Subordinated Creditors and the Credit Parties to execute this Agreement inasmuch as each such party will derive substantial direct and indirect benefits from credit extensions made to Company by the Lenders pursuant to the Credit Agreement and the purchase of the Notes pursuant to the Indenture;

                  NOW, THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as set forth above and as follows:

Interco Subordination Agreement

                                   EXHIBIT N-1

                                    AGREEMENT

                  SECTION 1. DEFINITIONS. Terms used but not defined herein have the meanings given to them in the Credit Agreement. As used in this Agreement, the following terms shall have the meanings specified below:

                  "AGREEMENT" is defined in the preamble.

                  "COLLATERAL AGENTS" is defined in the preamble.

                  "COMPANY" is defined in the preamble.

                  "CREDIT AGREEMENT" is defined in the first recital.

                  "DEFAULT" and "EVENT OF DEFAULT" have the meanings assigned to such terms in the Credit Agreement or the Indenture, as the context requires.

                  "FIRST LIEN COLLATERAL AGENT" is defined in the preamble.

                  "HOLDERS" means the holders from time to time of the Notes.

                  "INDENTURE" is defined in the second recital.

                  "INTERCOMPANY SUBORDINATED DEBT" is defined in the third recital.

                  "LENDERS" is defined in the first recital.

                  "NOTE DOCUMENTS" is defined in the second recital.

                  "NOTES" is defined in the second recital.

                  "OBLIGATIONS" means (i) Obligations (as defined in the Credit Agreement), and (ii) all obligations of every nature from time to time owed by the Credit Parties under the Second Lien Documents.

                  "SECOND LIEN COLLATERAL TRUSTEE" is defined in the preamble.

                  "SECOND LIEN SECURITY AGREEMENT" means that certain Pledge and Security Agreement, dated as of December 23, 2002, made by the Credit Parties in favor of the Second Lien Collateral Trustee.

                  "SENIOR CREDITORS" means the Lenders and the Holders.

                  "SENIOR DEBT AGREEMENTS" means the Credit Agreement and the
                   Indenture.

                  "SENIOR DEBT DOCUMENTS" means the Credit Documents and the
                   Note Documents.

                  "SENIOR INDEBTEDNESS" is defined in Section 2(a).

                  "SUBORDINATED CREDITORS" is defined in the preamble.

                  "SUPPLEMENTAL AGREEMENT" is defined in Section 12.

                  SECTION 2. AGREEMENT TO SUBORDINATE. (a) Each of the Credit Parties and the Subordinated Creditors agrees that the Intercompany Subordinated Debt is and shall be subordinate and rendered junior in right of payment to the prior payment in cash in full of all Obligations of any Credit Party now existing or hereafter arising under the Senior Debt Documents, whether for (i) principal, (ii) interest (including interest accruing

Interco Subordination Agreement

                                   EXHIBIT N-2
after the filing of a petition initiating any proceeding referred to in Section 3(a), whether or not allowed as a claim in such proceeding) and premiums, (iii) costs, (iv) fees (including reasonable attorneys' fees and disbursements), (v) expenses, and (vi) otherwise (the Obligations specified in clauses (a)(i) through (a)(vi) above are referred to collectively as the "SENIOR INDEBTEDNESS"). For purposes of this Agreement, "SUBORDINATE AND RENDERED JUNIOR IN RIGHT OF PAYMENT" means that no part of the Intercompany Subordinated Debt shall have any claim to the assets of any Credit Party on a parity with or prior to the claim of the Senior Indebtedness. Moreover, the Senior Indebtedness shall not be deemed to have been paid in cash in full until the Senior Creditors shall have received full payment of the Senior Indebtedness in cash, which payment shall have been retained by the Senior Creditors for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws. To the extent permitted by applicable law, each of the Credit Parties and the Subordinated Creditors waive notice of acceptance of this Agreement by the Senior Creditors, and to the extent permitted by applicable law, the Subordinated Creditors waive notice of and consent to the making, amount and terms of the Senior Indebtedness which may exist or be created from time to time and any renewal, extension, amendment or modification thereof, and any other lawful action which any Lender or Lenders, or any Holder or Holders, in its and their sole and absolute discretion may take or omit to take with respect thereto. The provisions of this Section 2 shall constitute a continuing offer made for the benefit of and to all the Senior Creditors.

                           (b)      In the event that any Credit Party shall
make, and/or any Subordinated Creditor shall receive, any payment on Intercompany Subordinated Debt in contravention of this Agreement or the terms of the Senior Debt Agreements, then and in any such event such payment shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be promptly paid over and delivered to the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein), or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein).

                           (c)      No Credit Party shall make, and no
Subordinated Creditor shall receive or accept, any payment in respect of any Intercompany Subordinated Debt if (A) a Default of the nature set forth in
Section 8.1(f) or 8.1(g) of the Credit Agreement, or any Event of Default under
Section 8.1(a) of the Credit Agreement has occurred and is continuing or would result therefrom; or (B) a Default of the nature set forth in Section 501(a)(7) of the Indenture, or any Event of Default under Section 501(a)(1) or (2) of the Indenture has occurred and is continuing or would result therefrom, in each case described in the foregoing clauses (A) and (B) unless and until (i) the Senior Indebtedness has been paid in cash in full, (ii) in the case of an Event of Default under Section 8.1(a) of the Credit Agreement or Section 501(a)(1) or
(2) of the Indenture, such Event of Default has been cured or waived, or (iii) the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) has otherwise consented in writing.

                  SECTION 3. IN FURTHERANCE OF SUBORDINATION. (a) Upon any distribution of all or any of the assets of the Credit Parties in the event of:

                  (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Credit Parties, or to its creditors, as such, or to its assets,

                  (b) except as permitted in the Senior Debt Agreements, any liquidation, dissolution or other winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

                  (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party,

then, and in any such event, unless the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) shall otherwise agree in writing, the Senior Creditors shall receive

Interco Subordination Agreement

                                   EXHIBIT N-3
payment in cash in full of all amounts due or to become due (whether or not the Senior Indebtedness has been declared due and payable prior to the date on which the Senior Indebtedness would otherwise have become due and payable) on or in respect of all Senior Indebtedness (including post-petition interest) before the Subordinated Creditors or anyone claiming through or on their behalf (including any receiver, trustee, or otherwise) are entitled to receive any payment on account of principal of (or premium, if any) or interest on or other amounts payable in respect of the Intercompany Subordinated Debt, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, shall be paid or delivered directly to the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) for the application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in cash in full.

                           (b)      If any proceedings, liquidation, dissolution
or winding up referred to in clause (a) above is commenced by or against any Credit Party,

                  (a) Each Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Credit Parties, the Subordinated Creditors or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Intercompany Subordinated Debt above and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Intercompany Subordinated Debt or enforcing any security interest or other lien securing payment of the Intercompany Subordinated Debt) as such Collateral Agent may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agents or the Senior Creditors hereunder; provided that, if such Collateral Agent takes such action, such Collateral Agent shall apply all proceeds first to the payment of the costs of enforcement of this Agreement, and second to the pro rata payment of the Senior Indebtedness; and

                  (b) the Subordinated Creditors shall duly and promptly take such action as the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to
         Section 23 herein) may request (A) to collect the Intercompany Subordinated Debt for the account of such Collateral Agent and to file appropriate claims or proofs of claim in respect of the Intercompany Subordinated Debt; (B) to execute and deliver to such Collateral Agent such powers of attorney, assignments, or other instruments as such Collateral Agent may reasonably request to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Intercompany Subordinated Debt; and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Intercompany Subordinated Debt.

                           (c)      All payments or distributions of assets of
any Credit Party, whether in cash, property or securities, upon or with respect to the Intercompany Subordinated Debt which are received by the Subordinated Creditors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by the Subordinated Creditors and shall be paid over forthwith to the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) in the same form as so received (with any necessary endorsement) to be applied, pro rata (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness, whether matured or unmatured, in accordance with the terms of this Agreement.

Interco Subordination Agreement

                                   EXHIBIT N-4

                           (d)      Each Collateral Agent is hereby authorized
to demand specific performance of this Agreement, whether any Credit Party or any Subordinated Creditor shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditors or any one of them shall have failed to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by applicable law, the Subordinated Creditors hereby irrevocably waive any defense (other than the defense of payment in full of the Senior Indebtedness) based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

                  SECTION 4. NO ENFORCEMENT OR COMMENCEMENT OF ANY PROCEEDINGS. Each Subordinated Creditor agrees that, so long as any Senior Indebtedness shall remain unpaid, it will not accelerate the maturity of the Intercompany Subordinated Debt or commence, or join with any creditor other than the Collateral Agents or the Senior Creditors in commencing any proceeding referred to in Section 3(a).

                  SECTION 5. RIGHTS OF SUBROGATION. The Subordinated Creditors agree that no payment or distribution to either Collateral Agent pursuant to the provisions of this Agreement shall entitle the Subordinated Creditors to exercise any rights of subrogation in respect thereof until all Senior Indebtedness has been paid in cash in full. To the extent permitted by applicable law%, the Subordinated Creditors agree that the subordination provisions contained herein shall not be affected by any action%, or failure to act, by either Collateral Agent that results%, or may result%, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditors against any Credit Party.

                  SECTION 6.        SUBORDINATION LEGEND; FURTHER ASSURANCES.
The Subordinated Creditors and the Credit Parties will cause each note and instrument (if any) evidencing the Intercompany Subordinated Debt to be endorsed with the following legend:

                           "PAYMENT OF THE PRINCIPAL OF, AND INTEREST ON, THIS
         NOTE IS EXPRESSLY SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INTERCO SUBORDINATION AGREEMENT REFERRED TO BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCO SUBORDINATION AGREEMENT DATED AS OF DECEMBER 23, 2002, AMONG THE PAYEE, THE PAYOR, EACH OTHER OBLIGOR PARTY THERETO AND LASALLE BUSINESS CREDIT, INC., AS FIRST LIEN COLLATERAL AGENT AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS SECOND LIEN COLLATERAL TRUSTEE."

Each of the Subordinated Creditors and the Credit Parties hereby agrees to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement. Each of the Subordinated Creditors and the Credit Parties will at its expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) may reasonably request to protect any right or interest granted or purported to be granted hereunder or to enable such Collateral Agent to exercise and enforce its rights and remedies hereunder.

                  SECTION 7. NO CHANGE IN OR DISPOSITION OF INTERCOMPANY SUBORDINATED DEBT. The Subordinated Creditors will not, without the prior written consent (which consent will not be unreasonably withheld%, delayed or conditioned) of the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein):

                           (a)      sell, assign, transfer, endorse, pledge,
encumber or otherwise dispose of any of the Intercompany Subordinated Debt (except to Company or a Subsidiary of Company, provided that, such Person agrees to be obligated as a Subordinated Creditor hereunder and a pledgor of such Intercompany Subordinated Debt under the Pledge and Security Agreement and the Second Lien Security Agreement);

Interco Subordination Agreement

                                   EXHIBIT N-5

                           (b)      permit the terms of any of the Intercompany
Subordinated Debt to be changed in such a manner as to have a material adverse effect upon the rights or interests of the Senior Creditors or either Collateral Agent; or

                           (c)      upon the occurrence and during the
continuation of (A) any Default of the nature set forth in Section 8.1(f) or 8.1(g) of the Credit Agreement, or an Event of Default under Section 8.1(a) of the Credit Agreement, or (B) any Default of the nature set forth in Section 501(a)(7) of the Indenture, or an Event of Default under Section 501(a)(1) or
(2) of the Indenture, take, or permit to be taken, any action to assert, collect or enforce the Intercompany Subordinated Debt or any part thereof; provided, however, that the foregoing shall not prohibit the Subordinated Creditors from filing proofs of claim to preserve their rights with respect to any Intercompany Subordinated Debt.

                  SECTION 8. AGREEMENT BY THE CREDIT PARTIES. The Credit Parties agree that they will not make any payment on any of the Intercompany Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

                  SECTION 9. POWER OF ATTORNEY; ACKNOWLEDGMENT. Each Subordinated Creditor and each Credit Party hereby irrevocably authorizes and appoints Company as such Person's attorney-in-fact, with full authority in the place and stead of such Person, and in the name of such Person, and Company is hereby authorized by such Person from time to time in Company's discretion, to
(i) take any action and to execute any instrument that Company may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, and (ii) receive or give all representations, notices and communications to and from the Collateral Agents, with such representations, notices and communications effective and binding on each such Subordinated Creditor and Credit Party, where such notice or communication is in writing and sent to Company in accordance with Section 15.

                  SECTION 10. OBLIGATIONS HEREUNDER NOT AFFECTED. To the extent permitted by applicable law, all rights and interest of the Senior
Creditors and the Collateral Agents hereunder, and all agreements and obligations of the Subordinated Creditors and the Credit Parties hereunder, shall remain in full force and effect irrespective of:

                           (a)      any lack of validity or enforceability of
any document evidencing Senior Indebtedness;

                           (b)      any change in the time, manner or place of
payment of, or any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from any of the documents evidencing or relating to the Senior Indebtedness;

                           (c)      any exchange, release or non-perfection of
any collateral, or any release or amendment or waiver of or consent to departure from any Senior Debt Document, for all or any of the Senior Indebtedness;

                           (d)      any failure of any Senior Creditor or either
Collateral Agent to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document;

                           (e)      any reduction, limitation, impairment or
termination of the Senior Indebtedness for any reason (other than the payment in full of the Senior Indebtedness), including any claim of waiver, release, surrender, alteration or compromise, and such rights and interest of the Senior Creditors and the Collateral Agents, and such agreements and obligations of the Subordinated Creditors and the Credit Parties, shall not be subject to (and each Credit Party and each Subordinated Creditor hereby waive any right to or claim
of) any defense (other than the defense of payment in full of the Senior Indebtedness) or set-off, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and

Interco Subordination Agreement

                                   EXHIBIT N-6

                           (f)      any other circumstance that might otherwise
constitute a defense (other than the defense of payment in full of the Senior Indebtedness) available to, or a discharge of, the Credit Parties in respect of the Senior Indebtedness or the Subordinated Creditors in respect of this Agreement.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by either Collateral Agent upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made. The Subordinated Creditors acknowledge and agree that the Senior Creditors and the Collateral Agents may in accordance with the terms of the applicable Senior Debt Document, without notice or demand and without affecting or impairing the Subordinated Creditors' obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Indebtedness, to the extent applicable, or any part thereof, including increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security or guaranties for the payment of the Senior Indebtedness and exchange, enforce, foreclose upon, waive and release any such security or guaranty; (iii) apply such security and direct the order or manner of sale thereof as such Collateral Agent, any such Senior Creditor, in its sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, the Credit Parties or other obligors; and (v) exercise or refrain from exercising any rights against the Credit Parties or any other Person.

                  SECTION 11. REPRESENTATIONS AND WARRANTIES. Each of the Subordinated Creditors, in respect of itself and the Intercompany Subordinated Debt owing to it, and each of the Credit Parties, as the case may be, hereby represents and warrants as follows:

                           (a)      such Subordinated Creditor owns the
Intercompany Subordinated Debt payable to it now outstanding free and clear of any Lien other than pursuant to the Pledge and Security Agreement and the Second Lien Security Agreement; and

                           (b)      this Agreement constitutes a legal, valid
and binding obligation of such Subordinated Creditor or such Credit Party, as applicable, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

                  SECTION 12. ADDITIONAL SUBORDINATED CREDITORS. Upon the execution and delivery to the Collateral Agents by any Person of a supplemental agreement in substantially the form of Exhibit A attached hereto (each, a "SUPPLEMENTAL AGREEMENT"), which Supplemental Agreement need not be executed by any other party hereto, and the acceptance thereof by both Collateral Agents, such Person shall be a Subordinated Creditor hereunder, and each reference in this Agreement to a "SUBORDINATED CREDITOR" shall include such Person and each reference in any other Senior Debt Document to a "SUBORDINATED CREDITOR" shall include such Person.

                  SECTION 13. AMENDMENTS, WAIVERS. No amendment or waiver of any provision of this Agreement and no consent or departure by the Subordinated Creditors or the Credit Parties herefrom shall in any event be effective unless the same shall be in writing and signed by each Collateral Agent and the other parties hereto, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any waiver, forbearance, failure or delay by either Collateral Agent in exercising, or the exercise or beginning of exercise by either Collateral Agent of, any right, power or remedy, simultaneous or later shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of such Collateral Agent shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed or authorized by such Collateral Agent.

                  SECTION 14. EXPENSES. The Subordinated Creditors and the Credit Parties jointly and severally agree to pay, upon demand, to each Collateral Agent any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, that such Collateral Agent may incur in connection with the exercise or enforcement of any of the rights or interest of such Collateral Agent hereunder.

                  SECTION 15. ADDRESS FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and, if to the Subordinated Creditors, mailed (registered or certified, return receipt

Interco Subordination Agreement

                                   EXHIBIT N-7
requested) or telecopied or hand delivered or delivered via overnight courier to any of them, addressed to such party, in care of Sanmina-SCI Corporation, at the address of the Company listed in the Credit Agreement, if to the Credit Parties or the Collateral Agents, mailed (registered or certified, return receipt requested) or hand delivered or delivered via overnight courier to such party, addressed to such party, in care of Sanmina-SCI Corporation, at the address of Company or such Collateral Agent (as the case may be) listed in the Credit Agreement or the Indenture (as applicable), or as to each party or other Person at such other address as shall be designated by such party or Person in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and communications shall be effective when received, if sent by mail or delivery service or when transmitted by telecopy, each in the manner provided above.

                  SECTION 16. ENTIRE AGREEMENT, SEVERABILITY. This Agreement contains the entire Agreement among the parties hereto with respect to the subject matter hereof. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                  SECTION 17. CUMULATIVE RIGHTS. The rights, powers and remedies of each Collateral Agent under this Agreement shall be in addition to all rights, powers and remedies given to such Collateral Agent by virtue of any contract, statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently. The parties hereto expressly acknowledge and agree that the Senior Creditors are intended, and by this reference expressly made, third-party beneficiaries of the provisions of this Agreement.

                  SECTION 18. CONTINUING AGREEMENT; TRANSFER OF NOTES. This Agreement is a continuing agreement of subordination and the Senior Creditors may, from time to time and without notice to the Subordinated Creditors, extend credit to or make other financial arrangements with Company in reliance hereon. This Agreement shall (a) remain in full force and effect until the Senior Indebtedness shall have been paid in cash in full,
(b) be binding upon the Subordinated Creditors, the Credit Parties and their respective successors, transferees and assigns, and (c) inure to the benefit of and be enforceable by the Collateral Agents and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Senior Creditor may, subject to the terms and provisions of the applicable Senior Debt Document and the Intercreditor, assign or otherwise transfer the Senior Indebtedness held by it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Creditor or Collateral Agent herein or otherwise.

                  SECTION 19. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK); PROVIDED THAT, THE COLLATERAL AGENTS AND THE SENIOR CREDITORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  SECTION 20. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY OR SUBORDINATED CREDITOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER SENIOR DEBT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY AND EACH SUBORDINATED CREDITOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 15; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT THE COLLATERAL AGENTS AND THE SENIOR CREDITORS RETAIN THE RIGHT TO

Interco Subordination Agreement

                                   EXHIBIT N-8

SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

                  SECTION 21. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER SENIOR DEBT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 21 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO, ANY OF THE OTHER SENIOR DEBT DOCUMENTS,
OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT OR THE NOTES ISSUED PURSUANT TO THE INDENTURE. IN THE EVENT
OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  SECTION 22. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 23. TERMINATION. This Agreement shall remain in effect until payment in full in cash of all the Senior Indebtedness in accordance with the terms hereof and of the other Senior Debt Documents. This Agreement shall terminate with respect to the First Lien Collateral Agent, but shall remain in effect with respect to the other parties hereto, upon receipt by each of the other parties of written notice thereof from the First Lien Collateral Agent. This Agreement shall terminate with respect to the Second Lien Collateral Trustee, but shall remain in effect with respect to the other parties hereto, upon receipt by each of the other parties of written notice thereof from the Second Lien Collateral Trustee. The Agreement shall terminate upon receipt of a notice of termination given by each Collateral Agent. The termination of this Agreement with respect to any party shall not terminate or alter the Obligations to the Collateral Agents or the Senior Creditors under any other Senior Debt Document, except in accordance with the terms thereof.

                  [remainder of page intentionally left blank]

Interco Subordination Agreement

                                   EXHIBIT N-9

                  IN WITNESS WHEREOF, each if the undersigned has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first written above.

                                   COMPANY:

                                   SANMINA-SCI CORPORATION,
                                   a Delaware corporation

                                   By:    ______________________________________
                                          Name:    Rick R. Ackel
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

                                   By:    ______________________________________
                                          Name:    Walter Boileau
                                          Title:   Vice President and Treasurer

Interco Subordination Agreement

                                   GUARANTORS:

                                   COMPATIBLE MEMORY, INC.
                                   ESSEX ACQUISITION SUBSIDIARY, INC.
                                   HADCO CORPORATION
                                   HADCO SANTA CLARA, INC.
                                   INTERAGENCY, INC.
                                   INTERWORKS COMPUTER PRODUCTS
                                   MANU-TRONICS, INC.
                                   MOOSE ACQUISITION SUBSIDIARY, INC.
                                   SANMINA CANADA HOLDINGS, INC.
                                   SANMINA ENCLOSURE SYSTEMS USA, INC.
                                   SANMINA-SCI SYSTEMS (ALABAMA) INC.
                                   SANMINA-SCI SYSTEMS ENCLOSURES LLC
                                   SCI ENCLOSURES (DENTON), INC.
                                   SCI HOLDINGS, INC.
                                   SCI SYSTEMS, INC.
                                   SCI TECHNOLOGY, INC.
                                   SCIMEX, INC.
                                   VIKING COMPONENTS INCORPORATED

                                   All By:______________________________________
                                          Name:    Rick R. Ackel
                                          Title:   Chief Financial Officer

Interco Subordination Agreement

                                   SCI PLANT No. 2, L.L.C.
                                   SCI PLANT No. 3, L.L.C.
                                   SCI PLANT No. 4, L.L.C.
                                   SCI PLANT No. 5, L.L.C.
                                   SCI PLANT No. 27, L.L.C.
                                   SCI PLANT No. 30, L.L.C.

                                   All by:

                                   SANMINA-SCI SYSTEMS (ALABAMA) INC.,
                                   their Sole Member

                                   By:    ______________________________________
                                          Name:    Rick R. Ackel
                                          Title:   Chief Financial Officer

Interco Subordination Agreement

                                   SCI PLANT No. 12, L.L.C.
                                   SCI PLANT No. 22, L.L.C.

                                   All by:

                                   SCI TECHNOLOGY, INC.,
                                   their Sole Member

                                   By:    ______________________________________
                                          Name:    Rick R. Ackel
                                          Title:   Chief Financial Officer

Interco Subordination Agreement

                                   SANMINA GENERAL, L.L.C.
                                   SANMINA LIMITED, L.L.C.
                                   SANMINA-SCI, LLC

                                   All by:

                                   SANMINA-SCI CORPORATION,
                                   their Sole Member

                                   By:    ______________________________________
                                          Name:    Rick R. Ackel
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

Interco Subordination Agreement

                                    SANMINA TEXAS, L.P.

                                    By:   SANMINA GENERAL, L.L.C.,
                                          Its General Partner

                                          By:    SANMINA-SCI CORPORATION,
                                                 Its Sole Member

                                          By:    ______________________________
                                          Name:  Rick R. Ackel
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

Interco Subordination Agreement

                                   LASALLE BUSINESS CREDIT, INC., as First Lien
                                   Collateral Agent

                                   By:    ______________________________________
                                          Name:
                                          Title:

Interco Subordination Agreement

                                   STATE STREET BANK AND TRUST COMPANY OF
                                   CALIFORNIA, N.A., as Second Lien Collateral
                                   Trustee

                                   By:    ______________________________________
                                          Name:
                                          Title:

Interco Subordination Agreement

                                                                       EXHIBIT A

                         FORM OF SUPPLEMENTAL AGREEMENT

                  This SUPPLEMENTAL AGREEMENT, dated as of [____________] (this "SUPPLEMENTAL AGREEMENT") is delivered pursuant to that certain Interco Subordination Agreement, dated as of December 23, 2002 (as it may be amended, supplemented or otherwise modified, the "INTERCO SUBORDINATION AGREEMENT"; undefined terms used in this Supplemental Agreement have the meanings ascribed to them in the Interco Subordination Agreement), among SANMINA-SCI CORPORATION (the "COMPANY"), certain Subsidiaries of Company that may from time to time become a party thereto as a subordinated creditor pursuant to the terms thereof and of the Senior Debt Agreements (collectively, the "SUBORDINATED CREDITORS"), each Guarantor under the Senior Debt Agreements, LASALLE BUSINESS CREDIT, INC., as collateral agent for the Secured Parties under the Credit Agreement (together with any successor collateral agent, the "FIRST LIEN COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as collateral agent for the Holders (together with any successor collateral agent, the "SECOND LIEN COLLATERAL TRUSTEE"; and collectively with the First Lien Collateral Agent, the "COLLATERAL AGENTS").

                  SECTION 1. The undersigned hereby:

                          (a)      agrees that this Supplemental Agreement may
be attached to the Interco Subordination Agreement and that by the execution and delivery hereof, the undersigned becomes a Subordinated Creditor under the Interco Subordination Agreement and agrees to be bound by all of the terms thereof;

                          (b)      represents and warrants that no event has
occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default.

                  SECTION 2. The undersigned agrees to take such additional actions and to execute and deliver such additional documents and instruments from time to time upon request of the First Lien Collateral Agent (prior to the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) or the Second Lien Collateral Trustee (after the date on which a notice of termination is received by Company from the First Lien Collateral Agent pursuant to Section 23 herein) to effect the transactions contemplated by, and to carry out the intent of, this Supplemental Agreement. Neither this Supplemental Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Supplemental Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in accordance with Section 15 of the Interco Subordination Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address set forth on the signature page hereof. If any provision in or obligation under this Supplemental Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  The terms of Sections 19 through 22 of the Interco Subordination Agreement are hereby incorporated by reference.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                  [NAME OF ADDITIONAL
                                  SUBORDINATED CREDITOR]

                                  By:     ______________________________________
                                          Name:
                                          Title:

                                  Address for Notices:
                                  ______________________________________________
                                  ______________________________________________
                                  ______________________________________________
                                  Facsimile:(____)
                                  Telephone: (____)
                                  Attention:

                                  with a copy to:
                                  ______________________________________________
                                  ______________________________________________
                                  ______________________________________________
                                  Facsimile:(____)
                                  Telephone: (____)
                                  Attention:

ACKNOWLEDGED AND ACCEPTED
as of the date first written above:

LASALLE BUSINESS CREDIT, INC.,
as First Lien Collateral Agent

By:    ______________________________________
       Name:
       Title:

ACKNOWLEDGED AND ACCEPTED
 as of the date first written above:

STATE STREET BANK AND TRUST COMPANY
OF CALIFORNIA, N.A.,
as Second Lien Collateral Trustee

By:    ______________________________________
       Name:
       Title:

                                                                    EXHIBIT O TO
                                                   CREDIT AND GUARANTY AGREEMENT

                             INTERCREDITOR AGREEMENT

                  INTERCREDITOR AGREEMENT, dated as of December 23, 2002, among LASALLE BUSINESS CREDIT, INC., in its capacity as collateral agent for the First Lien Obligations, including its successors and assigns from time to time (the "FIRST LIEN COLLATERAL AGENT"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., in its capacity as collateral trustee for the Second Lien Obligations, including its successors and assigns from time to time (the "SECOND LIEN COLLATERAL TRUSTEE"), each New First Lien Claimholder Representative (as defined below) which may become a party hereto from time to time by executing a Joinder Agreement (as defined below) and SANMINA-SCI CORPORATION, a Delaware corporation ("PARENT").

                              W I T N E S S E T H:

                  WHEREAS, Parent, certain Subsidiaries (such term and each other capitalized term used herein having the meanings set forth in Section 1 below), as guarantors (such Subsidiaries and any future Subsidiaries providing a guaranty thereof, the "GUARANTOR SUBSIDIARIES"), certain lenders, Goldman, Sachs Credit Partners, L.P., as lead arranger, syndication agent and administrative agent and LaSalle Business Credit, Inc. as the collateral agent and documentation agent have entered into a Credit and Guaranty Agreement dated as of even date herewith (as further amended, supplemented, modified or Refinanced from time to time, the "SENIOR CREDIT AGREEMENT");

                  WHEREAS, Parent, such Guarantor Subsidiaries and State Street Bank and Trust Company of California, N.A., in its capacity as trustee (the "PUBLIC TRUSTEE") have entered into an Indenture dated as of December 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which Parent has issued the Notes and such Guarantor Subsidiaries have guaranteed the Notes;

                  WHEREAS, the obligations of Parent and such Guarantor Subsidiaries under the Senior Credit Agreement and any Hedge Agreement with Lenders under the Senior Credit Agreement will be secured by substantially all the assets of Parent and such Guarantor Subsidiaries, respectively, pursuant to the terms of the First Lien Collateral Documents;

                  WHEREAS, the obligations of Parent, and such Guarantor Subsidiaries under the Indenture and the Notes will be secured by substantially all the assets of Parent and such Guarantor Subsidiaries, respectively, pursuant to the terms of the Second Lien Collateral Documents;

                  WHEREAS, Parent and the Guarantor Subsidiaries may, from time to time, incur additional secured debt which Parent may designate as having either a first priority security interest in the Common Collateral or a second priority security interest in the Common Collateral in accordance with the Indenture and any First Lien Credit Documents in existence at the time of such incurrence; and

                  WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Common Collateral; and

                  WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of Parent or any other Grantor, the Second Lien Collateral Trustee on behalf of the Second Lien Claimholders has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

INTERCREDITOR AGREEMENT

                                  EXHIBIT O-1

                  1. (a) Definitions. As used in this Agreement, the following terms have the meanings specified below:

                  "AGREEMENT" means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BANKRUPTCY LAW" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close.

                  "COMMON COLLATERAL" means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

                  "COMPARABLE SECOND LIEN COLLATERAL DOCUMENT" means, in relation to any Common Collateral subject to any Lien created under any First Lien Collateral Document, that Second Lien Credit Document which creates a Lien on the same Common Collateral, granted by the same Grantor.

                  "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to manage or hedge fluctuations in currency exchange rates.

                  "DISCHARGE OF FIRST LIEN OBLIGATIONS" means, except to the extent otherwise provided in Section 4.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Credit Documents, (b) any other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) the termination of all other commitments of the First Lien Claimholders under the First Lien Credit Documents.

                  "FIRST LIEN CLAIMHOLDER REPRESENTATIVE" means (i) initially, prior to the existence of any New First Lien Claimholder Representative, the First Lien Collateral Agent, (ii) at any time when the First Lien Obligations are held by First Lien Claimholders represented by the First Lien Collateral Agent and/or any New First Lien Claimholder Representative(s) or by more than one New First Lien Claimholder Representative, any or all of such Persons acting jointly or in an agency or other similar representative capacity according to any agreement that may be entered into among such Persons or among such Persons and the First Lien Claimholders from time to time, and (iii) at any time when First Lien Obligations are held by one or more First Lien Claimholders represented by a single New First Lien Claimholder Representative, such New First Lien Claimholder Representative. With respect to any Collateral which must be perfected by possession or control or with respect to which an assignment or delivery must be made pursuant to the terms of this Agreement, the First Lien Claimholder Representative for such purposes during any period in which there is more than one First Lien Claimholder Representative shall be the First Lien Collateral Agent unless otherwise notified by a Person designated to be the First Lien Claimholder Representative for such purposes in a written notice to the Second Lien Collateral Trustee executed by each then existing First Lien Claimholder Representative.

                  "FIRST LIEN CLAIMHOLDERS" means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the lenders and agents under the Senior Credit Agreement.

                  "FIRST LIEN COLLATERAL" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

INTERCREDITOR AGREEMENT

                                  EXHIBIT O-2

                  "FIRST LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Senior Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

                  "FIRST LIEN CREDIT DOCUMENTS" means the Senior Credit Agreement and the Credit Documents (as defined in the Senior Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time.

                  "FIRST LIEN OBLIGATIONS" means (a) all Obligations outstanding under the Senior Credit Agreement, including, without limitation, the Hedge Agreements (as defined in the Senior Credit Agreement), that are not prohibited by the Indenture as in effect on the date hereof, and (b) all other Obligations
(i) that are designated by Parent as First Lien Obligations through a Joinder Agreement and (ii) with respect to which the holder or holders thereof or a representative or agent for the holder or holders thereof have entered into a Joinder Agreement, and (iii) that are not prohibited by any First Lien Credit Document or Second Lien Credit Document in existence at the time of incurrence thereof, provided, that, so long as an Indenture Full Release Event has not occurred, such Obligations shall have been incurred in connection with the granting of a Permitted Lien (as defined in paragraph (a) of the definition thereof in the Indenture). To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "GRANTORS" means Parent and each of the Guarantor Subsidiaries that have executed and delivered, or will execute and deliver, a Second Lien Collateral Document or a First Lien Collateral Document.

                  "GUARANTOR SUBSIDIARIES" has the meaning set forth in the recitals hereto.

                  "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

                  "INDEBTEDNESS" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Senior Credit Agreement or "Debt" within the meaning of the Indenture.

                  "INDENTURE" has the meaning set forth in the recitals hereto.

                  "INDENTURE FULL RELEASE EVENT" has the meaning set forth in the Second Lien Collateral Trust Agreement.

                  "INSOLVENCY OR LIQUIDATION PROCEEDING" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or

INTERCREDITOR AGREEMENT

                                  EXHIBIT O-3
involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of managing the interest rate exposure associated with Parent's and its Subsidiaries' operations and not for speculative purposes.

                  "JOINDER AGREEMENT" has the meaning set forth in Section 7 hereof.

                  "LIEN" means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "NEW FIRST LIEN CLAIMHOLDER" means any First Lien Claimholder for the benefit of whom the First Lien Collateral Agent does not act as lienholder with respect to the Common Collateral (except with respect to any Pledged Collateral).

                  "NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE" means (i) any agent, trustee or other representative acting as lienholder with respect to Collateral on behalf of one or more New First Lien Claimholders, or (ii) a New First Lien Claimholder if such New First Lien Claimholder acts as lienholder with respect to Collateral on its own behalf.

                  "NOTEHOLDER CLAIMS" means all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them.

                  "NOTEHOLDER DOCUMENTS" means (a) the Indenture, the Notes and the Second Lien Collateral Documents, to the extent that such documents secure the Noteholder Claims, and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) of this definition evidencing or governing any Obligations thereunder.

                  "NOTEHOLDERS" mean the Persons holding Noteholder Claims.

                  "NOTES" mean (a) the 10.375% Senior Secured Notes due January 15, 2010 issued by Parent under the Indenture, and (b) any additional notes issued under the Indenture by Parent, to the extent permitted by the Indenture and the Senior Credit Agreement.

                  "OBLIGATIONS" means any and all obligations with respect to the payment of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations or (d) any Hedging Obligations.

                  "OFFICER'S CERTIFICATE" has the meaning set forth in the Indenture.

                  "PERSON" means and includes any natural persons, corporations, limited liability companies, trusts, joint stock companies, banks, trust companies, land trusts, business trusts or other organizations, entities, joint ventures, associations, companies, partnership, entity or other parties, including any Governmental Authority.

                  "PLEDGED COLLATERAL" means (a) the "Pledged Securities" under, and as defined in, the Second Lien Security Agreement, and (b) any other Common Collateral in the possession of any First Lien Claimholder Representative (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.

INTERCREDITOR AGREEMENT

                                  EXHIBIT O-4

                  "RECOVERY" has the meaning set forth in Section 5.5 hereof.

                  "REFINANCE" means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "SECOND LIEN CLAIMHOLDERS" means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Noteholders.

                  "SECOND LIEN COLLATERAL" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

                  "SECOND LIEN COLLATERAL DOCUMENTS" means the Security Documents (as defined in the Second Lien Collateral Trust Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

                  "SECOND LIEN COLLATERAL TRUST AGREEMENT" means the second lien collateral trust agreement dated as of December 23, 2002 among Parent, the Guarantor Subsidiaries and the Second Lien Collateral Trustee, in its capacity as collateral trustee for the Second Lien Obligations.

                  "SECOND LIEN COLLATERAL TRUSTEE" has the meaning set forth in the introductory paragraph hereof.

                  "SECOND LIEN CREDIT DOCUMENTS" means the Noteholder Documents and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, to the extent such are effective at the relevant time.

                  "SECOND LIEN LENDERS" means the holders of any Second Lien Obligations other than the Noteholder Claims.

                  "SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

                  "SECOND LIEN OBLIGATIONS" means (a) the Noteholder Claims and
(b) any other extension of credit secured by a Permitted Lien (as defined in the Indenture) that is designated by Parent as having a second priority interest in the Common Collateral in accordance with the provisions of the Second Lien Collateral Trust Agreement. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "SECOND LIEN SECURITY AGREEMENT" means the Pledge and Security Agreement, dated as of December 23, 2002, and any successor or replacement thereof, among Parent, the other Grantors and the Second Lien Collateral Trustee.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

INTERCREDITOR AGREEMENT

                                  EXHIBIT O-5

                  "SENIOR CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

                  "SUBSIDIARY" means, in respect of Parent, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power is at the time owned or controlled, directly or indirectly, by Parent, Parent and one or more of its Subsidiaries, or one or more of its Subsidiaries, and any other "Subsidiary" of Parent, as defined in the Indenture or the Senior Credit Agreement.

                  "TRUSTEE" means State Street Bank and Trust Company of California, N.A., in its capacity as trustee under the Indenture.

                  "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York

                  (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require%, any pronoun shall include the corresponding masculine%, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement%, instrument or other document herein shall be construed as referring to such agreement%, instrument or other document as from time to time amended%, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder"%, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties%, including cash, securities, accounts and contract rights.

                  Section 1.        Lien Priorities.

                  1.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Common Collateral or of any Liens securing the First Lien Obligations granted on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Credit Documents or any other circumstance whatsoever, the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Common Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Claimholder Representative or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Common Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of the Second Lien Collateral Trustee, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations. All Liens on the Common Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of Parent, any other Grantor or any other Person.

                  1.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder (other than any New First Lien Claimholder), and any New First Lien Claimholder Representative, for itself and on behalf of each New First Lien Claimholder that it represents, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Common Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Claimholder Representative or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Section 2.1.

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-6

                  1.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that: (a) Parent shall not, and shall not permit any Guarantor Subsidiary to, grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has also granted a Lien on such asset to secure the First Lien Obligations; and (b) to the extent any of the First Lien Obligations are not secured by Liens on any such asset, Parent shall grant, convey and assign, and shall cause the applicable Guarantor Subsidiary to grant, convey and assign, a Lien on such asset to secure the First Lien Obligations.

                  Section 2.        Enforcement.

                  2.1      Exercise of Remedies

                           (a)  So long as the Discharge of First Lien
Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Parent or any other Grantor: (i) the Second Lien Collateral Trustee and the Second Lien Claimholders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by any First Lien Claimholder Representative or any First Lien Claimholder, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Collateral Trustee or any Second Lien Claimholder is a party, or any other exercise by any First Lien Claimholder Representative or any First Lien Claimholder, of any rights and remedies relating to the Common Collateral under the First Lien Credit Documents or otherwise, or object to the forbearance by any First Lien Claimholder Representative or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral; and (ii) the First Lien Claimholder Representative(s) and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Second Lien Collateral Trustee or any Second Lien Claimholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against Parent or any other Grantor, the Second Lien Collateral Trustee may file a claim or statement of interest with respect to the Second Lien Obligations, and (B) the Second Lien Collateral Trustee may take any action (not adverse to the prior Liens on the Common Collateral securing the First Lien Obligations, or the rights of any First Lien Claimholder Representative or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, any First Lien Claimholder Representative and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured First Lien Claimholder under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

                           (b)  The Second Lien Collateral Trustee, on behalf of
itself and the Second Lien Claimholders, agrees that, it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Common Collateral, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.1(a) of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.1(a) of this Agreement, the sole right of the Second Lien Collateral Trustee and the Second Lien Claimholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Second Lien Collateral Trust Agreement for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Lien Obligations has occurred.

                           (c)  Subject to the proviso in clause (ii) of Section
2.1(a) of this Agreement, (i) the Second Lien Collateral Trustee, for itself or on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Trustee and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Credit Documents, including any sale, lease, exchange, transfer or other disposition of

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-7
the Common Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Claimholder Representative or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Claimholder Representative or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

                           (d)  The Second Lien Collateral Trustee hereby
acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Trust Agreement or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First Lien Claimholder Representative or the First Lien Claimholders with respect to the Common Collateral as set forth in this Agreement and the First Lien Credit Documents.

                  2.2 Cooperation. Subject to the proviso in clause (ii) of Section 2.1(a) of this Agreement, the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Claimholders or any First Lien Claimholder Representative upon the request thereof pursuant to a Joinder Agreement) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Trust Agreement or any other Second Lien Credit Document or otherwise.

                  Section 3.        Payments.

                  3.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Common Collateral received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the First Lien Claimholder Representative(s) to the First Lien Obligations in such order as specified in the relevant First Lien Credit Documents. Upon the Discharge of the First Lien Obligations, any First Lien Claimholder Representative shall deliver to the Second Lien Collateral Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Trustee to the Second Lien Obligations in such order as specified in the Second Lien Collateral Trust Agreement.

                   3.2 Payments Over. Any Common Collateral or proceeds thereof received by the Second Lien Collateral Trustee or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Claimholder Representative for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each First Lien Claimholder Representative is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable.

                  Section 4.        Other Agreements.

                  4.1      Releases.

                           (a)      If, in connection with:

                                    (i)    the exercise of the First Lien
Claimholder Representative's remedies in respect of the Common Collateral provided for in Section 2.1, including any sale, lease, exchange, transfer or other disposition of any such Common Collateral;

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-8

                                    (ii)   any sale, lease, exchange, transfer
or other disposition of any Common Collateral permitted under the terms of the First Lien Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing); or

                                    (iii)   any agreement (not contravening the
First Lien Credit Documents) between any First Lien Claimholder Representative and Parent or any other Grantor to release the First Lien Claimholder Representative's Lien on any portion of the Common Collateral or to release any Grantor from its obligations under its guaranty of the First Lien Obligations, provided that after giving effect to the release, First Lien Obligations secured by any of the remaining Common Collateral remain outstanding, the First Lien Claimholder Representative, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Common Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Trustee, for itself or for the benefit of the Second Lien Claimholders, on such Common Collateral, and the obligations of such Grantor under its guaranty of the Noteholder Claims and any other Second Lien Obligations, shall be automatically, unconditionally and simultaneously released and the Second Lien Collateral Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Representative or such Grantor such termination statements, releases and other documents as the First Lien Claimholder Representative or such Grantor may request to effectively confirm such release.

                           (b)      Until the Discharge of First Lien
Obligations occurs, the Second Lien Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Claimholder Representative and any officer or agent of the First Lien Claimholder Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Trustee or such holder or in the First Lien Claimholder Representative's own name, from time to time in the First Lien Claimholder Representative's discretion, for the purpose of carrying out the terms of this Section 4.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 4.1, including any endorsements or other instruments of transfer or release.

                  4.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Claimholder Representative and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Credit Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Common Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Common Collateral shall be paid to the First Lien Claimholder Representative for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents and thereafter, to the extent no First Lien Obligations are outstanding, to the Second Lien Collateral Trustee for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Trust Agreement and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Trustee or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Claimholder Representative in accordance with the terms of Section 3.2 of this Agreement.

                  4.3      Amendments to Second Lien Collateral Documents.

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-9

                           (a)      Without the prior written consent of the
First Lien Claimholder Representative, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Collateral Document, would contravene the provisions of this Agreement. Parent agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Claimholder Representative):

                  "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 23, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among LaSalle Business Credit, Inc., as First Lien Collateral Agent, State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee, Sanmina-SCI Corporation and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

In addition, Parent agrees that each Second Lien Mortgage covering any Common Collateral shall contain such other language as the First Lien Claimholder Representative may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Common Collateral.

                           (b)      In the event the First Lien Claimholder
Representative or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Claimholder Representative, the First Lien Claimholders, Parent or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Indenture and the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Trustee or the Second Lien Claimholders and without any action by the Second Lien Collateral Trustee, Parent or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted by Section 4.1 of this Agreement, (ii) imposing duties on the Second Lien Collateral Trustee without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second Lien Credit Documents and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Trustee.

                  4.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, (a) the Public Trustee and the Noteholders may exercise rights and remedies as unsecured creditors against Parent or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the Noteholder Documents and applicable law and (b) the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against Parent or any Guarantor Subsidiary in accordance with the terms of their Second Lien Credit Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Public Trustee or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Trustee or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Public Trustee or any Second Lien Claimholders becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Claimholder Representative or the First Lien Claimholders may have with respect to the First Lien Collateral.

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-10

                  4.5      Bailee for Perfection.

                           (a)      The First Lien Claimholder Representative
agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the First Lien Claimholders and the Second Lien Collateral Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the First Lien Collateral Documents and the Second Lien Pledge Agreement, subject to the terms and conditions of this Section 4.5.

                           (b)      Until the Discharge of First Lien
Obligations has occurred, the First Lien Claimholder Representative shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Credit Documents as if the Liens of the Second Lien Collateral Trustee under the Second Lien Collateral Documents did not exist. The rights of the Second Lien Collateral Trustee shall at all times be subject to the terms of this Agreement and to the First Lien Claimholder Representative's rights under the First Lien Credit Documents.

                           (c)      The First Lien Claimholder Representative
shall have no obligation whatsoever to the First Lien Claimholders and the Second Lien Collateral Trustee or any Second Lien Claimholder to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section
4.5. The duties or responsibilities of the First Lien Collateral Representative under this Section 4.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 4.5.

                           (d)      The First Lien Collateral Representative
acting pursuant to this Section 4.5 shall not have by reason of the First Lien Collateral Documents and the Second Lien Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Collateral Trustee, any Second Lien Claimholder or any other First Lien Claimholder Representative.

                           (e)      Upon the Discharge of the First Lien
Obligations under the First Lien Credit Documents to which the First Lien Collateral Representative is a party, such First Lien Collateral Representative shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to any other First Lien Collateral Representative to the extent First Lien Obligations remain outstanding, second, to the Second Lien Collateral Trustee to the extent Second Lien Obligations remain outstanding, and third, to Parent to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). Such First Lien Collateral Representative further agrees to take all other action reasonably requested by such Person in connection with the such Person obtaining a first-priority interest in the Common Collateral or as a court of competent jurisdiction may otherwise direct.

                  4.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First Lien Obligations has occurred Parent enters into any First Lien Credit Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such First Lien Credit Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the First Lien Claimholder Representative under such First Lien Credit Documents shall be the First Lien Claimholder Representative for all purposes of this Agreement. Upon receipt of a First Lien Obligation Designation Notice, the Second Lien Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as Parent or such new First Lien Claimholder Representative shall request in order to provide to the new First Lien Claimholder Representative the rights contemplated hereby and (b) deliver to the First Lien Claimholder Representative the Pledged Collateral together with any necessary endorsements (or otherwise allow such collateral agent to obtain control of such Pledged Collateral).

                  Section 5.        Insolvency or Liquidation Proceedings.

                  5.1 Financing Issues. If Parent or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Claimholder Representative shall desire to permit the use of cash

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-11
collateral on which the First Lien Claimholder Representative or any other creditor has a Lien or to permit Parent or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other entity under
Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (each, a "DIP FINANCING"), then the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Claimholder Representative or to the extent permitted by Section 5.3 of this Agreement) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto).

                  5.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the First Lien Claimholder Representative.

                  5.3 Adequate Protection. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Claimholder Representative or the First Lien Claimholders for adequate protection or (b) any objection by the First Lien Claimholder Representative or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Claimholder Representative or the First Lien Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 5.3, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Collateral Trustee, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) in the event the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Trustee, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Claimholder Representative shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

                  5.4 No Waiver. Nothing contained herein shall prohibit or in any way limit any First Lien Claimholder Representative or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Trustee or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Trustee or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Trustee or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents or otherwise.

                  5.5 Preference Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Parent or any other Grantor any amount (a "RECOVERY"), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

                  Section 6.        Reliance; Waivers; Etc

                  6.1 Reliance. Other than any reliance on the terms of this Agreement, each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-12

Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Trustee or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Credit Agreement or this Agreement. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on any First Lien Claimholder Representative or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement.

                  6.2 No Warranties or Liability. Each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges and agrees that each of the Second Lien Collateral Trustee and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance, with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that each of the First Lien Claimholder Representative(s) and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance, with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Trustee and the Second Lien Claimholders shall have no duty to any First Lien Claimholder Representative or any of the First Lien Claimholders, and the First Lien Claimholder Representative(s) and the First Lien Claimholders shall have no duty to the Second Lien Collateral Trustee or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Parent or any Guarantor Subsidiary (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

                  6.3      No Waiver of Lien Priorities.

                           (a)      No right of the First Lien Claimholders, any
First Lien Claimholder Representative or any of them to enforce any provision of this Agreement or any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Parent or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Claimholder Representative, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which any First Lien Claimholder Representative or the First Lien Claimholders, or any of them, may have or be otherwise charged with;

                           (b)      Without in any way limiting the generality
of the foregoing paragraph (but subject to the rights of Parent and the other Grantors under the First Lien Credit Documents), the First Lien Claimholders, the First Lien Claimholder Representative(s) and any of them may, at any time and from time to time, without the consent of, or notice to, the Second Lien Collateral Trustee or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Trustee or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Trustee or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

                                    (i)      change the manner, place or terms
of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Parent or any other Grantor, or any

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-13
liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any First Lien Claimholder Representative or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents;

                                    (ii)     sell, exchange, release, surrender,
realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of Parent or any other Grantor to the First Lien Claimholders or any First Lien Claimholder Representative, or any liability incurred directly or indirectly in respect thereof;

                                    (iii)    settle or compromise any First Lien
Obligation or any other liability of Parent or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

                                    (iv)     exercise or delay in or refrain
from exercising any right or remedy against Parent or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Parent, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of Parent or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

                           (c)      The Second Lien Collateral Trustee, on
behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Claimholder Representative(s) shall have no liability to the Second Lien Collateral Trustee or any Second Lien Claimholders, and the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or any First Lien Claimholder Representative, arising out of any and all actions which the First Lien Claimholders or any First Lien Claimholder Representative may take or permit or omit to take with respect to: (i) the First Lien Credit Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Claimholder Representative have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise; and

                           (d)      The Second Lien Collateral Trustee, on
behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

                  6.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Claimholder Representative(s) and the First Lien Claimholders and the Second Lien Collateral Trustee and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-14

                           (a)      any lack of validity or enforceability of
any First Lien Credit Documents or any Second Lien Credit Documents;

                           (b)      any change in the time, manner or place of
payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

                           (c)      any exchange of any security interest in any
Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

                           (d)      the commencement of any Insolvency or
Liquidation Proceeding in respect of Parent or any other Grantor; or

                           (e)      any other circumstances which otherwise
might constitute a defense available to, or a discharge of, Parent or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Trustee or any Second Lien Claimholder in respect of this Agreement.

                  Section 7.        Joinder Agreement.

                  From time to time subsequent to the date hereof, New First Lien Claimholder Representatives representing New First Lien Claimholders may become parties hereto subject to the terms and conditions hereof. Prior to Parent or any other Grantor incurring any indebtedness or other obligations (the "NEW FIRST LIEN OBLIGATIONS") with a New First Lien Claimholder which shall be secured by a Lien on all or any portion of the Common Collateral, Parent, such New First Lien Claimholder Representative and any existing First Lien Claimholder Representatives shall enter into a Joinder Agreement, substantially in the form of Exhibit A (a "JOINDER AGREEMENT"), to which there shall be attached an executed copy of all agreements and other documents required to have been executed and delivered in connection with, or would otherwise govern, the New First Lien Obligations. Upon the consummation of the Joinder Agreement, any New First Lien Claimholder Representative shall be a party hereto and be entitled to the rights and remedies available to a First Lien Claimholder Representative or a First Lien Claimholder hereunder. Each party hereto aknowledges and agrees that the terms of this Agreement shall be enforceable by any New First Lien Claimholder Representative that may become party hereto pursuant to a Joinder Agreement. No existing First Lien Claimholder Representative shall have any duty or responsibility to monitor the creation or maintenance of any New First Lien Obligations or any Liens over the Common Collateral related thereto, and each New First Lien Claimholder Representative hereby agrees to promptly notify (which notice may be by facsimile or electronic mail) each other First Lien Claimholder Representative of any such creation and any default, event of default, earlier termination or equivalent event thereunder.

                  Section 8.        Miscellaneous.

                  8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control.

                  8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Trustee or any Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of Parent or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-15
invalidate or render unenforceable such provision in any other jurisdiction. All references to Parent or any other Grantor shall include Parent or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Parent or any other Grantor(as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Trustee, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date the date upon which such Second Lien Obligations terminate and (ii) with respect to any First Lien Claimholder Representative, the First Lien Claimholders and the First Lien Obligations, the date of notification by Parent to the Second Lien Collateral Trustee of termination of this Agreement after all First Lien Obligations have terminated, subject to the rights of the First Lien Claimholders under Section 5.5 of this Agreement.

                   8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Trustee or the First Lien Claimholder Representative(s) shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Parent shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (including any amendment to the Grantors' ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as Parent may designate).

                   8.4 Information Concerning Financial Condition of Parent and the Subsidiaries. The First Lien Claimholder Representative(s) and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders (but not the Second Lien Collateral Trustee), on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Parent and the Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Claimholder Representative(s) and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Trustee or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any First Lien Claimholder Representative or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Trustee or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Claimholder Representative(s) and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

                   8.5 Subrogation. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

                   8.6 Application of Payments. All payments received by any First Lien Claimholder Representative or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Claimholders, in their sole discretion, deem appropriate. The Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

                   8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.8 below for such party. Service so made shall be deemed to be completed four Business Days after the same shall be posted as aforesaid. The parties hereto waive

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-16
any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST LIEN CREDIT DOCUMENT OR SECOND LIEN CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                   8.8 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement may be sent to the Second Lien Collateral Trustee and the First Lien Claimholder Representative(s), respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto (other than in the address of a New First Lien Claimholder Representative, which shall be set forth in the applicable Joinder Agreement), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

                   8.9 Further Assurances. Each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, and Parent, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Claimholder Representative or the Second Lien Collateral Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement, including, in the case of Parent, but not limited to, the delivery of any Officer's Certificates or legal opinions required to be delivered under the terms of the Indenture.

                   8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

                   8.11 Binding on Successors and Assigns. This Agreement shall be binding upon each First Lien Claimholder Representative, the First Lien Claimholders, the Second Lien Collateral Trustee, the Second Lien Claimholders and their respective successors and assigns.

                   8.12 Specific Performance. Each of the First Lien Claimholder Representative(s) and the Second Lien Collateral Trustee may demand specific performance of this Agreement. Each First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Claimholder Representative or the Second Lien Collateral Trustee, as the case may be.

                   8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

                   8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

                   8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

                   8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the holders of First Lien Obligations and holders of Second Lien Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-17

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     FIRST LIEN COLLATERAL AGENT

                                     LASALLE BUSINESS CREDIT, INC.,

                                     By:  ______________________________________
                                          Name:
                                          Title:

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-18

                                     SECOND LIEN COLLATERAL TRUSTEE

                                     STATE STREET BANK AND TRUST COMPANY OF
                                     CALIFORNIA, N.A.,

                                     By:  ______________________________________
                                          Name: Scott C. Emmons
                                          Title: Vice President

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-19

                                     THE COMPANY

                                     SANMINA-SCI CORPORATION

                                     By:  ______________________________________
                                          Name:    Rick R. Ackel
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

                                     By:  ______________________________________
                                          Name:    Walter Boileau
                                          Title:   Treasurer

INTERCREDITOR AGREEMENT

                                  EXHIBIT 0-20

                             INTERCREDITOR AGREEMENT

                          DATED AS OF DECEMBER 23, 2002

                                  BY AND AMONG

                             SANMINA-SCI CORPORATION

                                       AND

                          LASALLE BUSINESS CREDIT, INC.
                         AS FIRST LIEN COLLATERAL AGENT

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                               OF CALIFORNIA, N.A.
                        AS SECOND LIEN COLLATERAL TRUSTEE

                                       AND

                 EACH NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE
                   WHICH MAY BECOME A PARTY FROM TIME TO TIME

INTERCREDITOR AGREEMENT

                                TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
SECTION 1. Lien Priorities....................................................................   6
     1.1   Subordination......................................................................   6
     1.2   Prohibition On Contesting Liens....................................................   6
     1.3   No New Liens.......................................................................   7
SECTION 2. Enforcement........................................................................   7
     2.1   Exercise Of Remedies...............................................................   7
     2.2   Cooperation........................................................................   8
SECTION 3. Payments...........................................................................   8
     3.1   Application Of Proceeds............................................................   8
     3.2   Payments Over......................................................................   8
SECTION 4. Other Agreements...................................................................   8
     4.1   Releases...........................................................................   8
     4.2   Insurance..........................................................................   9
     4.3   Amendments To Second Lien Collateral Documents.....................................   9
     4.4   Rights As Unsecured Creditors......................................................  10
     4.5   Bailee For Perfection..............................................................  11
     4.6   When Discharge Of First Lien Obligations Deemed To Not Have Occurred...............  11
SECTION 5. Insolvency Or Liquidation Proceedings..............................................  11
     5.1   Financing Issues...................................................................  11
     5.2   Relief From The Automatic Stay.....................................................  12
     5.3   Adequate Protection................................................................  12
     5.4   No Waiver..........................................................................  12
     5.5   Preference Issues..................................................................  12
SECTION 6. Reliance; Waivers; Etc.............................................................  12
     6.1   Reliance...........................................................................  12
     6.2   No Warranties Or Liability.........................................................  13
     6.3   No Waiver Of Lien Priorities.......................................................  13
     6.4   Obligations Unconditional..........................................................  14
SECTION 7. Joinder Agreement..................................................................  17
SECTION 8. Miscellaneous......................................................................  15
     8.1   Conflicts..........................................................................  15
     8.2   Effectiveness; Continuing Nature Of This Agreement; Severability...................  15
     8.3   Amendments; Waivers................................................................  16
     8.4   Information Concerning Financial Condition Of Parent And The Subsidiaries..........  16
     8.5   Subrogation........................................................................  16
     8.6   Application Of Payments............................................................  16
     8.7   Consent To Jurisdiction; Waivers...................................................  16
     8.8   Notices............................................................................  17
     8.9   Further Assurances.................................................................  17
     8.10  Governing Law......................................................................  17
     8.11  Binding On Successors And Assigns..................................................  17
     8.12  Specific Performance...............................................................  17
     8.13  Section Titles; Time Periods.......................................................  17
     8.14  Counterparts.......................................................................  17
     8.15  Authorization......................................................................  17
     8.16  No Third Party Beneficiaries.......................................................  17

                                                                    EXHIBIT P TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                JOINDER AGREEMENT

                  THIS JOINDER AGREEMENT, dated as of [MM/DD/YY] (this "AGREEMENT"), by and among [NEW TERM LOAN LENDERS] (each a "NEW TERM LOAN LENDER" and, collectively, the "NEW TERM LOAN LENDERS"), SANMINA-SCI CORPORATION, a Delaware corporation, as Borrower ("COMPANY"), and CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors ("SUBSIDIARIES").

                                    RECITALS:

                  WHEREAS, reference is hereby made to the CREDIT AND GUARANTY AGREEMENT, dated as of December 23, 2002 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company, as guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Sole Book Runner, Syndication Agent and Administrative Agent, and LASALLE BUSINESS CREDIT, INC., as Collateral Agent and Documentation Agent; and

                  WHEREAS, subject to the terms and conditions of the Credit Agreement, Company may effect New Term Loan Commitments by entering into one or more Joinder Agreements with the New Term Loan Lenders.

                  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  Each New Term Loan Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

                  Each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent, Collateral Agent and Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent, Collateral Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  Each New Term Loan Lender hereby agrees to make its Commitment on the following terms and conditions[***]:

1. PRINCIPAL PAYMENTS. Company shall make principal payments on the New Term Loans in installments on the dates and in the amounts set forth below:

----------------------
[***] Insert completed items 1-5 as applicable, with respect to New Term Loans, with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.20 of the Credit Agreement.

                                   EXHIBIT P-1

----------------------------------
  (A)                   (B)
                     SCHEDULED
PAYMENT             REPAYMENT OF
 DATE              NEW TERM LOANS
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
                     $__________
----------------------------------
TOTAL                $__________
----------------------------------

2. VOLUNTARY AND MANDATORY PREPAYMENTS. Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the New Term Loans in accordance with Sections 2.10, 2.11 and 2.12 of the Credit Agreement, respectively.

3. PREPAYMENT FEES. Company agrees to pay to each New Term Loan Lender the following prepayment fees, if any: [__________].

            [INSERT OTHER ADDITIONAL PREPAYMENT PROVISIONS WITH RESPECT TO
             NEW TERM LOANS]

4. OTHER FEES. Company agrees to pay each New Term Loan Lender its Pro Rata Share of an aggregate fee equal to [________ __, ____] on [_________ __, ____].

5. PROPOSED BORROWING. This Agreement represents Company's request to borrow New Term Loans from the New Term Loan Lenders as follows (the "PROPOSED BORROWING"):

         a.       Business Day of Proposed Borrowing:  ___________, ____

         b.       Amount of Proposed Borrowing:  $___________________

         c.       Interest rate option:  [ ]  a. Base Rate Loan(s)

                                         [ ]  b. Eurodollar Rate Loans
                                                 with an initial Interest
                                                 Period of ____ month(s)

6. CREDIT AGREEMENT GOVERNS. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

                                   EXHIBIT P-2

7. COMPANY'S CERTIFICATIONS. By its execution of this Agreement, the undersigned officer and Company hereby certify that:

                  i. Except as set forth on Schedule B attached hereto, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

                  ii. No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default;

                  iii. On a pro forma basis, after giving effect to the Proposed Borrowing contemplated hereby, the Borrowing Base then in effect will exceed an amount equal to (A) 1.25 multiplied by (B) the outstanding principal amount of the Loans (as evidenced by the Borrowing Base Certificate attached hereto); and

                  iv. Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof in connection with this Agreement.

8. COMPANY COVENANTS. By its execution of this Agreement, Company hereby covenants that:

                  i. Company shall deliver or cause to be delivered the following legal opinions and documents: [___________], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement;

                  ii.      Company shall make any payments required pursuant to
         Section 2.15(c) in connection with the New Term Loan Commitments; and

                  iii. Set forth on the attached certificate by an Authorized Officer are the calculations (in reasonable detail) demonstrating pro forma compliance with the financial tests described in Section 6.8 of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to the New Term Loans.

9. ELIGIBLE ASSIGNEE. By its execution of this Agreement, each New Term Loan Lender represents and warrants that it is an Eligible Assignee.

10. NOTICE. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below.

11. NON-US LENDERS. For each New Term Loan Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to Administrative Agent pursuant to Section 2.17(c) of the Credit Agreement.

12. RECORDATION OF THE NEW TERM LOANS. Upon execution and delivery hereof, Administrative Agent will record the New Term Loans made by the New Term Loan Lenders in the Register.

13. AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                                   EXHIBIT P-3

14. ENTIRE AGREEMENT. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

16. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                   [Remainder of page intentionally left blank]

                                   EXHIBIT P-4

                  IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [_____________, ______].

                                             [NAME OF LENDER]

                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                             Notice Address:

                                             Attention:
                                             Telephone:
                                             Facsimile:

                                             SANMINA-SCI CORPORATION,
                                             a Delaware corporation

                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                             [LIST GUARANTORS]

                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT P-5

CONSENTED TO BY:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Syndication Agent and Administrative Agent

By:      _____________________________
         Name:
         Title:

                                   EXHIBIT P-6

                                                                      SCHEDULE A
                                                            TO JOINDER AGREEMENT

--------------------------------------------------------------------------------
NAME OF NEW TERM LOAN LENDER       TYPE OF COMMITMENT              AMOUNT
--------------------------------------------------------------------------------
  [___________________]          New Term Loan Commitment            $__________
--------------------------------------------------------------------------------
  [___________________]          New Term Loan Commitment            $__________
--------------------------------------------------------------------------------
                                                              Total: $__________
--------------------------------------------------------------------------------

                                   EXHIBIT P-7

                                                                    EXHIBIT Q TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                                                    EXHIBIT A TO
                                                         INTERCREDITOR AGREEMENT

                    FORM OF JOINDER AGREEMENT (INTERCREDITOR)

                  THIS JOINDER AGREEMENT, dated as of ____________, ____ (as amended, restated, supplemented or otherwise modified, this "JOINDER AGREEMENT"), by and among [INSERT NAME OF NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE] (such person, the "NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE"), SANMINA-SCI CORPORATION, a Delaware corporation ("PARENT"), and [INSERT NAME(S) OF EXISTING FIRST LIEN CLAIMHOLDER REPRESENTATIVE(S)], in its capacity as [the] [an] existing First Lien Claimholder Representative (such term and each other capitalized term used herein have the meanings set forth in Section 1 below) for First Lien Claimholders holding First Lien Obligations.

                              W I T N E S S E T H:

                  WHEREAS, Parent, each Grantor, the existing First Lien Claimholder Representative and State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee, have entered into the Intercreditor Agreement, dated as of December ___, 2002 (the "INTERCREDITOR AGREEMENT"), to set forth, among other things, the relative priorities of their respective Liens on the Common Collateral and their respective rights with respect to the Common Collateral;

                  WHEREAS, subject to the terms and conditions of the Intercreditor Agreement, Parent or any other Grantor may incur future Indebtedness or other obligations ("NEW FIRST LIEN OBLIGATIONS") with New First Lien Claimholders which are secured by the Common Collateral only after Parent and the New First Lien Claimholder Representative have entered into this Joinder Agreement; and

                  WHEREAS, Parent, the applicable Grantor and the New First Lien Claimholders wish to be able to enter into New First Lien Obligations, subject to the terms and conditions of this Joinder Agreement and the Intercreditor Agreement;

                  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. AS USED IN THIS JOINDER AGREEMENT, THE FOLLOWING TERMS HAVE THE MEANINGS SPECIFIED BELOW:

                  "MAJORITY CREDITORS" means, as of any date, First Lien Claimholders holding First Lien Obligations representing more than 50% of the aggregate unpaid principal amounts of the Obligations under the First Lien Credit Documents (including any New First Lien Obligations under the New Agreements that are permitted hereunder).

                  "NEW AGREEMENTS" has the meaning set forth in Section 2.2(d).

                  "NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE" has the meaning set forth in the introductory paragraph hereof.

                  "NEW FIRST LIEN OBLIGATIONS" has the meaning set forth in the recitals hereto.

                  "PARENT" has the meaning set forth in the introductory paragraph hereof.

                  "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to the First Lien Obligations held by any First Lien Claimholder (including the New First Lien Obligations), the

                                   EXHIBIT Q-1
percentage obtained by dividing (a) the unpaid principal amount of the First Lien Obligations held by that First Lien Claimholder by (b) the aggregate unpaid principal amount of First Lien Obligations held by all First Lien Claimholders.

         All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement.

                  SECTION 2.  JOINDER TO INTERCREDITOR AGREEMENT.

                  2.1 Joinder. Subject to the terms of this Joinder Agreement, Parent hereby designates the New First Lien Obligations as First Lien Obligations for purposes of the Intercreditor Agreement, and the New First Lien Claimholder Representative hereby agrees to be bound by the terms of the Intercreditor Agreement.

                  2.2 Representations and Warranties of New First Lien Claimholder Representative. The New First Lien Claimholder Representative represents and warrants to each Person party to this Joinder Agreement and the Intercreditor Agreement the following:

                  (a) It has the full power and authority and the legal right to make, deliver and perform, and it has taken (and any party for whom it acts hereunder has taken) all necessary action, to authorize the execution, delivery and performance of this Joinder Agreement and the Intercreditor Agreement, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Joinder Agreement and the Intercreditor Agreement, and no consent or authorization of, filing with, or other act by or in respect of any third party or Governmental Authority, is required in connection herewith or therewith.

                  (b) This Joinder Agreement and the Intercreditor Agreement constitutes the legal and binding obligation of the New First Lien Claimholder Representative.

                  (c) The execution, delivery and performance by the New First Lien Claimholder Representative of this Joinder Agreement and the Intercreditor Agreement do not and will not conflict with or result in any breach or contravention of any New Agreement, any existing First Lien Credit Documents or the Indenture.

                  (d) Attached hereto as ATTACHMENT 1 are copies of the agreements and other documents (the "NEW AGREEMENTS") executed and delivered with respect to or otherwise governing the New First Lien Obligations, which are required to have been delivered pursuant to the Intercreditor Agreement. Except as otherwise provided in the Intercreditor Agreement, the New Agreements will evidence and govern all New First Lien Obligations between the applicable Grantor and the New First Lien Claimholder Representative, and there are no other agreements or other understandings with respect to the New First Lien Obligations affecting the Common Collateral between such Grantor and the New First Lien Claimholder Representative.

                  (e) The New Agreements create for the benefit of the New First Lien Claimholder Representative a valid and perfected security interest in the Common Collateral securing the New First Lien Obligations, and all filings and other actions necessary or desirable to perfect or protect such security interest have been duly taken or arrangements therefor satisfactory to the New First Lien Claimholder Representative have been made, subject to no prior Liens other than those created in favor of the Second Lien Collateral Trustee, the existing First Lien Claimholder Representative, the First Lien Claimholders or any Liens prior to any of the foregoing, and as otherwise not prohibited by any First Lien Credit Documents in existence immediately prior to the date hereof.

                  2.3 Parent Representations and Warranties. Parent represents and warrants to each Person party to this Joinder Agreement and the Intercreditor Agreement the following:

                  (a) It has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Joinder Agreement, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Joinder Agreement and the Intercreditor Agreement, and no

                                   EXHIBIT Q-2
consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith (except Lien filings done concurrently).

                  (b) This Joinder Agreement constitutes the legal and binding obligation of Parent.

                  (c) The execution, delivery and performance by Parent of this Joinder Agreement do not and will not conflict with or result in any breach or contravention of any New Agreement, any First Lien Credit Document or any Second Lien Credit Document.

                  (d) No event has occurred and is continuing that would constitute a default or an event of default under the existing First Lien Credit Documents or the Second Lien Credit Documents.

                  (e) Parent and any other applicable Grantor have performed in all material respects all agreements and satisfied all conditions which the Intercreditor Agreement provides shall be performed or satisfied by it on or before the date of this Joinder Agreement.

                  (f) The New Agreements create for the benefit of the New First Lien Claimholder Representative a valid and perfected security interest in the Common Collateral securing the New First Lien Obligations, and all filings and other actions necessary or desirable to perfect or protect such security interest have been duly taken or arrangements therefor satisfactory to the New First Lien Claimholder Representative have been made, subject to no prior Liens other than those created in favor of the Second Lien Collateral Trustee, the existing First Lien Claimholder Representative, the First Lien Claimholders or any Liens prior to any of the foregoing, and as otherwise not prohibited by any First Lien Credit Documents in existence immediately prior to the date hereof.

                  SECTION 3.  LIEN PRIORITIES AMONG FIRST LIEN CLAIMHOLDERS.

                  3.1 Pari Passu. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the existing First Lien Obligations granted on the Common Collateral or of any Liens securing the New First Lien Obligations granted on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law, each of the New First Lien Claimholder Representative, on behalf of itself and the New First Lien Claimholders, and each existing First Lien Claimholder Representative, on behalf of itself and the existing First Lien Claimholders it represents, hereby agrees that any Lien on the Common Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any existing First Lien Claimholder Representative or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall rank pari passu with respect to all other First Lien Claimholders in all respects. All Liens on the Common Collateral securing any existing First Lien Obligations shall be and remain pari passu with all Liens on the Common Collateral securing any New First Lien Obligations for all purposes.

                  3.2 Additional Collateral. Parent shall not, and shall not permit any Guarantor Subsidiary to, grant or permit any additional Liens on any asset to secure any New First Lien Obligation unless it has also granted a Lien on such asset to secure the existing First Lien Obligations; and to the extent any of the existing First Lien Obligations are not secured by Liens in any such asset, Parent shall grant, convey and assign, and shall cause the applicable Guarantor Subsidiary to grant, convey and assign, a Lien on such asset to secure the existing First Lien Obligations.

                  3.3 No Warranties or Liability. Each of the New First Lien Claimholder Representative, on behalf of itself and the New First Lien Claimholders, and each existing First Lien Claimholder Representative, on behalf of itself and the First Lien Claimholders it represents, acknowledges and agrees that each of the parties hereto (other than Parent) has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of its respective First Lien Credit Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon, except as set forth in this Joinder Agreement and the Intercreditor Agreement. Except as provided herein or in the Intercreditor Agreement, each of the New First Lien Claimholder Representative and the existing First Lien Claimholder Representative, on behalf of the First Lien Claimholders, will be entitled to manage and supervise its loans, other extensions of credit or other accommodations under its respective First Lien Credit Documents in accordance with the terms thereof, applicable law and as it may otherwise deem appropriate.

                                   EXHIBIT Q-3

                  3.4  Payments and Sharing.

                  (a) Subject to the terms of this Joinder Agreement, any amounts realized with respect to Common Collateral in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by a First Lien Claimholder Representative, first, to pay for its expenses in connection with such sale or disposition pursuant to the First Lien Credit Documents to which it is a party, and second, to the First Lien Claimholders based on their Pro Rata Share(s) of the First Lien Obligations. If any First Lien Claimholder Representative receives any such amounts in connection with the exercise of any right or remedy relating to the Common Collateral (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of the Pro Rata Share of its represented First Lien Claimholders, such First Lien Claimholder Representative shall immediately (a) notify each other First Lien Claimholder Representative of such fact, and (b) immediately purchase for the benefit of its represented First Lien Claimholders from each other First Lien Claimholder Representative such participations in the applicable First Lien Obligations held by its represented First Lien Claimholders as shall be necessary to cause such purchasing First Lien Claimholder Representative to share the excess payment in respect of such First Lien Obligations in accordance with each First Lien Claimholder's Pro Rata Share; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing First Lien Claimholder Representative or any of its represented First Lien Claimholders, such purchase shall to that extent be rescinded and the other First Lien Claimholders shall repay to the purchasing First Lien Claimholder Representative, for distribution to itself and its represented First Lien Claimholders, the amount that was so recovered from them. Parent agrees, on behalf of itself and any applicable Grantor, that any First Lien Claimholder Representative so purchasing a participation from another First Lien Claimholder Representative may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such First Lien Claimholder Representative were the direct creditor of the applicable Grantor in the amount of such participation.

                  (b) The existing First Lien Claimholder Representative, in coordination with any New First Lien Claimholder Representative, will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 3.4 and will in each case notify the First Lien Claimholders following any such purchases or repayments. Each First Lien Claimholder Representative that purchases a participation pursuant to this Section 3.4 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under the applicable First Lien Credit Documents with respect to the portion of the First Lien Obligations purchased to the same extent as though the purchasing First Lien Claimholder Representative were the original owner of the First Lien Obligations purchased.

                  (c) Notwithstanding the foregoing, neither the existing First Lien Claimholder Representative nor any existing First Lien Claimholder shall be required to purchase any participation from any New First Lien Claimholder Representative or New First Lien Claimholder whose Lien in any portion of the Common Collateral with a value (determined by the existing First Lien Claimholder Representative based on instructions from its represented First Lien Claimholders pursuant to the terms of the First Lien Credit Documents to which they are party) in excess of $500,000 has been found to be invalid, unperfected, a preference or other imperfection rendering it unenforceable or otherwise junior to the interests of creditors with Liens junior to those of the parties to the Intercreditor Agreement or the Joinder Agreement.

                  3.5 Rights and Duties.

                  (a) Each of the existing First Lien Claimholder Representative and the New First Lien Claimholder Representative may execute any documents or instruments necessary to release any Lien encumbering any item of Common Collateral that is the subject of a sale or other disposition, or otherwise perform such actions or exercise such remedies with respect to the Common Collateral, as permitted under the First Lien Credit Documents, or as otherwise consented to by the Majority Creditors and permitted under this Joinder Agreement and the Intercreditor Agreement.

                  (b) Neither the existing First Lien Claimholder Representative nor the New First Lien Claimholder Representative shall release, substitute, exercise any right or remedy, or take any other action with respect to all or any part of the Common Collateral without the prior consent of the Majority Creditors (except that if the existing First Lien Credit Documents require a higher percentage vote for such

                                   EXHIBIT Q-4
actions, Majority Creditors shall be deemed to require such higher percentage vote of existing First Lien Claimholders), except as permitted under this
Section 3.5. In the event of a foreclosure on any of the Common Collateral pursuant to a public or private sale, each existing First Lien Claimholder Representative, the New First Lien Claimholder Representative or any First Lien Claimholder may be the purchaser of any or all of such Common Collateral at any such sale.

                  (c) The Majority Creditors may direct the First Lien Claimholder Representatives to release, substitute, exercise of any right or remedy, or take any other action with respect to all or any part of the Common Collateral, including any foreclosure or other enforcement action (except that if the existing First Lien Credit Documents require a higher percentage vote for such actions, Majority Creditors shall be deemed to require such higher percentage vote of existing First Lien Claimholders). Except as otherwise provided in this Joinder Agreement or any First Lien Credit Document, directions given by the Majority Creditors hereunder shall be binding on all First Lien Claimholders. Neither any First Lien Claimholder Representative nor the New First Lien Claimholder Representative shall be required to seek the vote of all First Lien Claimholders to the extent it has already received the prior consent of the Majority Creditors for any actions contemplated hereunder.

                  (d) Each First Lien Claimholder Representative and the New First Lien Claimholder Representative agrees that it shall give prompt notice to one another of any actions to be taken pursuant to the instructions of the Majority Creditors to enforce any First Lien Credit Document; provided, however, that the failure to give any such notice shall not impair the right of either representative to take any such action or the validity or enforceability under this Joinder Agreement of the action so taken in compliance herewith.

                  (e) Nothing contained in this Joinder Agreement shall affect the rights of any First Lien Claimholder to accelerate or make demand for payment of their respective First Lien Obligations under their First Lien Credit Documents.

                  SECTION 4. Amendments to New Agreements. Without the prior written consent of the existing First Lien Claimholder Representative, no New Agreement may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any New Agreement, would contravene the provisions of this Joinder Agreement, the Intercreditor Agreement, the First Lien Credit Documents or the Second Lien Credit Documents. The New First Lien Claimholder Representative agrees that each New Agreement relating to the Common Collateral shall include the following language (or language to similar effect approved by the existing First Lien Claimholder Representative(s)):

                  "Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Name of New First Lien Claimholder Representative] pursuant to this Agreement and the exercise of any right or remedy by [Name of New First Lien Claimholder Representative] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December _____, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among [Name(s) of existing First Lien Claimholder Representative(s)], as existing First Lien Claimholder Representative, State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee, Sanmina-SCI Corporation and certain other persons party or that may become party thereto, and the Joinder Agreement relating thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the Joinder Agreement, on the one hand, and this Agreement, on the other hand, the terms of the Intercreditor Agreement and the Joinder Agreement shall govern and control."

                  SECTION 5. Limitation on Liability. None of the existing First Lien Claimholder Representative(s), the First Lien Claimholders, the New First Lien Claimholder Representative, New First Lien Claimholders, nor any of their respective officers, directors, employees, affiliates, agents or attorneys-in-fact shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Joinder Agreement or the Intercreditor Agreement except for its or their own gross negligence or willful misconduct. No such Person shall be responsible in any manner for any recitals, statements, representations or warranties made by

                                   EXHIBIT Q-5

Parent, any of its Subsidiaries or any officer thereof contained in any of the First Lien Credit Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the existing First Lien Claimholder Representative(s) or the New First Lien Claimholder Representative under or in connection with this Joinder Agreement or the Intercreditor Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Joinder Agreement or the Intercreditor Agreement, or for any failure of Parent or any of its Subsidiaries to perform its obligations hereunder or under any other First Lien Credit Document, or for the perfection or priority of any Lien or the existence or state of, or title to, any of the Common Collateral. No such Person shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Joinder Agreement, the Intercreditor Agreement or any First Lien Credit Document on the part of Parent or any of its Subsidiaries or to inspect the properties, books or records of Parent or any of its Subsidiaries. The agreements in this Section 5.1 shall survive the payment of the First Lien Obligations and the termination of this Joinder Agreement.

                  SECTION 6.  MISCELLANEOUS.

                  6.1 Conflicts. In the event of any conflict between the provisions of this Joinder Agreement and the provisions of the New Agreements, the provisions of this Joinder Agreement and the Intercreditor Agreement shall govern.

                  6.2 Effectiveness; Continuing Nature of this Joinder Agreement; Severability. This Joinder Agreement shall become effective when executed and delivered by the parties hereto in accordance with its terms and conditions. The New First Lien Claimholder Representative hereby waives any right it may have under applicable law to revoke this Joinder Agreement or the Intercreditor Agreement, or any of the provisions of this Joinder Agreement or the Intercreditor Agreement except in accordance with its terms. The terms of this Joinder Agreement and the Intercreditor Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. This Joinder Agreement shall terminate either in accordance with its terms or upon termination of the Intercreditor Agreement.

                  6.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Joinder Agreement by any existing First Lien Claimholder Representative or the New First Lien Claimholder Representative shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Parent shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Joinder Agreement except to the extent its rights are directly affected (including any amendment to Parent's ability to cause additional obligations to constitute First Lien Obligations).

                  6.4 Further Assurances. Parent and the New First Lien Claimholder Representative agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the existing First Lien Claimholder Representative may reasonably request to effectuate the terms of and the lien priorities contemplated by this Joinder Agreement and the Intercreditor Agreement.

                  6.5 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be sent and deemed to have been given in accordance with Section 8.8 of the Intercreditor Agreement. For the purposes hereof, the address of the existing First Lien Claimholder Representative(s) shall be [____________], and the address of the New First Lien Claimholder Representative shall be[____________], in each case, or at such other address as shall be designated by it in writing to the other Persons party hereto and to the Intercreditor Agreement.

                  6.6 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 6.5 above. Service so made shall be deemed to be completed four Business Days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION

                                   EXHIBIT Q-6

BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS JOINDER AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                  6.7 Governing Law. This Joinder Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

                  6.8 Binding on Successors and Assigns. This Joinder Agreement shall be binding upon each of the parties hereto and their respective successors and assigns.

                  6.9 Section Titles. The section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Joinder Agreement.

                  6.10 Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

                  6.11 No Third Party Beneficiaries. This Joinder Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto, each of the parties to the Intercreditor Agreement and the First Lien Claimholders, and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

                  (remainder of page intentionally left blank)

                                   EXHIBIT Q-7

                  IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of this ____ day of ______________,
______.

                                      NEW FIRST LIEN CLAIMHOLDER REPRESENTATIVE:
                                      [                     ]

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      Address:

                                      PARENT:

                                      SANMINA-SCI CORPORATION

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      FIRST LIEN CLAIMHOLDER REPRESENTATIVE:
                                      [                     ]

                                      By:_____________________________________
                                         Name:
                                         Title:

                                   EXHIBIT Q-8

                                  ATTACHMENT 1

                              TO JOINDER AGREEMENT

                                   EXHIBIT Q-9